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                                                                    EXHIBIT 10.1

                      3/04 SENIOR SECURED CREDIT AGREEMENT

                                    Preamble

         This 3/04 Senior Secured Credit Agreement (the "3/04 CREDIT AGREEMENT" and as it may be supplemented, amended or restated, the "CURRENT CREDIT AGREEMENT" or, within itself, this "AGREEMENT"), whose effective date (the "EFFECTIVE DATE") is March 22, 2004, among SUNSET FINANCIAL RESOURCES, INC. (the "COMPANY"), a Maryland corporation with its principal office at 4231 Walnut Bend, Jacksonville, Florida 32257, JPMORGAN CHASE BANK ("JPMORGAN"), a New York banking corporation, acting herein as a Lender (as defined in SECTION 1.2) and agent and representative of the other Lenders (in that capacity JPMorgan is called the "AGENT"), and such other Lenders as may from time to time be party to this Agreement, recites and provides as follows:

                                    Recitals

         The Company has asked the Lenders and the Agent to establish a $250 million senior, secured, revolving line of credit for warehousing the Company's Prime and Alt-A Single-family first lien mortgage loans, with availability of 100% of the Aggregate Committed Sum to finance Dry Loans and limited availability for Wet Loans (40% of the Aggregate Committed Sum for the first and last five Business Days of the month and 30% on other days), Jumbo Loans and Super Jumbo Loans (75%, with Super Jumbo Loans further limited to 10%, of the Aggregate Committed Sum), non-owner occupied Mortgage Loans (5% of the Aggregate Committed Sum) and Townhouse or Condo Mortgage Loans (5% of the Aggregate Committed Sum)(capitalized terms used in these recitals being defined above or in SECTION 1), and the Lenders and the Agent have agreed to do so on the terms and subject to the conditions of this Agreement.

         In addition, if and when JPMorgan is no longer the only Lender (as it is on the Effective Date), JPMorgan has agreed to provide a separate revolving swing line of credit to initially and temporarily finance the Company's borrowings pending their funding by all of the Lenders pursuant to this Agreement.

         The Lenders' and Agent's agreement to establish and continue the credit line and JPMorgan's agreement to establish and continue the swing line are each made upon and subject to the terms and conditions of this Agreement. If there is any conflict or inconsistency between these recitals and the following agreements, the latter shall govern and control. If there is any conflict or inconsistency between any of the terms or provisions of this Agreement and any of the other Facilities Papers, this Agreement shall govern and control. If there is any conflict between any provision of this Agreement and any later supplement, amendment, restatement or replacement of it, the latter shall govern and control.

                                   Agreements

         In consideration of the premises, the mutual agreements stated below and other good and valuable consideration paid by each party to each other party to this Agreement, the receipt and sufficiency of which each hereby acknowledges, the parties hereby agree as follows.

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                                 1 DEFINITIONS

         1.1. Defined Terms. Except where otherwise specifically stated, capitalized terms used in this Agreement and the other Facilities Papers have the meanings assigned to them below or elsewhere in this Agreement.

         1.2. Definitions of General Application. The terms defined in this Section are generally applicable. For convenience of reference, defined terms relating only to the calculation and payment of interest are defined in SECTION 1.3.

         "3/04 CREDIT AGREEMENT" is defined in this Agreement's preamble.

         "ACCELERATION DATE" is defined in the definition of "Maturity Date".

         "ADJUSTED TANGIBLE NET WORTH" means, on any day:

                  (a) the excess of the Company's total assets over total liabilities on that day -- including assets and liabilities of its wholly-owned subsidiaries -- each being determined in accordance with GAAP consistent with the accounting principles applied in the preparation of the Financial Statements referred to in SECTION 8.4;

         less     (b)      the value  included in the  Financial  Statements
         referred to in SECTION 8.4 for mortgage loan servicing rights and capitalized excess mortgage loan servicing fees;

         less     (c)      aggregate  investments in Subsidiaries and Affiliates
         included in the Financial Statements referred to in SECTION 8.4;

         less     (d)      net total advances to Subsidiaries and Affiliates
         outstanding;

         less     (e)      goodwill and all other assets not supported by or
         representative of a tangible asset, which intangible assets would be deemed by HUD to be unacceptable for the purpose of calculating adjusted net worth in accordance with HUD requirements in effect as of such day;

         plus     (f)      a value for the capitalized mortgage loan servicing
         rights (if any) excluded in clause (b) above that is an amount equal to the lesser of (i) sixty-five percent (65%) of the value of such capitalized mortgage loan servicing rights as determined by the most recent appraisal thereof approved by the Agent and (ii) sixty-five basis points (0.65%) of the unpaid principal balance of the portfolio of Serviced Loans in respect of such capitalized mortgage loan servicing rights;

         plus     (g)      Qualified Subordinated Debt to the extent due thirty
         (30) days or more after the Maturity Date.

         "ADVANCE" means a disbursement by the Lenders under the Loan in accordance with the terms of this Agreement -- including initial disbursements, readvances of funds previously

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advanced to the Company and repaid to the Lenders and protective advances made without any requirement for any Request for Borrowing -- and is a correlative of "Borrowing": a Borrowing from the Lenders' and the Agent's point of view. Where "Swing Line" prefaces "Advance", then it means an Advance by JPMorgan under the Swing Line. Each Advance shall be classified by the Agent as of its initial funding date (or, for Advances made to fund Wet Loans to the extent of the Collateral Values of such Wet Loans as they convert to Dry Loans, on their conversion date) as one or the other of the following Types:

         (i) a Single-family Warehouse Advance (i.e., an Advance made to finance Dry Loans); or

         (ii) a Wet Warehousing Advance.

         "ADVANCE RATE" is defined in the definition of "Collateral Value".

         "AFFILIATE" means and includes, with respect to a specified Person, any other Person:

         (a) that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the specified Person (in this definition only, the term "CONTROL" means having the power to set or direct management policies, directly or indirectly);

         (b) that is a director, trustee, partner, member or executive officer of the specified Person or serves in a similar capacity in respect of the specified Person;

         (c) of which the specified Person is a director, trustee, partner, member or executive officer or with respect to which the specified Person serves in a similar capacity and over whom the specified Person, either alone or together with one or more other Persons similarly situated, has Control;

         (d) that, directly or indirectly through one or more intermediaries, is the beneficial owner of ten percent (10%) or more of any class of equity securities -- which does not include any MBS -- of the specified Person; or

         (e) of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities of the specified Person.

         "AGED LOAN" is defined in the definition of "Long Warehoused (Aged) Loan".

         "AGENCY" means Ginnie Mae, Fannie Mae, Freddie Mac, HUD, FHA or VA.

         "AGENT" is defined in this Agreement's preamble.

         "AGENT'S FEE" is defined in SECTION 5.8.

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         "AGGREGATE COMMITTED SUM" means, on any day, the lesser of (a) the
Maximum Aggregate Commitment for that day as stated in SCHEDULE MAC in effect for that day, and (b) the aggregate of the Lenders' individual Committed Sums for that day as stated in the definition of "Committed Sum" below.

         "AGREEMENT" is defined in this Agreement's preamble.

         "ALT-A LOAN" means a first Lien Single-family Loan that has a FICO score of at least 630 and that satisfies the underwriting guidelines of, and is eligible for purchase by, an investor approved by the Agent.

         "APPRAISAL" means an appraisal by a licensed appraiser selected in accordance with Agency guidelines and not identified to the Company as an unacceptable appraiser by an Agency, and who is experienced in estimating the value of property of that same type in the community where it is located, and who -- unless approved by the Agent on a case-by-case basis -- is not a director, officer or employee of the Company or any Affiliate of the Company, or related as a parent, sibling, child or first cousin to any of the Company's or any such Affiliate's respective directors or officers or any of their spouses, a signed copy of the written report of which appraisal is in the possession of the Company or its Servicer.

         "AUTHORIZED COMPANY REPRESENTATIVE" means a representative of the Company duly designated by all requisite corporate action to execute any certificate, schedule or other document contemplated or required by this Agreement or the Custody Agreement on behalf of the Company and as its act and deed. A list of Authorized Company Representatives current as of the Effective Date is attached as SCHEDULE AR. The Company will use its best efforts to provide an updating list of Authorized Company Representatives to the Agent and the Custodian promptly following each addition to or subtraction from such list, and the Agent, the Lenders and the Custodian shall be entitled to rely on each such list until such an updating list is received by the Agent and the Custodian.

         "BASIC PAPERS" means all of the Loan Papers that must be delivered to the Custodian -- in the case of Wet Loans, on or before the seventh (7th) Business Day after the related Advance -- in order for any particular item of Collateral to be Eligible Collateral and have Collateral Value. EXHIBIT C to the Custody Agreement lists the Basic Papers, and reference is here made to the Custody Agreement for that listing.

         "BOOK SINGLE-FAMILY COLLATERAL VALUE" is defined in the definition of "Collateral Value".

         "BORROWING" is a correlative of "Advance": an Advance from the Company's point of view. Where "Swing Line" prefaces "Borrowing", then it means a Borrowing from JPMorgan under the Swing Line. Where "Wet Warehousing" prefaces "Borrowing", then it means a Borrowing under the Wet Warehousing Sublimit.

         "BORROWING BASE" means, on any day, the sum of the Collateral Values of all Eligible Collateral then Pledged to the Agent.

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         "BROKER'S PRICE OPINION" means the written opinion of the value of a tract or parcel of Single-family residential real property securing a Mortgage Loan, issued by a real estate broker duly licensed as such by the jurisdiction in which the subject property is located and that is not an Affiliate of the Company or of any of the Company's or its Subsidiaries' or Affiliates' directors of officers and is not an employee of any of them, selected reasonably and in good faith by the Company.

         "BUSINESS DAY" means any day when both (1) the Agent's main branch in Houston, Texas is open for regular commercial banking business and (2) federal funds wire transfers can be made.

         "CASH EQUIVALENTS" means and includes, on any day:

         (a) any evidence of debt issued by the United States government, or guaranteed as to the timely payment of principal and interest by the United States government, and maturing twelve (12) months or less after that day;

         (b) commercial paper issued by a corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States of America or of the District of Columbia, rated A-1 by Standard & Poor's (a division of The McGraw-Hill Companies, Inc.), P-1 by Moody's Investors Service, Inc. or the equivalent rating by another nationally-recognized ratings service acceptable to the Agent, and having a stated maturity date nine (9) months or less after its issue date;

         (c) any certificate of deposit or banker's acceptance issued by a commercial bank that is a member of the Federal Reserve System and has a combined unimpaired capital and surplus and unimpaired undivided profits of not less than Five Hundred Million Dollars ($500,000,000), and maturing not more than twelve (12) months after that day; and

         (d) any repurchase agreement (i) entered into with any Federal Reserve System member commercial bank of the size referred to in CLAUSE c above and (ii) secured by any obligation of the type described in any of CLAUSES (a)-(c) above and (iii) having a market value on its date of at least one hundred percent (100%) of the repurchase obligation of that commercial bank.

         "CENTRAL ELEMENTS" means and includes the value of a substantial part of the Collateral; the prospects for repayment of each portion of the Loan, both principal and interest, when due; the validity or enforceability of this Agreement, any Senior Credit Note or other Facilities Papers and, as to any Person referred to in any reference to the Central Elements, such Person's property, business operations, financial condition and ability to fulfill its obligations under this Agreement or any other Facilities Papers, each taken as a whole, and such Person's prospects of continuing in business as a going concern.

         "CHANGE OF EXECUTIVE MANAGEMENT" means the occurrence of any event after which, without the Agent's prior written consent, any of John Bert Watson, Thomas G. Manuel, Byron L. Boston or Mike Pannell shall cease for any reason whatsoever, including death or disability, to

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be, and to continuously perform the duties of, President and Chief Executive
Officer, Chief Operating Officer, Chief Investment Officer and Chief Financial Officer, respectively, of the Company or, if such cessation shall occur as a result of death or disability, no successor satisfactory to the Agent, in its reasonable judgment, shall have become, and shall have commenced to perform the duties of, President and Chief Executive Officer, Chief Operating Officer, Chief Investment Officer and Chief Financial Officer, respectively, of the Company within ninety (90) days after such cessation; provided that if any such satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, then the name of such successor or successors shall be deemed to have been inserted in place of John Bert Watson, Thomas G. Manuel, Byron L. Boston or Mike Pannell, as applicable, in this definition.

         "COLLATERAL" is any or all collateral (as the context requires) for the
Obligations: Pledged Loans, their security, their related Loan Papers and the right to recover under the related Hazard Insurance Policies, consisting of the "SINGLE-FAMILY COLLATERAL", which means Pledged Loans, their security, their related Loan Papers and the right to recover under the related Hazard Insurance Policies.

         "COLLATERAL CONFIRMATION AGREEMENT" means a collateral confirmation agreement in the form attached as EXHIBIT E to the Custody Agreement or another form acceptable to the Custodian, duly executed by an Authorized Company Representative and delivered to the Custodian (1) listing Mortgage Loans being Pledged to the Agent (or, in the case of Dry Loans already pledged as Wet Loans, listing Mortgage Loans whose Basic Papers are being delivered to the Agent) concurrently with the delivery to the Custodian of such collateral confirmation agreement by Company loan number and showing for each the Customer name and original loan amount, (2) certifying that, for each such Pledged Loan, the Basic Papers have been executed and delivered by all appropriate Persons and such Pledged Loan has been originated, closed, funded and sold and assigned to the Company and (3) certifying that the Basic Papers for such Mortgage Loan have been shipped to the Custodian or (in the case of Wet Loans) are in the possession of its closer, the Company or the Company's Servicer for such Pledged Loan, and that (for all Pledged Loans) one of the latter has possession of the Supplemental Papers therefor.

         "COLLATERAL RECORDS" means books, records, ledger cards, files, papers, documents, instruments, certificates, appraisal reports journals, reports, correspondence, customer lists, information and data that describes, catalogs or lists such information or data, computer printouts, media (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage media or systems) and related data processing software (subject to any licensing restrictions) and similar items that at any time evidence or contain information relating to any of the Collateral, and other information and data that is used or useful for managing and administering the Pledged Loans, together with the nonexclusive right to use (in common with the Company and any other secured party that has a valid and enforceable security interest therein and that agrees that its security interest is similarly nonexclusive) the Company's operating systems to manage and administer any of the Collateral and any of the related data and information described above, or that otherwise relates to the Collateral, together with the media on which the same are stored to the extent stored with material information or data that relates to property other than the Collateral (tapes, discs, cards, drives, flash memory or any other kind of

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physical or virtual data or information storage media or systems), and the
Company's rights to access the same, whether exclusive or nonexclusive, to the extent that such access rights may lawfully be transferred or used by the Company's permittees, and any computer programs that are owned by the Company (or licensed to the Company under licenses that may lawfully be transferred or used by the Company's permittees) and that are used or useful to access, organize, input, read, print or otherwise output and otherwise handle or use such information and data.

             "COLLATERAL SUPPORT" means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and includes any security agreement or other agreement granting a lien or security interest in such real or personal property, including:

         (a) all Loan Papers, whether now owned or hereafter acquired, related to, and all private mortgage insurance on, any Pledged Loans, and all renewals, extensions, modifications and replacements of any of them;

         (b) all rights, liens, security interests, guarantees, insurance agreements and assignments accruing or to accrue to the benefit of the Company in respect of any Pledged Loan;

         (c) all of the Company's rights, powers, privileges, benefits and remedies under each and every paper now or hereafter securing, insuring, guaranteeing or otherwise relating to or delivered in connection with any Pledged Loan, including all guarantees, lien priority agreements, security agreements, deeds of trust, collateral assignments, subordination agreements, negative pledge agreements, loan agreements, management agreements, development agreements, design professional agreements, payment, performance or completion bonds, title and casualty insurance policies and mortgage guaranty or insurance contracts;

         (d) all of the Company's rights, to the extent assignable, in, to and under any and all commitments issued by (i) Ginnie Mae, Fannie Mae, Freddie Mac, another mortgage company or any other investor or any lender or securities issuer to guarantee, purchase or invest in any of the Pledged Loans or any MBS based on or backed by any of them or (ii) any broker or investor to purchase any MBS, whether evidenced by book entry or certificate, representing or secured by any interest in any of the Pledged Loans, together with the proceeds arising from or pursuant to any and all such commitments;

         (e) all rights under every Hazard Insurance Policy relating to real estate securing a Pledged Loan for the benefit of the creditor of such Pledged Loan, the proceeds of all errors and omissions insurance policies and all rights under any blanket hazard insurance policies to the extent they relate to any Pledged Loan or its security and all hazard insurance or condemnation proceeds paid or payable with respect to any of the Pledged Loans and/or any of the property securing payment of any of the Pledged Loans or covered by any related instrument;

         (f) all present and future claims and rights of the Company to have, demand, receive, recover, obtain and retain payments from, and all proceeds of any nature paid or payable by, any governmental, quasi-governmental or private mortgage guarantor or insurer (including VA, FHA or any other Person) with respect to any of the Pledged Loans; and

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         (g) all tax, insurance, maintenance fee and other escrow deposits or payments made by the Customers under such Pledged Loans (the Agent and the Lenders acknowledge that the Company's rights in such deposits are limited to the rights of an escrow agent and such other rights, if any, in and to such deposits as are accorded by the Pledged Loans and related papers) and all monies, accounts, deposit accounts, payment intangibles and general intangibles, however designated or maintained, constituting or representing so-called "completion escrow" funds or "holdbacks", and being Pledged Loans' proceeds recorded as disbursed but that have not been paid over to the seller of the subject Mortgaged Premises (the purchase of which is financed by such Pledged
Loan), but that are instead being held by the Company or by a third party escrow agent pending completion of specified improvements or landscaping requirements for such Mortgaged Premises.

         "COLLATERAL VALUE" means the value of Eligible Collateral for purposes of this Agreement. Collateral (i) that is not duly Pledged to the Agent, (ii) in which the Agent does not have a first and prior perfected Lien (except that in the case of Wet Loans Pledged to the Agent for seven (7) or less Business Days, the fact that the Agent does not have possession, directly or through the Custodian, of the Basic Papers therefor shall not affect such Wet Loans' Collateral Value) or (iii) that is not Eligible Collateral because it does not satisfy in all material respects one or more of the conditions to eligibility stated for it in this Agreement, shall have zero Collateral Value, and Collateral that at one time satisfied all conditions for eligibility but for which a Disqualifier has occurred shall have zero Collateral Value from the date of that Disqualifier unless and until the Company has cured all applicable Disqualifiers or the Agent has waived them in writing; provided that the reduction for any reason of the Collateral Value of any Collateral that is Pledged to the Agent shall not itself affect or impair the Agent's security interest in that Collateral. Collateral Values of the two types of Eligible Collateral, duly Pledged to the Agent with the Agent having Lien priority and perfection as aforesaid and as to which no such uncured or unwaived Disqualifier has occurred, shall be determined as follows:

         (a) The "SINGLE-FAMILY COLLATERAL VALUE" on any day of any Eligible Single-family Collateral, whether a Dry Loan or a Wet Loan, shall be its "BOOK SINGLE-FAMILY COLLATERAL VALUE", which is the least of:

         (i) ninety-eight percent (98%) of such Pledged Loan's Principal Balance on that day;

         (ii) for a Pledged Loan originated by any Affiliate of the Company, ninety-eight percent (98%) of the loan amount at origination less discount points received by such Affiliate, as stated on the Pledged Loan's HUD-1 Settlement Statement; and

         (iii) for a Pledged Loan directly or indirectly acquired by the Company from a mortgage broker or a correspondent that is not an Affiliate of the Company, ninety-eight percent (98%) of the net purchase price paid therefor by the Company (i.e., net of all origination fees, discounts, refunds and rebates, however and whenever credited or payable to the Company and without regard, however, to any servicing release premium paid by the Company);

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provided that if any Lender shall elect to mark it to market, such Pledged
Loan's Collateral Value for that day shall be the lesser of (x) its Book Single-family Collateral Value or (y) ninety-five percent (95%) of its Market Value on that day.

(b) The Collateral Value of any other type of Collateral shall be as is reasonably determined by the Agent.

The applicable percentage factor (stated above) for determining the value of any particular item of Collateral is the "ADVANCE RATE" for that Collateral. Each of such values shall be as determined by the Agent -- which may accept as correct any value proposed by the Company that is not obviously and materially incorrect on its face -- and each determination by the Agent of Collateral Value (and of each element of each such determination, including Market Value) may be computed using any reasonable averaging, interpolation and attribution method and, absent manifest error, shall be conclusive and binding.

         "COMMITMENT" means, for each Lender, its commitment under SECTION 2.1 to fund its Funding Share of Advances under the Credit Line, limited to such Lender's Committed Sum. Such term also includes JPMorgan's Commitment under
SECTION 2.5 to fund the Swing Line, limited to the Swing Line Limit, upon and subject to the terms of this Agreement.

         "COMMITMENTS CANCELLATION DATE" is defined in the definition of "Termination Date".

         "COMMITTED SUM" means, for any day, the maximum amount a Lender is committed on that day to lend to the Company (or for its account) on a revolving credit basis pursuant to this Agreement, on its terms and subject to its conditions. From the Effective Date of this Agreement through the Termination Date or such other date (if any) when all or any of them is changed by operation of the provisions of any agreement or Legal Requirement, the Committed Sums for the Lenders are as set forth on SCHEDULE LC, as it may be amended and restated from time to time.

         "COMPANY" is defined in this Agreement's preamble.

         "COMPANY CUSTOMER" means any natural person who has applied in writing to the Company for a financial product or service, has obtained any financial product or service from the Company or has a Mortgage Loan that is serviced or subserviced by the Company.

         "COMPANY CUSTOMER INFORMATION" means any information or records in any form (written, electronic or otherwise) containing a Company Customer's personal information or identity, including a Company Customer's name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information and the fact that the Company Customer has a relationship with the Company.

         "CONTINUING LENDER" is defined in SECTION 5.5(b).

         "CREDIT LINE" means the revolving line of credit established by this Agreement and governed by it and the other Facilities Papers.

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         "CUMULATIVE LOAN-TO-VALUE RATIO" means, as to any Single-family Loan, the ratio of:

         (x) the sum of (i) the original principal amount of the Mortgage Note that is Pledged to the Lender and (ii) the original principal sums of all other Mortgage Notes (if any) secured by a mortgage Lien on the same Mortgaged Premises as are the security for such pledged Mortgage Note;

to       (y) the fair market value of such Mortgaged Premises, as such value is shown in the most recent Appraisal or the most recent Current Broker's Price Opinion (whichever is less).

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement for the purpose of hedging the currency risk associated with the Company's and its Subsidiaries' operations and not for speculative purposes.

         "CURRENT APPRAISAL" means an Appraisal dated no earlier than ninety
(90) days (or such longer period, if any, as the Agent shall approve) before the relevant Determination Date.

         "CURRENT BROKER'S PRICE OPINION" means a Broker's Price Opinion dated no earlier than ninety (90) days (or such longer period, if any, as the Agent shall approve) before the relevant Determination Date.

         "CURRENT CREDIT AGREEMENT" is defined in this Agreement's preamble.

         "CUSTODIAN" means JPMorgan, as Custodian under the Custody Agreement, or any successor custodian under the Custody Agreement.

         "CUSTODIAN'S FEES" are the fees to be paid by the Company to the Custodian for its services under the Custody Agreement, as provided for in the Custody Agreement or by a separate agreement. Such fees are separate from and in addition to other fees to be paid to the Agent or the Lenders provided for in this Agreement.

         "CUSTODY AGREEMENT" means the 3/04 Custody Agreement dated as of March 22, 2004 between the Company and JPMorgan, as Custodian, as it may hereafter be supplemented, amended or restated from time to time.

         "CUSTOMER" means and includes each maker of a Mortgage Note and each cosigner, guarantor, endorser, surety and assumptor thereof, and each mortgagor or grantor under a Mortgage, whether or not such Person has personal liability for its payment of the Mortgage Loan evidenced or secured thereby, in whole or in part.

         "DEBT" means, with respect to any Person, on any day, the sum of the following (without duplication):

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         (a) all of that Person's debt or other obligations which, in accordance with GAAP, should be included in determining total liabilities as shown on the liabilities side of that Person's balance sheet for that day;

         (b) all of that Person's debt or other obligations for borrowed money or for the deferred purchase price of property or services, except that non-recourse MBS Debt arising out of transactions structured to qualify for GAAP sale treatment shall be excluded;

         (c) all of any other Person's debt or other obligations for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable -- contingently or otherwise -- to pay or advance money or property as guarantor, surety, endorser or otherwise (excluding such Person's contingent liability as endorser of negotiable instruments for collection in the ordinary course of business), or which such Person has agreed to purchase or otherwise acquire; and

         (d) all debt for borrowed money or for the deferred purchase price of property or services secured by a Lien on any property owned or being purchased by that Person (even though that Person has not assumed or otherwise become liable for the payment of such debt) to the extent that such debt would not be otherwise counted as a liability for purposes of determining that Person's net worth and to the extent that such debt is less than or equal to the net book value of such property;

         (e) obligations of that Person in respect of any exchange traded or over the counter derivative transaction, including, any Hedge Agreement, whether entered into for hedging or speculative purposes;

provided that, for purposes of this Agreement, there shall be excluded from the calculation of Debt for that day both (i) such Person's obligations to pay to another Person any sums collected and held by the subject Person (as loan servicer, escrow agent or collection agent or in a similar capacity) for the account of such other Person, and (ii) the portion of Qualified Subordinated Debt that is not due within one (1) year of that day.

         "DEFAULT" means the occurrence of any event or existence of any condition that, but for the giving of notice, the lapse of time or both, would constitute an Event of Default.

         "DETERMINATION DATE" means the date as of, or for, which a specified characteristic of a Mortgage Loan or other subject matter is being determined for purposes of a provision of this Agreement or another Facilities Paper.

         "DISQUALIFIER" means any of the circumstances or events affecting Collateral that are described on SCHEDULE DQ.

         "DRY LOAN" means a Pledged Loan acquired and owned by the Company that has been closed, funded and qualifies without exception as Eligible Single-family Collateral, including satisfying the requirement that all of its Basic Papers have been delivered to the Custodian.

         "EFFECTIVE DATE" is defined in this Agreement's preamble.

         "ELECTRONIC AGENT" means MERSCORP, Inc. or its successor in interest or assigns.

         "ELECTRONIC TRACKING AGREEMENT" means a written Electronic Tracking Agreement among the Company, the Agent, MERS and the Electronic Agent, in form and substance acceptable to the Company and the Agent, as it may be supplemented, amended, restated or replaced from time to time.

         "ELECTRONICALLY SUBMITTED" means that a Request for Borrowing or a payment is submitted in such an electronic form and format that the Agent is not required to enter any of its data manually.

         "ELIGIBLE ASSIGNEE" is defined in SECTION 13.15(b).

         "ELIGIBLE COLLATERAL" means Collateral that is Pledged to the Agent, eligible to be borrowed against under this Agreement and has Collateral Value, as determined pursuant to this definition. Each item of Collateral that fails or ceases to qualify as Eligible Collateral for any reason shall automatically have zero Collateral Value from and after the date when the first Disqualifier occurs and for so long as it remains disqualified pursuant to the above definition of "Disqualifier".

         "ELIGIBLE SINGLE-FAMILY COLLATERAL" is defined on SCHEDULE EC.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any successor statute, as amended from time to time, and all rules and regulations promulgated under it.

         "EVENT OF DEFAULT" means the occurrence of any of the conditions or events described or referred to in SECTION 11.

         "FACILITIES" means the credit facilities provided for in this Agreement, and in its singular form, "FACILITY", means either (i) the entire (initially) Two Hundred Fifty Million Dollar ($250,000,000) senior secured revolving line of credit provided for herein including the Swing Line or (ii) such line of credit or the Swing Line, whichever the context requires.

         "FACILITIES FEE" is defined in SECTION 5.7.

         "FACILITIES PAPERS" means and includes this Agreement, the Senior Credit Notes (including the Swing Line Note, if any), the Custody Agreement and all security agreements, financing statements and other papers now or hereafter executed evidencing, securing or otherwise relating to the Facilities, and any renewal, extension, rearrangement, increase, supplement, modification or restatement of any of them.

         "FANNIE MAE" means the Federal National Mortgage Association and any successor.

         "FHA" means the Federal Housing Administration and any successor.

         "FICA" means the Federal Insurance Contributions Act.

         "FICO" means Fair, Isaac & Co. and, where used in this Agreement, refers to the credit scoring system developed by that company or to any other Customer credit scoring system whose use by the Company has been specifically approved in writing by the Agent.

         "FILE" means a file in the possession of the Custodian or its designee (other than the Company or an Affiliate of the Company) containing all of the Basic Papers for the relevant type of Collateral.

         "FINANCIAL STATEMENTS" is defined in SECTION 8.4.

         "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation and any successor.

         "FUNDING SHARE" means, for each Lender, that proportion of each Advance that bears the same ratio to the total amount of the Advance as that Lender's Committed Sum bears to the Aggregate Committed Sum.

         "GAAP" means, for any day, generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances for that day. The requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period shall be comparable in all material respects to those applied in an earlier period, with the exception of changes in application to which the Company's independent certified public accountants have agreed and which changes and their effects are summarized in the subject company's financial statements following such changes. If (a) during the term of this Agreement any change(s) in such principles occur(s) which materially changes the meaning or effect of any provision of this Agreement and (b) the Company or the Required Lenders regard such change(s) as adverse to their respective interests, then upon written notice by the Company to the Agent, the parties to this Agreement shall negotiate promptly and in good faith a supplement or amendment to this Agreement to achieve as nearly as possible preservation and continuity of the business substance of this Agreement in light of such change; provided that neither the Agent nor any of the Lenders shall be obligated to commence, continue or conclude any such negotiation or to execute any such supplement or amendment after any Default has occurred (other than a Default caused by such change) and before it has been cured or after any Event of Default has occurred (other than an Event of Default caused by such change) that the Agent has not declared in writing to have been cured or waived.

         "GINNIE MAE" means the Government National Mortgage Association and any successor.

         "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal.

         "HAZARD INSURANCE POLICY" means, with respect to each Pledged Loan, the policy of fire and extended coverage insurance required by SECTION 9.16(b)(1) to be maintained for the related Mortgaged Premises' improvements (and, if the related Mortgaged Premises are located in a federally-designated special flood area, federal flood insurance issued in accordance with the Flood Disaster Protection Act of 1973, as amended from time to time or, if repealed, any superseding legislation governing similar insurance coverage, or similar coverage against loss sustained by floods or similar hazards that conforms to the flood insurance requirements prescribed by Fannie Mae guidelines, which may be provided under a separate insurance policy), which insurance may be a blanket mortgage impairment policy maintained by such Pledged Loan's Servicer in accordance with the terms and conditions of SECTION 9.16(b)(2).

         "HEDGE AGREEMENT" means an Interest Rate Protection Agreement or a Currency Agreement entered into in the ordinary course of the Company's or any of its Subsidiaries' businesses.

         "HUD" means the U.S. Department of Housing and Urban Development and any successor.

         "IN DEFAULT" means that, as to any Mortgage Loan, any Mortgage Note payment or escrow payment is unpaid for thirty (30) days or more after its due date (whether or not the Company has allowed any grace period or extended the due date thereof by any means) or another material default has occurred and is continuing, including the commencement of foreclosure proceedings or the commencement of a case in bankruptcy for any Customer under such Mortgage Loan.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 12(e).

         "INDEMNIFIED PARTIES" is defined in SECTION 12(e).

         "INTEREST RATE PROTECTION AGREEMENT" means, with respect to either (i) any or all of the Pledged Loans or (ii) the Obligations, any short sale of any U.S. Treasury securities, futures contract, mortgage related security, Eurodollar futures contract, options related contract, interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, that is entered into by the Company and a financial institution and is reasonably acceptable to the Agent.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986 or any subsequent federal income tax law or laws, as amended from time to time.

         "INVESTOR LOAN" means a Single-family Loan whose Mortgaged Premises are not occupied by one of the relevant Customers as either his or her primary residence or second home.

         "IPO" means the initial public offering of the Company's stock made in accordance with the preliminary offering memorandum furnished to the Agent without any substantive change that has not been approved by the Agent.

         "JPMORGAN" is defined in this Agreement's preamble.

         "JUMBO LOAN" means a Single-family Loan (whether a Prime Loan or an Alt-A Loan) secured by a first Lien Mortgage whose original principal amount is more than Three Hundred Fifty Thousand Dollars ($350,000) but not more than Six Hundred Fifty Thousand Dollars ($650,000) or, in the case of a Super Jumbo Loan (a Super Jumbo Loan is also a Jumbo Loan), One Million Five Hundred Thousand Dollars ($1,500,000).

         "LATE PLEDGED (SEASONED) LOAN" means a Pledged Loan whose Mortgage Note is dated earlier than ninety (90) days (but not more than one hundred twenty
(120) days) before its Original Pledge Date; provided that the approximately One Hundred Fifty-eight Million Dollars ($158,000,000) in aggregate principal amount of Mortgage Loans initially Pledged to the Agent on or about the Effective Date may have been originated up to one hundred eighty (180) days before their Original Pledge Dates and shall not be considered to be or treated as Late Pledged (Seasoned) Loans.

         "LAW" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including any of the foregoing which relate to environmental standards or controls, energy regulations and occupational safety and health standards or controls) of any (domestic or foreign) arbitrator, court or other Governmental Authority.

         "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, ruling, requirement, order, judgment, rule or regulation (or interpretation of any of them) of any Governmental Authority, and the terms of any license, permit, consent or approval issued by any Governmental Authority.

         "LENDER" means each of JPMorgan and such other Persons, if any, as from time to time with the consent of the other parties to this Agreement shall be a party to this Agreement as a lender. Persons who are currently Lenders on any day shall be listed as Lenders in SCHEDULE LC in effect for that day.

         "LENDER AFFILIATE" means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "LINE" means a line of credit under this Agreement: the Credit Line or the Swing Line.

         "LINE LIMIT" means the maximum principal amount that the Company may borrow and have outstanding under the relevant Line.

         "LIQUIDITY" means the Company's unencumbered cash and Cash Equivalents plus (x) the lesser of the book value or the par value of Eligible Collateral that has either not been pledged to the Agent or any other Person or otherwise encumbered and (y) the sum of the unused borrowing availability under this Agreement or any of the Company's other committed credit agreements to the extent (if any) that the collateral value of Eligible Collateral that has been pledged to secure the Company's debt to the lenders under such credit agreements exceeds the outstanding borrowings thereunder.

         "LOAN" means the loan under this Agreement -- the sum of all Advances under the Credit Line and under the Swing Line outstanding from time to time -- all of which shall be treated and considered as one loan.

         "LOAN PAPERS" means the Mortgage Note and all of the other papers related to the establishment of a Pledged Loan and the creation, perfection and maintenance of its lien and lien priority for a particular item of Collateral, including its Basic Papers and its Supplemental Papers and including any papers securing, guaranteeing or otherwise related to or delivered in connection with any Pledged Loan, in a form acceptable to the Agent (including any guaranties, lien priority agreements, security agreements, mortgages, deeds of trust, collateral assignments of the Company's interest in underlying obligations or security, subordination agreements, negative pledge agreements, loan agreements and title, mortgage, pool and casualty insurance policies), as any such Loan Paper may be supplemented, amended, restated or replaced from time to time.

         "LONG WAREHOUSED (AGED) LOAN" or "AGED LOAN" means a Mortgage Loan whose Original Pledge Date was more than one hundred twenty (120) days, but not more than one hundred eighty (180) days, before the relevant Determination Date (being the date on or for which such Mortgage Loan's Collateral Value is being determined). A Pledged Loan whose Original Pledge Date was more than one hundred eighty (180) days before the relevant Determination Date shall have zero Collateral Value.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MARKET VALUE" means:

         (i) what the Agent reasonably determines the market value of any Pledged Loan to be, taking into account customary factors, including current market conditions and the fact that such Pledged Loan may be sold or otherwise disposed of under circumstances where the Company is in default under this Agreement or where the Company is in default under a relevant Servicing Agreement; or

         (ii) what the Agent reasonably determines the market value of any other property that is Pledged to the Agent to be.

The Agent's determination of Market Value hereunder shall be conclusive and binding upon the parties, absent manifest error.

         "MATURITY DATE" means March 21, 2005, or the earlier date (the "ACCELERATION DATE"), if any, to which maturity of the Senior Credit Notes is accelerated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

         "MAXIMUM AGGREGATE COMMITMENT" means the maximum amount of principal that the Company may have borrowed and outstanding under this Agreement on any day, being the amount set forth in SCHEDULE MAC in effect for that day. The Maximum Aggregate Commitment on the Effective Date is Two Hundred Fifty Million Dollars ($250,000,000), the amount shown on SCHEDULE MAC attached to this Agreement. If and when some or all of the Lenders then party to this Agreement agree in writing to increase their Committed Sums -- or if a new Lender or Lenders joins the syndicate of Lenders, or if there is both such an increase or a new Lender's joinder -- so that the Aggregate Committed Sum exceeds the Maximum Aggregate Commitment then in effect, the Agent shall execute an updated SCHEDULE MAC reflecting the new Maximum Aggregate Commitment (as an amount equal to the new Aggregate Committed Sum) and deliver it to the Company and the Lenders, and that updated SCHEDULE MAC shall thereupon be substituted for and supersede the prior SCHEDULE MAC.

         "MBS" means a mortgage pass-through security, collateralized mortgage obligation, REMIC or other security that (1) is based on and backed by an underlying pool of Mortgage Loans and (2) provides for payment by its issuer to its holder of specified principal installments and/or a fixed or floating rate of interest on the unpaid balance and for all prepayments to be passed through to the holder, whether issued in certificated or book-entry form and whether or not issued, guaranteed, insured or bonded by Ginnie Mae, Fannie Mae, Freddie Mac, an insurance company, a private issuer or any other investor.

         "MERS" means Mortgage Electronic Registration Systems, Inc. or its successors or assigns.

         "MERS DESIGNATED LOAN" means a Pledged Loan registered to the Company on the MERS(R) System.

         "MERS PROCEDURES MANUAL" means the MERS Procedures Manual, as it may be amended from time to time.

         "MERS(R) SYSTEM" means the Electronic Agent's mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

         "MORTGAGE" means a mortgage, deed of trust, deed to secure debt, security deed or other mortgage instrument or similar evidence of lien legally effective in the U.S. jurisdiction where the real property is located to create and constitute a valid and enforceable Lien, subject only to Permitted Encumbrances, on the fee simple or long term ground leasehold estate in improved real property.

         "MORTGAGE ASSIGNMENT" means an assignment of a Mortgage, in form sufficient under the Laws of the U.S. jurisdiction where the real property covered by the Mortgage is located to give record notice of the assignment of the Mortgage, perfect the assignment and establish its priority relative to other transactions in respect of the Mortgage assigned (no Mortgage Assignment is required for any Mortgage that has been originated in the name of MERS and registered under the MERS(R) System.)

         "MORTGAGE LOAN" means any loan evidenced by a Mortgage Note.

         "MORTGAGE NOTE" means a promissory note secured by a Mortgage.

         "MORTGAGED PREMISES" means the Property securing a Pledged Loan.

         "MULTIEMPLOYER PLAN" means any "multiemployer plan", as defined in
Section 4001(a)(3) of ERISA, which is maintained for employees of the Company or any of the Company's Subsidiary.

         "NEW LENDER" is defined in SECTION 5.5(B).

         "NONFUNDING LENDER" is defined in the definition of "Pro Rata".

         "NONRECOURSE DEBT" means debt under Nonrecourse Facilities.

         "NONRECOURSE FACILITY" means and includes both (a) a credit or repurchase facility payable solely from the assets sold or pledged to secure such facility and (b) an MBS payable solely from the assets evidenced by or pledged to secure such MBS, under which facility or MBS no purchaser or creditor has recourse to the Company or any of its Operating Subsidiaries if such assets are inadequate or unavailable to pay off such credit or repurchase facility, and neither the Company nor any of its Operating Subsidiaries effectively has any obligation to directly or indirectly pay any such deficiency.

         "NOTE PAYMENT ACCOUNT" means the Company's non-interest bearing demand deposit account no. 00113329123 to be maintained with JPMorgan and to be used for (a) the Agent's deposits of proceeds of Advances made by the Lenders to the Company, including any Swing Line Advances funded by JPMorgan, and payments constituting the proceeds of principal from any Collateral (other than regular principal and interest payments on the Collateral); (b) the

Agent's deposits of principal and interest payments for the repayment of Advances received from the Company or for the Company's account and (c) only if and when (i) no Default has occurred unless it has been either cured by the Company or waived in writing by the Agent and (ii) no Event of Default has occurred unless the Agent has declared in writing that it has been cured or waived, the Agent's transfer to the Company's designated operating account (or to a controlled disbursement account maintained by the Company with the Agent) of (x) proceeds of Advances for the purposes permitted under this Agreement and
(y) proceeds of sales or other dispositions of released Collateral in excess of the Advance(s) borrowed and then outstanding against such released Collateral. The Note Payment Account is (and shall continuously be) part of the Collateral for the Obligations. The Note Payment Account shall be subject to setoff by the Agent for Pro Rata distribution to the Lenders. The Note Payment Account shall be a blocked account from which the Company shall have no right to directly withdraw funds, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of the Agent, although under the circumstances described in CLAUSE (C) of the first sentence of this definition and subject to the conditions specified in that clause, the Agent shall use diligent and reasonable efforts to cause proceeds of Advances and excess Collateral proceeds that are received as therein described and that are deposited to the Note Payment Account before 3:00 PM on a Business Day to be transferred to an account on which the Company does have withdrawal order authority on that same Business Day or on the Business Day thereafter when the Agent next determines the Lenders' proportionate shares of an Advance or a distribution of Loan principal paid.

         "NOTICES" is defined in SECTION 14.

         "OBLIGATIONS" means all of the Company's present and future debt, obligations and liabilities under or related to this Agreement, any Senior Credit Note or any of the other Facilities Papers, whether for principal, interest, premium, fees, costs, attorneys' fees or other obligation or liability, and whether absolute or contingent, and all renewals, extensions, modifications and increases of any of them.

         "OFFICER'S CERTIFICATE" means a certificate executed on behalf of the Company or another relevant Person by its (or if it is a partnership, its general partner's) Board of Director's Chairman, President, Chief Financial Officer, Treasurer, any of its Executive Vice Presidents or Senior Vice Presidents, its Corporate Secretary, its Controller or such other officer as shall be acceptable to the Agent.

         "OPERATING SUBSIDIARIES" means all Subsidiaries of the Company other than Single-purpose Finance Subsidiaries.

         "ORIGINAL PLEDGE DATE" means the date when a specified item or items of Collateral were first Pledged to the Agent under this Agreement.

         "PERMITTED ENCUMBRANCES" means in respect of the Mortgaged Premises securing a Pledged Loan, (i) tax Liens for real property taxes and government-improvement assessments that are not delinquent; (ii) easements and restrictions that do not materially and adversely affect the title to or marketability of the Mortgaged Premises or prohibit or interfere with the use of the

Mortgaged Premises as a one-to-four family residential dwelling; (iii) reservations as to oil, gas or mineral rights, provided such rights do not include the right to remove buildings or other material improvements on or near the surface of the Mortgaged Premises or to mine or drill on the surface thereof or otherwise enter the surface for purposes of mining, drilling or exploring for, or producing, transporting or otherwise handling oil, gas or other minerals of any kind; (iv) agreements for the installation, maintenance or repair of public utilities, provided such agreements do not create or evidence Liens on the Mortgaged Premises or authorize or permit any Person to file or acquire claims of Liens against the Mortgaged Premises and (v) such other exceptions (if any) as are acceptable under relevant Agency guidelines.

         "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, registered limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations -- whether or not legal entities -- and governments and agencies and political subdivisions of them.

         "PLAN" means an employee pension benefit plan of a type described in
Section 3(2) of ERISA and which is subject to Title IV of ERISA in respect of which the Company is an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGED LOANS" means all Mortgage Loans including all principal thereof and interest thereon from time to time outstanding or paid and all Loan Papers evidencing, securing or otherwise relating to such Mortgage Loans, whether now owned or hereafter acquired, whether or not they initially qualify or continue to qualify as Eligible Collateral:

         (i) that from time to time are Pledged to the Agent or repledged to, deposited with, delivered to, caused to be delivered (or sent) by the Company to, or held by or for, the Agent or the Custodian pursuant to this Agreement or the Custody Agreement (including all Mortgage Loans delivered or caused to be delivered by the Company to the Agent or identified to the Agent as Collateral by any means or method and all Pledged Loans held for the Agent by any securities intermediaries or bailees, and also including all Wet Loans against which any part of any Advance is funded, both before and after the Basic Papers evidencing such Wet Loan come into possession of the Custodian or any other bailee for the Agent or securities intermediary);

         (ii) in respect of which an Advance or another financial accommodation has been or may be made (1) at the Company's request (whether written or oral) made or to be made either before, concurrently with or after the delivery or designation of such property as Collateral, or (2) to preserve Collateral or the priority of the Agent's Lien against Collateral or to otherwise protect the interests of the Lenders in accordance with this Agreement or the other Facilities Papers, including Collateral delivered to the Agent or otherwise identified to the Agent as Collateral when any Advance is outstanding whether or not the Company has submitted a Request for Borrowing with a Submission List on which such new Collateral is listed; and

         (iii) that have not been specifically redeemed by the Company (or its designee) in accordance with SECTION 6.10 or sold to and fully paid for by an investor in accordance with SECTION 6.8;

(although it is not the exclusive method or basis for determining that an Advance has been made against a Pledged Loan, the Agent's inclusion of the Collateral Value of any Pledged Loan in the Borrowing Base at any time when any Advance is outstanding shall be conclusive evidence (absent manifest error) that such Pledged Loan is Collateral.)

         "PLEDGED LOANS CURTAILMENT REPORT" means a written report from the Company to the Agent listing Pledged Loans on which an unscheduled principal payment, prepayment or reduction of more than an amount equal to one regularly scheduled principal and interest installment payment was made in the preceding month, and their resulting new Principal Balances.

         "PLEDGED TO THE AGENT" means mortgaged or pledged to the Agent, as (i) mortgagee and secured party for itself as a Lender and (ii) agent and representative of the other Lenders and, in respect of any investment securities or deposit accounts, also made subject to a control agreement executed by the relevant securities intermediary or depository and the Agent that gives control of such investment securities or deposit account to the Agent (as agent and representative of the Lenders).

         "PRIME LOAN" means a Single-family Loan that is eligible for purchase by Ginnie Mae, Fannie Mae or Freddie Mac under their prime mortgage loan programs, or (if it is a Jumbo Loan) eligible for purchase by another investor approved by the Agent.

         "PRINCIPAL BALANCE" means, for any day, the advanced and unpaid principal balance of a Pledged Loan on that day. If a Pledged Loan is listed in the most current Pledged Loans Curtailment Report, then for purposes of this Agreement, the Principal Balance for that Pledged Loan (absent manifest error) shall be its principal balance as shown in that Pledged Loans Curtailment Report.

         "PRIVACY REQUIREMENTS" means (a) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., (b) federal regulations implementing such act codified at 12 CFR Parts 40, 216, 332 and 573, (c) the Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 CFR Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570 and (d) any other applicable federal, state and local laws, rules, regulations and orders relating to the privacy and security of Company Customer Information, as such statutes, regulations, guidelines, laws, rules and orders may be amended from time to time.

         "PRO RATA" means in accordance with the Lenders' respective ownership interests in the Loan. On any day, the Lenders will each own that portion of the Loan, both principal and accrued interest, and a corresponding undivided interest in all Collateral and all rights to Collateral proceeds equal to that Lender's ownership interest in the Loan, that bears the same ratio to the entire advanced and unpaid principal of the Loan then outstanding as (x) that Lender's Committed Sum bears to the Aggregate Committed Sum if on that day the Lenders are committed to lend under this Agreement or (y) that Lender's aggregate outstanding Advances bears to the aggregate principal amount of the Loan outstanding if on or before that day the Lenders' Commitments have expired or have been terminated and have not been reinstated, subject to this adjustment: if at any time or times when the Lenders' Commitments are outstanding, any Lender fails to fund any of its Funding Share(s) of any Advance (a "NONFUNDING LENDER") and one or more of the other Lenders funds it (electively in accordance with the provisions of SECTION 2.1), then:

         (a) the respective ownership interests of both (i) the Nonfunding Lender and (ii) the Lender (or Lenders) that funded such Funding Share(s), shall be proportionately decreased and increased, respectively, to the same extent as if their respective Committed Sums were changed in direct proportion to the unreimbursed balance outstanding from time to time thereafter of the amount so funded;

         (b) the Nonfunding Lender's share of all future distributions of any payments and prepayments on the Senior Credit Notes shall be paid -- pro rata among them in accordance with their respective unrecovered balances of such Nonfunding Lender's Funding Share(s) -- to the Lender(s) that so funded such Nonfunding Lender's Funding Share(s) until all such funding Lender(s) have been fully repaid the amount so funded; and

         (c) such adjustment shall remain in effect until such time as the Lender(s) that funded such Funding Share(s) have been so fully repaid.

If no other Lender funds any of the Nonfunding Lender's Funding Share, then the Pro Rata ownership interests in the Loan of the Lenders shall be changed, in that case so that each Lender's Pro Rata ownership interest in the Loan is equal to the ratio of that Lender's aggregate outstanding Advances to the aggregate outstanding Advances for all Lenders, but the Nonfunding Lender's share of all subsequent distributions of any payments and prepayments on the Senior Credit Notes shall be paid to the other Lenders -- pro rata among them in the ratio that the Pro Rata ownership interest in the Loan owned by each bears to the aggregate Pro Rata Ownership interests in the Loan of all such other Lenders -- and the Lenders' respective Pro Rata ownership interests in the Loan shall be readjusted after each such payment, until their Pro Rata ownership interests are restored to what they were before any Nonfunding Lender failed to fund. Notwithstanding any such changes in the Lenders' Pro Rata ownership interests in the Loan due to any Lender's failure to fund its Funding Share(s) of any Advance(s), such failure to fund shall not diminish any Lender's Funding Share(s) of subsequent Advances.

         "PROPERTY" means any interest of a Person in any kind of property, whether real, personal or mixed, tangible or intangible, including the Collateral.

         "PUHC ACT" means the Public Utility Holding Company Act of 1935, as amended.

         "QUALIFIED SUBORDINATED DEBT" means Debt of the Company to any Person
(i) the papers evidencing, securing, governing or otherwise related to which Debt impose covenants and conditions on the debtor under them that are no more restrictive or onerous than the covenants and conditions imposed on the Company by this Agreement and (ii) that is subordinated to the Obligations pursuant to a currently effective and irrevocable Subordination Agreement, including standstill and blockage provisions, approved by the Agent.

         "REDEMPTION AMOUNT" means an amount equal to the then current Collateral Value of any item of Collateral to be redeemed, but not less than the then outstanding amount of the Advance made with respect to the Collateral being redeemed, as determined by the Agent.

         "REDEMPTION CALL" means a written notice from the Agent to the Company stating that the Agent has determined that the weighted average FICO score of all pledged Alt-A Loans is less than 680 and calling on the Company to redeem lower FICO score pledged Alt-A Loans to correct such deficiency if and as required by SECTION 6.4.

         "REGULATION D" means Regulation D promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 204, or any other regulation when promulgated to replace the prior Regulation D and having substantially the same function.

         "REGULATION Q" means Regulation Q promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 217, or any other regulation when promulgated to replace the prior Regulation Q and having substantially the same function.

         "REGULATION U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation when promulgated to replace the prior Regulation U and having substantially the same function.

         "REGULATION X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation when promulgated to replace the prior Regulation X and having substantially the same function.

         "REPLACEMENT DATE" is defined in SECTION 5.5(b).

         "REPLACEMENT LENDER" is defined in SECTION 5.5(b).

         "REQUEST FOR BORROWING" means a request for a Borrowing in the form of EXHIBIT B (or in another form approved by the Agent) appropriate to the type of Borrowing being requested, duly completed, with all required attachments and signed by the Company. Each Request for Borrowing shall include this sentence:
"The Company hereby warrants and represents to the Agent and the Lenders that none of the Collateral (including Collateral described or referred to in this request) is pledged to any Person other than the Agent or supports any borrowing or repurchase agreement funding other than Borrowings under the Credit Agreement."

         "REQUIRED LENDERS" means, for any day, the holders of Senior Credit Notes evidencing one hundred percent (100%) of (a) the Aggregate Committed Sum if on that day the Lenders are committed to lend under this Agreement or (b) the aggregate principal amount of the Loan outstanding if on or before that day the Lenders' Commitments have expired or have been terminated and have not been reinstated; provided that if any Lender or Lenders in addition to JPMorgan join in this Agreement, "Required Lenders" shall mean the holders of Senior Credit Notes evidencing sixty-six and two-thirds percent (66-2/3%) or more of (a) the Aggregate Committed Sum if on that day the Lenders are committed to lend under this Agreement or (b) the aggregate principal amount of the Loan outstanding if on or before that day the Lenders' Commitments have expired or have been terminated and have not been reinstated.

         "RETIRING LENDER" is defined in SECTION 5.5(b).

         "SECURITY INSTRUMENTS" means any and all papers now or hereafter executed and delivered by the Company or any other Person as security for the Obligations, or otherwise in connection with them, as those papers may be supplemented, amended, restated or replaced from time to time.

         "SENIOR CREDIT NOTES" means (a) promissory notes dated the date of this Agreement, each to be in substantially the form attached as EXHIBIT A, executed and delivered by the Company, payable to the order of a Lender and in a face principal amount equal to that Lender's Committed Sum, and that shall evidence the Company's obligation to repay to the order of that note's Lender-payee all Advances funded by that Lender and outstanding from time to time, plus accrued interest on that principal, and (b) all renewals, modifications, extensions, increases and rearrangements of such promissory notes and all substitutions or replacements for them or any of them. The Swing Line Note is a Senior Credit Note.

         "SERVICER" means a Person (which may -- or shall -- mean the Company if the context permits -- or requires -- it) retained by the owner (or a trustee for the owner) of Mortgage Loans to service them under a Servicing Agreement.

         "SERVICING AGREEMENT" means, with respect to any Person, the arrangement -- whether or not in writing -- pursuant to which that Person acts as servicer of Mortgage Loans, whether owned by that Person or by others.

         "SERVICING RIGHTS" means all of the Company's rights and interests under any Servicing Agreement, including the rights to (i) service the Serviced Loans that are the subject matter of such Servicing Agreement and (ii) be compensated, directly or indirectly, for doing so.

         "SINGLE-FAMILY" is a preface that means that a Mortgage Loan is secured by a Mortgage covering real property improved by a one-, two-, three- or four-family residence.

         "SINGLE-FAMILY COLLATERAL VALUE" is defined in the definition of "Collateral Value".

         "SINGLE-FAMILY LOAN" means a Mortgage Loan that is secured by a Mortgage covering real property improved by a one-, two-, three- or four-family residence.

         "SINGLE-PURPOSE FINANCE SUBSIDIARY" means a wholly-owned Subsidiary of the Company whose only authorized business is to issue MBS or hold passive investments.

         "SOLVENT" means, for any Person, that (a) the fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its debts as they mature and (c) it does not have unreasonably small capital to conduct its businesses.

         "STATEMENT DATE" means December 31, 2002, the date of the Company's most recent audited Financial Statements for a regular financial reporting period before the Effective Date.

         "STATEMENT DATE FINANCIAL STATEMENTS" is defined in SECTION 8.4.

         "SUBMISSION LIST" means a listing and description in the form of the appropriate attachment to EXHIBIT B (or another form acceptable to the Agent) of Collateral that is being Pledged to the Agent -- and, for each item of Collateral other than Wet Loans, the File is being sent to the Custodian -- by or on behalf of the Company, and or before the date of the related Advance, and for each item of Collateral listed in which the Company has delivered (or is delivering substantially concurrently with such Submission List) to the Custodian a Warehouse Transmission File.

         "SUBORDINATION AGREEMENT" means a written subordination agreement in form and substance satisfactory to and approved by the Agent that subordinates
(x) all present and future debts and obligations owing by the Company to the Person signing the Subordination Agreement to (y) the Obligations under this Agreement and the other Facilities Papers, in both right of payment and lien priority, including standstill and blockage provisions approved by the Agent. A form of Subordination Agreement acceptable for the purposes stated in SECTION 7.1(c) is attached as EXHIBIT C.

         "SUBPRIME LOAN" means a Single-family Loan that is not a Prime Loan or an Alt-A Loan.

         "SUBSIDIARY" means any corporation, association or other business entity (including a trust) in which any Person (directly or through one or more other Subsidiaries or other types of intermediaries), owns or controls:

         (a) more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of its directors, managers or trustees; or

         (b) more than ninety percent (90%) of the total assets and more than ninety percent (90%) of the total equity through the ownership of capital stock (which may be non-voting) or a similar device or indicia of equity ownership.

         "SUPER JUMBO LOAN" means a Jumbo Loan whose original principal amount is more than Six Hundred Fifty Thousand Dollars ($650,000) but not more than One Million Five Hundred Thousand Dollars ($1,500,000) (or such greater amount as shall be approved by the Agent on a case-by-case basis.)

         "SUPPLEMENTAL PAPERS" means the Loan Papers for a particular item of Collateral other than its Basic Papers.

         "SWING LINE" means the short term revolving credit facility provided for in SECTION 2.5 under which the Company may borrow (as "SWING LINE ADVANCES") from JPMorgan to bridge the Company's daily borrowing requirements under the Credit Line.

         "SWING LINE BORROWING DUE DATE" for each Swing Line Borrowing means the fifth (5th) Business Day, or such earlier Business Day as JPMorgan in its sole discretion shall elect, following the Business Day when JPMorgan funds such Borrowing under the Swing Line; provided that JPMorgan agrees not to exercise such discretion to choose a due date in a manner that would materially affect the Company's ability to borrow under this Agreement unless a Default has occurred that has not been cured by the Company or declared in writing by the Agent to have been waived or any Event of Default has occurred that the Agent has not declared in writing to have been cured or waived.

         "SWING LINE LIMIT" means, for any day, the lesser of (x) twenty percent (20%) of the Aggregate Committed Sum for that day and (y) the Aggregate Committed Sum minus the sum of all Advances outstanding on that day, being the maximum principal that may be borrowed and outstanding on that day under the Swing Line.

         "SWING LINE NOTE" is defined in SECTION 2.6. The Swing Line Note evidences and shall evidence the Company's obligation to repay to the order of JPMorgan the principal of all Borrowings funded under the Swing Line and outstanding from time to time, plus accrued interest on that principal.

         "TAXES" means taxes, levies, deductions, imposts, charges or withholdings, excluding, in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, under the Laws of any applicable Governmental Authority.

         "TERMINATION DATE" means the earlier of (i) the last Business Day before the Maturity Date, or (ii) the date (if any) when the Lenders' Commitment to fund Advances under this Agreement is terminated pursuant to this Agreement or by operation of law (the "COMMITMENTS CANCELLATION DATE").

         "TOTAL LIABILITIES" means all liabilities of the Company and its Subsidiaries including Nonrecourse Debt as, in accordance with GAAP, are reflected on the Company's consolidated balance sheet.

         "TOTAL RECOURSE DEBT" means Total Liabilities minus Nonrecourse Debt.

         "TOWNHOUSE OR CONDO MORTGAGE LOAN" means a Mortgage Loan whose related Mortgaged Premises are a townhouse or a condominium unit and its related undivided interest in common elements of the condominium regime.

         "UCC" means the Uniform Commercial Code or similar Laws of the applicable jurisdiction, as amended from time to time.

         "VA" means the Department of Veterans Affairs and any successor.

         "WAREHOUSE TRANSMISSION FILE" means a file containing all information concerning such item of Collateral required by the "Warehouse Transmission File Instructions", as defined and provided for in (and attached as an exhibit to) the Custody Agreement, one of which shall be delivered by the Company to the Custodian for each Pledged Loan on its Original Pledge Date, both by electronic, computer readable transmission in accordance with such Warehouse Transmission File Instructions and by faxing a hard copy thereof to the Custodian.

         "WET LOAN" means a Pledged Loan acquired and owned by the Company:

         (a) that has been closed by a title agency or closing attorney, funded and would qualify without exception as Eligible Collateral except that some or all of its Basic Papers are in transit to, but have not yet been received by, the Custodian so as to satisfy all requirements to permit the Company to borrow against it pursuant to this Agreement without restriction;

         (b) that the Company reasonably expects to fully qualify as Eligible Collateral when the original Basic Papers have been received by the Custodian;

         (c) as to which the Company actually and reasonably expects that such full qualification can and will be achieved on or before seven (7) Business Days after an Advance against such item of Collateral is requested and made under this Agreement (and the Company hereby agrees to take such steps as are reasonably necessary to ensure it achieves full qualification as Eligible Collateral); and

         (d) for which the Company has delivered to the Custodian a Warehouse Transmission File on or before the date of the related Advance, submission of which to the Custodian shall constitute the Company's certification to the Custodian, the Agent and the Lenders that a complete File as to such item of Collateral, including the Basic Papers, exists and that such File is in the possession of either the title agent or closing attorney that closed such Pledged Loan, the Company or the Company's Servicer for such Pledged Loan, or that such File has been shipped to the Custodian.

Each Wet Loan that satisfies the foregoing requirements shall be Eligible Collateral subject to the condition subsequent of physical delivery of its Mortgage Note, Mortgage and all other Basic Papers, together with a Collateral Confirmation Agreement, to the Custodian within seven (7) Business Days after funding of the related Borrowing. Each Wet Loan against which the Company requests an Advance shall be irrevocably deemed Pledged to the Agent and shall automatically become pledged Collateral effective on the date of the related Request for Borrowing, and the Company shall take all steps necessary or appropriate to cause the pledge to the Agent and delivery to the Custodian of such Wet Loan and its Basic Papers to be completed, perfected and continued in all respects, including causing the original promissory note evidencing such pledged Collateral to be physically delivered to the Custodian within seven (7) Business Days after the funding of the Advance, whether or not the related Advance is sooner paid, and, if requested by the Agent, to give written notice to any title agent, closing attorney or other Person in possession of the Basic Papers for such Collateral of the Agent's security interest in it and its security. Upon the Custodian's receipt of the Basic Papers relative to a Wet Loan accompanied by a Collateral Confirmation Agreement, such Collateral shall no longer be subject to this Agreement's limitations applicable to Wet Loans (and, as provided in the Custody Agreement, the conversion from Wet Loan status to Dry Loan status shall be made on the same

Business Day if the Basic Papers and Collateral Confirmation Agreement are received by the Custodian by 11:00 AM, or on the next Business Day if received after 11:00 AM.)

         "WET WAREHOUSING" means lending to finance Wet Loans.

         "WET WAREHOUSING SUBLIMIT" means the maximum amount of principal that may be borrowed and outstanding on any day on or before the Termination Date to finance Wet Loans, being:

         (a) forty percent (40%) of the Aggregate Committed Sum during either
(i) the last five (5) Business Days or (ii) the first five (5) Business Days of any calendar month; and

         (b) thirty percent (30%) of the Aggregate Committed Sum on every other day.

         "WHOLE LOANS" means Mortgage Loans that are sold or intended to be sold to investors as whole loans, instead of being part of a pool from which MBS are to be created and sold.

         1.3. Definitions for Interest Calculations. For convenience of reference, definitions used in provisions relating to calculation and payment of interest are grouped together in this Section.

         "ABR MARGIN" means one-eighth percent (0.125%), the interest rate margin to be added to the Prime Rate to determine the Alternate Base Rate.

         "BASE RATE" is defined in the definition of "Rate".

         "BASE RATE TRANCHE" is defined in the definition of "Tranche".

         "BLOOMBERG BRITISH BANKERS ASSOCIATION LIBOR PAGE" means the display designated as page "LIBOR" on the Bloomberg British Bankers Association rates service or such other internationally recognized service as the Agent shall select from time to time, or such other page, if any, as shall replace the LIBOR page on any such selected service for the purpose of displaying London interbank offered rates of major banks.

         "CEILING RATE" is defined in the definition of "Rate".

         "CHAPTER 346" means Chapter 346 of the Texas Finance Code, as amended.

         "EURODOLLAR RESERVE REQUIREMENTS" means for each day when the Base Rate Tranche is outstanding, the stated maximum rate (expressed as a decimal fraction) for all reserves required to be maintained for that day or during that period (including basic, supplemental, marginal and emergency reserves) against "eurocurrency liabilities", as defined in Regulation D, all as specified by any Governmental Authority, including those imposed under Regulation D. Each determination of Eurodollar Reserve Requirements by the Agent may be computed using any reasonable method and, absent manifest error, shall be conclusive and binding.

         "INDEX" means a standard interest rate used as an index for determining a Rate hereunder. The Indexes used in this Agreement are:

         (a) The "PRIME RATE" which means, for any day, the prime rate for that day as announced by JPMorgan. The Prime Rate is a reference rate and does not necessarily represent JPMorgan's best or lowest rate or a favored rate, and JPMorgan disclaims any statement, representation or warranty to the contrary. Any rate of interest based on the Prime Rate shall be (i) calculated on the 365/365 -- or 366/366 in a leap year -- day basis and (ii) adjusted as of the effective date of each change in the Prime Rate.

         (b) "LIBOR" which means, for any day, the rate of interest per annum that is equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by JPMorgan to be the average of the interest rates available to it in accordance with the then-existing practices in the interbank market in London, England at approximately 11:00 a.m. London time for that day for the offering to JPMorgan by leading dealers in such interbank market for delivery on that day of one (1) month U.S. dollar deposits of One Million Dollars ($1,000,000); provided that if for any reason the Agent cannot determine such rate for any day, then LIBOR for that day shall be the rate of interest per annum that is equal to the arithmetic mean of the rates appearing on the Bloomberg British Bankers Association LIBOR Page as of 11:00 a.m., London time, on that date for the offering by such institutions as are named therein to prime banks in the Eurodollar interbank market in London, England, for delivery on that day of one (1) month U.S. dollar deposits of One Million Dollars ($1,000,000).

         (c) The "FEDERAL FUNDS EFFECTIVE RATE" which means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for that day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent. If for any reason the Agent shall determine (and its determination shall be conclusive and binding absent manifest error) that it is unable to ascertain for any reason -- including the Agent's inability or failure to obtain sufficient quotations in accordance with the immediately preceding sentence -- the Federal Funds Effective Rate for any day, then for each such day that such circumstances exist, the Federal Funds Effective Rate shall be deemed to be equal to the Prime Rate for that day minus one percent (1%). Any rate of interest based on the Federal Funds Effective Rate shall be (a) computed on the basis of a 360-day year applied for the actual number of days for which the principal amount to which it applies is outstanding and bears interest in accordance with this Agreement at such rate of interest based on the Federal Funds Effective Rate (i.e., on the 365/360 -- 366/360 in a leap year -- day basis) and (b) adjusted as of the effective date of each change in the Federal Funds Effective Rate.

Should any issue ever arise in any forum or under any circumstances as to the amount of an Index for any then-current or past day, a certificate of the Chief Credit Officer of JPMorgan, stating such Index for that day, absent manifest error, shall conclusively establish what such Index was for that day.

         "INTEREST RATE OPTION" means, if the Company has validly selected it, the Alternate Base Rate that the Company has selected to apply to a specified portion (which may be all) of the outstanding principal of the Loan that is not past due (all past due amounts automatically bear interest at the Past Due
Rate).

         "INTEREST RATE SELECTION CONFIRMATION" is defined in SECTION 5.2(b)(4).

         "LIBOR" is defined in CLAUSE (B) of the definition of "Index".

         "LIBOR MARGIN" means one and one-eighth percent (1.125%), the interest rate margin to be added to LIBOR to determine the Base Rate.

         "PRIME RATE" is defined in CLAUSE (A) of the definition of "Index".

         "RATE" means an interest rate applicable to the outstanding Borrowings in a Tranche. Each Rate is stated as an annual percentage rate and, except the Ceiling Rate, is the sum of an Index and a Margin. The Rates used in this Agreement are:

                  (a) the "ALTERNATE BASE RATE" which, for each day of the term of the Loan, is a rate per annum equal to the lesser of:

                      (i) the sum of (1) the Prime Rate for that day, plus (2) the ABR Margin, rounded upwards, if necessary, to the nearest one-eighth percent (0.125%); and

                      (ii) the Ceiling Rate for that day;

                  (b) the "BASE RATE" which, for each day of the term of the Loan, is a rate per annum equal to the lesser of:

                      (i) the sum, rounded upwards, if necessary, to the nearest one-eighth percent (0.125%), of (1) the quotient of (x) LIBOR for that day divided by (y)
                           1.00 minus the Eurodollar Reserve Requirement for one day loans, plus (2) the LIBOR Margin; and

                      (ii) the Ceiling Rate for that day;

                  (c) the "CEILING RATE" which means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum (on each day, if any, that applicable Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in Section 303 of the Texas Finance Code -- the "TEXAS FINANCE CODE" -- as amended) for that day; any Lender may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to the Company, if and to the extent permitted by, the Texas Finance Code); and

                  (d) the "PAST DUE RATE" which means, on any day, the lesser of:

                      (i) either (x) a rate per annum equal to the per annum interest rate that would be applicable for that day if the subject amount were not past due, plus two percent (2%), or (y) if there is more than one (or no) such per annum interest rate reasonably applicable to the subject amount if not past due, the Prime Rate for that day plus two and one-fourth percent (2 1/4%) per annum; and

                      (ii) the Ceiling Rate for that day.

Each determination by the Agent of any Rate may be computed using any reasonable method and, absent manifest error, shall be conclusive and binding.

         "STATED RATE" means:

         (a) on any day, for all outstanding Borrowings in the Base Rate Tranche, the Base Rate for that day, computed in accordance with the provisions of this Agreement, compounded annually;

         (b) on any day, for all outstanding Borrowings in the Alternate Base Rate Tranche (if any), the Alternate Base Rate for that day, computed in accordance with the provisions of this Agreement, compounded annually;

         (c) for each Borrowing as a whole, the weighted average of the interest rates applicable to each of its constituent Tranches; and

         (d) for the Loan as a whole, the weighted average of the interest rates applicable to each of the constituent Tranches of all outstanding Borrowings;

provided that if on any day the applicable rate for any such Tranche or the Loan as a whole shall exceed the relevant Ceiling Rate for that day, then the Stated Rate therefor shall be reset to equal the Ceiling Rate on that day and shall be set to equal the Ceiling Rate for each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid balance of that Tranche or the Loan (as applicable) equals the total amount of interest that would have accrued on it if there were no Ceiling Rate.

         "TEXAS FINANCE CODE" is defined in the definition of "Ceiling Rate" (which is defined in the definition of "Rate".)

         "TRANCHE" means a portion of the outstanding principal of the Loan. The Tranches of the Loan (one or more of which may be zero on any given day) are:

         (a) The "BASE RATE TRANCHE" which is, for each day during the term of the Loan, the sum of non-past due Borrowings outstanding on that day (if any) for which the Company has not duly selected the Alternate Base Rate; and

         (b) The "ALTERNATE BASE RATE TRANCHE", which is, for each day during the term of the Loan, the sum of non-past due Borrowings outstanding on that day (if any) for which the Company has duly selected the Alternate Base Rate.

         1.4. Other Definitional Provisions.

                  (a) Accounting terms not otherwise defined shall have the meanings given them under GAAP.

                  (b) Defined terms may be used in the singular or the plural, as the context requires.

                  (c) Except where otherwise specified, all times of day used in the Facilities Papers are local (U.S. Central Time Zone) times in Houston, Texas.

                  (d) Unless the context plainly otherwise requires (e.g., if preceded by the word "not"), wherever the word "including" or a similar word is used in the Facilities Papers, it shall be read as if it were written, "including by way of example but without in any way limiting the generality of the foregoing concept or description".

                           2 THE LENDERS' COMMITMENTS

         2.1. The Lenders' Commitments to Lend. Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred that the Agent has not declared in writing to have been cured or waived (or, if one has occurred and not been so declared cured or waived, if all of the Lenders, in their sole discretion and with or without waiving the Default or Event of Default, have elected in writing that lending under this Agreement shall continue nonetheless), the Lenders agree to make revolving credit Advances to the Company through the Termination Date, which the Company may borrow, repay and (having repaid) reborrow in aggregate principal amounts outstanding on any day of up to the Aggregate Committed Sum for that day. The Lenders' respective Commitments and the Aggregate Committed Sum are set forth on SCHEDULE LC in effect for that day, as it may have been amended or restated pursuant to this Agreement. Upon the joinder of additional Lender(s), if any, the parties agree to approve in writing revised and updated versions of SCHEDULE LC. The fractions to be applied to determine the respective Funding Shares of the Lenders for any day are their respective Commitments divided by the Aggregate Committed Sum for that day. Each Lender shall be obligated to fund only that Lender's own Funding Share of any Advance requested, and no Lender shall be obligated to the Company or any other Lender to fund a greater share of any Advance. No Lender shall be excused from funding its applicable Funding Share(s) of any Advance merely because any other Lender has failed or refused to fund its relevant Funding Share(s) of that or any other Advance. If any Lender fails to fund its Funding Share(s) of any Advance under any Facility, the Agent (in its sole and absolute discretion) may choose to fund the amount that such Nonfunding Lender failed or refused to fund, or the Agent as a Lender and the other Lenders who are willing to do so shall have the right (but no obligation) to do so in the proportion that the Commitment of each bears to the sum of the Commitments of all Lenders that have funded (or are funding) their own Funding Shares of that Advance and that are willing to fund part of the Funding Share(s) of such Nonfunding Lender.

Should the Agent and/or any other Lender(s) fund any or all of the Nonfunding Lender's Funding Share of any Advance, then the Nonfunding Lender shall have the obligation to deliver such amount to the Agent (for distribution to the Lender(s) who funded it) in collected funds on the next Business Day. Regardless of whether the other Lenders fund the Funding Share(s) of the Nonfunding Lender, the respective ownership interests of the Lenders in the Loan shall be adjusted as provided in the definition of "Pro Rata". All Advances under this Agreement shall constitute a single debt and all of the Collateral shall be security for all of the Senior Credit Notes and the Obligations. If the unpaid balance of the Loan should ever exceed the Aggregate Committed Sum or any other limitation set forth in this Agreement, such excess shall nevertheless constitute part of the Obligations that are secured by the Collateral and entitled to all benefits thereof.

         2.2. Expiration or Termination of the Commitments. Unless extended in writing or terminated earlier in accordance with this Agreement, the Lenders' Commitments to lend under this Agreement and the other Facilities Papers (including JPMorgan's Swing Line Commitment, if any) shall automatically expire at the close of business on the Termination Date, without any requirement for notice or any other action by the Agent, any of the Lenders or any other Person.

         2.3. Advances Outstanding May Not Exceed Limits. On any day, the aggregate amount of Advances outstanding under the Loan shall in no event exceed either the Aggregate Committed Sum or the Borrowing Base for that day. If any such excess shall exist on any day and for any reason, the Company shall immediately repay it or provide additional Collateral, as provided in SECTION 5.3(c).

         2.4. Advances to be Requested and Use of Proceeds. The Company shall request Advances and may use their proceeds only for the general purpose of financing the Company's investments in Single-family Mortgage Loans and related businesses.

         2.5. Swing Line Commitment. In addition to its Commitment under SECTION 2.1, JPMorgan agrees (effective only from and after another Lender or Lenders become party to this Agreement) to fund revolving credit Swing Line Advances to the Company in principal amounts which do not on any day exceed the Swing Line Limit for the purpose of initially funding requested Borrowings.

         2.6. Swing Line Borrowings. The Company shall have the right to borrow and reborrow under the Swing Line:

                  (a) only if the Swing Line Borrowing fully qualifies in all respects for funding as an ordinary Borrowing under this Agreement;

                  (b) provided that no Default has occurred that has not been cured before it has become an Event of Default, and no Event of Default has occurred that the Agent has not declared in writing to have been waived or cured;

                  (c) so long as the Swing Line Limit is not exceeded;

                  (d) provided that the Request for Borrowing against which the Swing Line Borrowing is to be funded is received by JPMorgan by no later than 3:00 PM Houston time (4:00

PM if it requests only a Wet Warehousing Advance and is Electronically Submitted) on the Business Day such Borrowing is to be funded; and

                  (e) provided that neither the Company nor JPMorgan is aware of any reason why the Borrowing requested by the Request for Borrowing against which the Swing Line Borrowing is to be funded cannot or will not be fully funded by the Lenders on the fifth (5th) Business Day (or such other Business Day as shall be designated by JPMorgan) following the Business Day on which the Request for Borrowing is received by JPMorgan.

All Swing Line Borrowings shall be evidenced by the "SWING LINE NOTE" of the Company dated the date of this Agreement, payable to the order of JPMorgan and in a form acceptable to the Agent and the Company and shall bear interest from the date funded until the date repaid (and accrued interest on them shall be due and payable) at the same rate(s) and on the same days as would be applicable if such Swing Line Borrowings had been funded by the Lenders, instead of having been funded by JPMorgan alone as Swing Line Borrowings.

                         3 GENERAL BORROWING PROCEDURES

         3.1. Separate Request for Each Borrowing. A separate Request for Borrowing shall be made for each Borrowing, which, when appropriately completed and, if new Collateral is being pledged, with a Submission List attached, may include requests for Borrowings to finance either of the two types of Eligible Collateral (wet or dry Prime Loans or Alt-A Loans).

         3.2. Funding of Advances.

                  (a) Deadline for Requests to be Funded as Regular Advances. If a Request for Borrowing is received before 3:00 PM1 (Central time, as stated in SECTION 1.4(c)) -- 4:00 PM(1) for any Request for Borrowing that requests only a Wet Warehousing Advance and is Electronically Submitted -- on a Business Day and fully qualifies in all respects for funding as an regular Advance by the Lenders (including satisfying any applicable requirement of SECTION 3.3), it shall be funded as a regular Advance on that same Business Day.

  (The following provisions of this Section 3.2 are inapplicable until a Lender or Lenders in addition to JPMorgan joins this Agreement)

                  (b) Deadline for Requests to be Funded as Swing Line Advances. If, after a Lender or Lenders in addition to JPMorgan joins this Agreement, the requirements of SECTIONS 2.6 and 3.3 are satisfied and a Request for Borrowing is received on a Business Day after 3:00 PM but before 4:00 PM, JPMorgan shall fund the Advance requested by making a Swing Line Advance on that same day.

                  (c) Late Requests. If, after a Lender or Lenders in addition to JPMorgan joins this Agreement, a Request for Borrowing is received by JPMorgan later than 4:00 PM on a Business Day, JPMorgan shall either, at its election, (i) fund the Advance requested by making a

---------------------------
(1) These times will change to 12:00 noon and 1:00 PM, respectively, if and when another Lender joins this Agreement.

Swing Line Loan either on that same day or, at JPMorgan's election, on the next Business Day, or (ii) arrange for its funding on the next Business Day as a regular Advance. JPMorgan shall have no obligation to fund any such late-requested Advance as a Swing Line Advance if all of the requirements of SECTIONS 2.6 and 3.3 are not satisfied, although JPMorgan may elect to do so. If JPMorgan does not elect to do so, then the Lenders shall fund such requested Advance as a regular Advance on such next succeeding Business Day after the Request for Borrowing is received by the Agent, provided that all conditions to its funding (including the requirements of SECTION 3.3) are then satisfied.

                  (d) Repayment of Swing Line Borrowings. Each Swing Line Advance shall be repaid on its Swing Line Borrowing Due Date by the Agent's paying over to JPMorgan out of the Note Payment Account, and JPMorgan's applying against such outstanding Swing Line Borrowing, an amount equal to the proceeds of the Funding Shares funded by all of the other Lenders on that day against the same Request for Borrowing that was initially funded by such Swing Line Advance. If at the time such Swing Line Advance was funded, JPMorgan reasonably believed that no Default or Event of Default had occurred and was then continuing and that all of the other conditions set forth in SECTION 2.6 for such Swing Line Advance were satisfied in all material respects, the other Lenders shall be unconditionally and irrevocably obligated to timely fund their respective Funding Shares of the Advance that was so initially funded as a Swing Line Advance, to repay to JPMorgan (and thereby refinance) on the relevant Swing Line Borrowing Due Date all of that Swing Line Advance except only JPMorgan's Funding Share of it, irrespective of whether in the meantime any Default or Event of Default has occurred or been discovered, and irrespective of whether in the meantime some or all of the Lenders' Commitments have lapsed, expired or been canceled, rescinded or terminated with or without cause, or have been waived, released or excused for any reason whatsoever, so that (i) the principal of the Swing Line is paid down by the required amount on each Swing Line Borrowing Due Date -- all accrued interest on Swing Line Advances shall be due and payable by the Company to the Agent (for distribution from the Note Payment Account to JPMorgan) on the later of (x) the fifteenth (15th) day of the next month (with the first interest payment due March 15, 2004) or (y) two (2) Business Days after the Agent bills the Company for such accrued interest -- (ii) all Swing Line Advances are converted to regular Advances from the Lenders and (iii) those Advances are evidenced by the Senior Credit Notes other than the Swing Line Note. If any Lender fails to provide its funds to JPMorgan to repay its share of any Swing Line Loan when due (including any such failure caused by a fed funds wire delay), then that Lender shall also be obligated to pay to JPMorgan interest on the unpaid balance of principal so due to JPMorgan at the Federal Funds Effective Rate from such due date until three (3) Business Days after such due date, and at the Federal Funds Effective Rate plus two percent (2%) from three (3) Business Days after such due date until the date of payment of such principal sum.

                  (e) Syndication of Advances.

                           (1) When a Request for Borrowing is received by the
Agent, the Agent shall give notice by fax or, at the Agent's discretion, email to each Lender of that requested Advance and that Lender's Funding Share of the requested Advance by 2:00 PM on the Business Day when the requested Advance is to be funded by the Lenders, and each Lender shall cause its Funding Share thereof to be transferred to the Agent by fed funds wire transfer to:

         JPMorgan Chase Bank
         ABA number 1130-0060-9
         Attention: Mortgage Warehousing -- Wanda Carr
         Phone:  (713) 427-6391
         For credit to:  Sunset Financial Resources, Inc.
         Account No. 00100381681
         JPMorgan Chase Real Estate Wire Transfer Clearing Account

within two (2) hours after receiving such notice from the Agent or by 4:00 PM, whichever is earlier, so that the Agent receives it in good collected Houston funds on that same Business Day, and the Agent shall deposit such Funding Shares into the Note Payment Account when received.

                           (2) If the Agent has not already funded the requested
Advance as a Swing Line Advance, then (provided no Default has occurred that has not been cured by the Company or waived in writing by the Agent and no Event of Default has occurred that the Agent has not declared in writing to have been either cured or waived) the Agent shall disburse such Advance to the Company or to its designee(s) for their account.

                           (3) If the Agent has funded the requested Advance (or
any part of it) as a Swing Line Advance, then the Agent shall repay JPMorgan the related Swing Line Advance (except for JPMorgan's own Funding Share thereof) from the Note Payment Account; provided that if a Lender other than JPMorgan advises the Agent by telephone and confirms the advice by fax that the Lender has placed all of its Funding Share on the federal funds wire to the Agent, the Agent shall continue to keep the Swing Line Advance outstanding to the extent of that Lender's Funding Share so wired until the Agent has actually received such share -- whereupon the Agent shall deposit such Funding Share when received into the Note Payment Account and repay JPMorgan that still-outstanding portion of the Swing Line Advance from the Note Payment Account -- except that the Agent shall have no obligation to continue such portion of any Swing Line Advance outstanding if and to the extent, if any, that doing so would cause the total amount funded by the Agent and outstanding to exceed the Swing Line Limit.

         3.3. Time When Submission List(s) and New Collateral Papers (If Any) Due. Unless the Borrowing Base already has sufficient Collateral Value to support both the requested Borrowing and all other outstanding Borrowings, the Company shall (1) deliver to the Agent with the Request for Borrowing one or more signed Submission Lists listing (i) all new Collateral then being Pledged to the Agent to support such Borrowing and (ii) the values of the elements for determining the Book Single-family Collateral Value of the new Collateral (such elements being described in clauses (i), (ii) and (iii) of the definition of "Collateral Value"), and (2) other than for Wet Loans, cause to be delivered to the Custodian all of the Basic Papers relating to the items of new Collateral listed in such Submission List(s), by the following deadlines:

 IF THE NUMBER OF           THEN THE SUBMISSION LIST        AT THIS TIME (IN
FILES SUBMITTED IS:       AND BASIC PAPERS ARE DUE ON:          HOUSTON)
-------------------      -----------------------------      ----------------
50 files or less         the same Business Day as the        10:00 AM
                         Request for Borrowing is

                         received by the Agent

51-100 files             the preceding Business Day         2:00 PM

for each additional      one additional prior Business      2:00 PM
100 files increment      Day

         3.4. If Outstanding Advances Would Exceed the Borrowing Base. If, after giving effect to a requested Borrowing, the outstanding Borrowings would exceed the Borrowing Base, or if the Agent or the Custodian determines (either then or on any later day in the course of reviewing the same) that any such Submission List or Basic Papers submitted to it are incomplete or incorrect in any material respect (provided that if the Custodian reasonably determines that such a condition of incompleteness or incorrectness of Basic Papers is correctable and returns the subject Basic Papers to the Company for corrective action, then the affected Pledged Loan(s) shall not be excluded from the Borrowing Base unless and until the Company fails to correct and return such Basic Papers to the Custodian within ten (10) Business Days after the Custodian sent them) then:

                  (a) the Agent may withhold the entire Advance until the Company shall have demonstrated to the Custodian's reasonable satisfaction that all required Basic Papers submitted (if any), are in fact not (or are no longer) incomplete or incorrect in any material respect; or

                  (b) in the case of a Borrowing Base insufficiency, unless the Company instructs the Agent in writing not to fund any of the requested Borrowing, and subject to the provisions and limitations of SECTIONS 2.1 and 2.5, the Agent will fund such lesser amount(s) as the Agent shall determine is
(are) supported by the Borrowing Base and will notify the Company of such insufficiency, including the Agent's calculation of such insufficiency set forth in reasonable detail.

         3.5. If a Request for Borrowing or New Collateral Papers are Received Late; Waiver of Claim for Any Late Funding. If either a Request for Borrowing or the Basic Papers for any new Collateral and its related Submission List are submitted late, the Agent will use reasonable efforts to make the requested Advance as a Swing Line Advance on the same Business Day it is requested, although neither the Company nor any other Person shall have any claim or cause of action against the Agent or any of the Lenders if for any reason that funding (or any other funding) does not occur on the same day it is requested.

                           4 THE SENIOR CREDIT NOTES

         To evidence the Advances to be made by the Lenders pursuant to this Agreement, the Company agrees to execute and deliver to each Lender a Senior Credit Note in a face principal amount equal to that Lender's Committed Sum and dated the same date as this Agreement (or dated with such other appropriate date as shall be agreed upon by the Company, that Lender and the Agent if the effective date of that Lender's joinder in this Agreement is after its Effective
Date), and to evidence the Swing Line Advances to be made by JPMorgan, the Company agrees to execute and deliver to JPMorgan the Swing Line Note in face principal amount equal to the Swing Line Limit. If any Lender's Committed Sum shall be increased for any reason after the Company shall have issued that Lender its Senior Credit Note, then the Company agrees to execute and deliver to that Lender upon its request a renewal Senior Credit Note in a face principal amount equal to the portion of that Lender's new Committed Sum and dated the same date that such applicable Committed Sum change becomes (or became) effective. If the Swing Line Limit shall be reduced below what the Swing Line Limit is on the Effective Date for any reason, the maximum Borrowings outstanding under the Swing Line Note then or on any day thereafter shall be limited to the Swing Line Limit on such day, irrespective of the fact that the face principal amount of the Swing Line Note may be greater than that. Notwithstanding any other inconsistent or contrary provision of this Agreement or any of the other Facilities Papers, whether or not -- for any reason, at any time or from time to time -- the Advances in the aggregate exceed the sum of the face amounts of the Senior Credit Notes, or the Swing Line Advances outstanding exceed the face amount of the Swing Line Note, such excess shall be due and payable on demand. All Advances are and shall be part of the Obligations and all of the Obligations are and shall be secured by all Collateral.

                    5 INTEREST, PRINCIPAL AND FEES PAYMENTS

         5.1. Interest. Interest shall accrue and be due and payable as follows:

                  (a) Each portion of each Borrowing shall bear interest on its advanced and unpaid principal balance at the applicable Stated Rate from the date of the Borrowing until due or repaid (whichever occurs first), and such interest shall be calculated through the last day of each month and shall be due and payable in arrears on the later of (i) the fifteenth (15th) day of the next following month (with the first interest payment due March 15, 2004) or (ii) two
(2) Business Days after the Agent bills the Company for such accrued interest (the Agent agrees to use commercially reasonable efforts to bill the Company for accrued interest by the 15th of each month, but shall have no liability for failing to do so), and all accrued interest then unpaid shall be fully, finally and absolutely due and payable on the Maturity Date.

                  (b) All past due principal, interest, fees or other sums shall bear interest at the Past Due Rate from their respective due dates until paid, or at such lesser rate (if any) -- although not less than the Stated Rate -- as the Agent shall elect to be applicable for any one or more days of such period. Without duplication, from the earlier of the Maturity Date or the date of the occurrence (if any) of an Event of Default described in SECTION 11.1(f), 11.1(g), 11.1(j) or 11.1(p), all advanced and unpaid Loan principal shall bear interest at the Past Due Rate, or at such lesser rate (if any) -- although not less than the Stated Rate -- as the Agent shall elect to be applicable for any one or more days of such period.

                  (c) Except as otherwise specified in this Agreement or any relevant Facilities Papers, interest on any Borrowing, as well as the amount of any fee that is stated as a rate, is to be calculated on the basis of a year of 360 days (i.e., on the 365/360 -- or 366/360 in a leap year -- day basis), unless that would cause the Ceiling Rate for any day to be exceeded, in which event and to the extent necessary to eliminate or minimize that result, such interest or such fee shall be calculated on the 365/365 -- or 366/366 in a leap year -- day basis.

                  (d) All interest and fee rate and amount determinations and calculations by the Agent, absent manifest error, shall be conclusive and binding.

         5.2. Interest Rates.

                  (a) As contemplated in the definition of "Stated Rate", except as to outstanding Borrowings that are the subject of a valid Interest Rate Option election duly made by the Company (and accordingly bear interest at the Alternate Base Rate), the unpaid amount of each Borrowing shall bear interest from the date such Borrowing is funded until repaid in full at the Base Rate applicable from time to time with respect to such Borrowing (compounded annually).

                  (b) The Company may select an Interest Rate Option for any portion of the Loan that, in the absence of such a selection would bear interest at the Base Rate, as follows:

                           (1) the unpaid amount of each such Borrowing as to
which the Company duly selects an Interest Rate Option shall bear interest from the date such Borrowing is funded until repaid in full at the Alternate Base Rate.

                           (2) No portion of the Loan principal shall be
included in more than one Tranche on the same day.

                           (3) In order to select an Interest Rate Option, the
Company shall give the Agent telephonic notice not later than 10:00 AM on the effective date for which such Interest Rate Option is being selected, specifying:

                                (i) the Business Day when the selection is to
become effective; and

                                (ii) the principal amount of the Loan for which
the selection is being made.

                           (4) The Company shall confirm the telephonic notice
in writing by not later than the close of business on the same day, by forwarding to the Agent a completed and signed confirmation (the "INTEREST RATE SELECTION CONFIRMATION") in the form of EXHIBIT H. Confirmation shall be made by telecopy and an original signed by an Authorized Company Representative shall be mailed the same day.

                  (c) Notwithstanding any contrary or inconsistent provision of this SECTION 5.2, all past due amounts shall bear interest from the date of occurrence of any Event of Default and until it and its material consequences (if any) have been wholly cured as follows:

                           (1) The Base Rate Tranche shall bear interest until
paid in full at the Past Due Rate; and

                           (2) The Alternate Base Rate Tranche (if any) shall
bear interest until paid in full at the Past Due Rate.

         5.3. Principal. The Advances' outstanding principal amount shall be due and payable in full without notice or demand on the Maturity Date. Before then, the Company agrees to pay the following principal payments to the Agent immediately upon the occurrence of the following events, in each case without notice or demand but without duplication of payment:

                  (a) Promptly upon the Company's becoming entitled and able to collect the proceeds of any sale or other disposition of Collateral, a principal amount equal to the amount so collectable shall be due and payable by the Company to the Agent -- although, pursuant to the provisions of SECTION 6.10, the Agent's security interest in such Collateral or its proceeds shall not be released unless and until the Agent has received for deposit into the Note Payment Account the Redemption Amount for such Collateral -- and the Company shall cause the entirety of all available Collateral disposition proceeds to be paid to the Agent (or if the Company receives them, the Company shall pay them over to the Agent), with each such payment to be applied first against the principal of Borrowings outstanding under the Swing Line, then against the principal of Borrowings outstanding under the Credit Line, and with the remaining balance (if any) to be transferred from the Note Payment Account into the Company's own account with JPMorgan (unless either (i) any payment of principal or interest on the Obligations shall then be past due, in which event the Agent may first apply such excess to pay such past due amount and transfer only the balance, if any, remaining after such application to the Company's own account, or (ii) an Event of Default has occurred that the Agent has not declared in writing to have been either waived or cured, in which event the Agent shall hold such excess as Collateral and apply it in accordance with the provisions of SECTION 11.4.) With or after each such payment, the Company shall furnish the Agent and the Custodian with a written reconciliation of the amounts collected by the Company with the amount received by the Agent.

                  (b) If any Disqualifier occurs in respect of any item of Collateral, unless the Borrowing Base still equals or exceeds the sum of all Borrowings outstanding, the Company shall repay Loan principal to the Agent in an amount -- or, unless an Event of Default has occurred that the Agent has not declared in writing to have been cured or waived, furnish substitute Collateral of the same type and having Collateral Value at least -- equal to what that item's Collateral Value would have been on the day when such Disqualifier occurred if there were no Disqualifier as to that item of Collateral.

                  (c) If for any reason on any day, the Borrowings outstanding exceed the Borrowing Base, then the Company shall repay Loan principal to the Agent in an amount equal to such excess, unless both (i) no Event of Default has occurred that the Agent has not declared in writing to have been cured or waived and (ii) the Company shall Pledge to the Agent substitute Collateral that is not subject to any Disqualifiers and has Collateral Value at least equal to such excess on or before one (1) Business Day after the Company first learned of the existence of such excess; provided that upon the occurrence of any such excess, the Lenders' obligations to lend, and the Agent's obligation to disburse, any Advances to or for the account of the Company shall be suspended until such Borrowings excess shall be eliminated by the Company's either so repaying Loan principal or so pledging additional Collateral.

         5.4. Interest (and Principal) Due at Maturity. On the Maturity Date accrued interest (as well as all principal) then unpaid shall be finally due and payable without notice or demand.

         5.5. Rate of Return Maintenance Covenant.

                  (a) If at any time after the date of this Agreement, any Lender that is a bank determines that (i) any applicable law, rule or regulation regarding capital adequacy has been adopted or changed since March 1, 2004 or
(ii) its interpretation or administration by any

Governmental Authority, central bank or comparable agency has changed since March 1, 2004 and determines that such change or such Lender's compliance with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on that Lender's capital as a consequence of its obligations under this Agreement or any of the other Facilities Papers to a level below that which that Lender would have achieved but for such adoption, change or compliance (taking into consideration the Lender's own capital adequacy policies) by an amount the Lender deems to be material, then upon notice to the Company by that Lender or the Agent summarizing the facts triggering the increase and calculations of the increase, the interest rate on the principal of that Lender's portion of the Loan funded and outstanding from time to time shall be increased to a rate sufficient to provide that Lender with a rate of return on its capital equal to that which would have been achieved but for such adoption, change or compliance (taking into consideration that Lender's own capital adequacy policies) -- or if no Loan is then outstanding (or if the Loan is repaid in full before the full amount required to provide that rate of return has been paid), the Company shall be liable to pay that Lender on demand an additional interest payment in an amount sufficient to provide that rate of return -- but in no event shall any such payment be required or made to the extent, if any, that such payment, if made, when added to all other payments, would produce an interest rate for any period in excess of the Ceiling Rate. In determining the increase in interest rate required to achieve that result, each affected Lender may employ such assumptions and make such allocations of costs and expenses fairly applicable to the Loan as that Lender reasonably elects and may use any reasonable averaging and attribution method. Any Lender claiming compensation under this Section shall furnish the Company its certificate setting forth the amount or amounts (calculated pursuant to the above-described methods) necessary to compensate the Lender as specified in this Section and the calculations made to determine such amount or amounts.

                  (b) Provided that no Default has occurred that has not been cured and no Event of Default has occurred that the Agent has not declared in writing to have been cured or waived, and with the written consent of the Required Lenders, the Company may seek to replace any Lender other than JPMorgan who claims compensation under this Section, subject to the requirements of this Section. For the purposes of this Section, a "CONTINUING LENDER" means a Lender that is neither a Retiring Lender nor a New Lender; a "NEW LENDER" means a bank or other lending institution that becomes a Lender hereunder as a result of the events described in this Section; a "REPLACEMENT LENDER" means the Lender who is replacing the Retiring Lender; and a "RETIRING LENDER" means a Lender that ceases to be a Lender under this Agreement pursuant to the operation of this Section. The replacement of a Retiring Lender pursuant to this Section shall be effective on the tenth (10th) Business Day (the "REPLACEMENT DATE") following the date of a notice to the Retiring Lender and each Continuing Lender through the Agent, subject to satisfaction of the following conditions:

                           (1) A Retiring Lender shall assign all of its rights,
obligations and liabilities under the Facilities Papers to a Replacement Lender that is either (x) a commercial bank having total assets in excess of One Billion Dollars ($1,000,000,000) or (y) a finance company, insurance company or other financial institution or fund that is acceptable to the Agent and is regularly engaged in making, purchasing or investing in loans and has total assets in excess of One Billion Dollars ($1,000,000,000), in each case with the consent of the Agent

(which consent shall not be unreasonably withheld or delayed); provided that (1) no such assignment shall result in a Lender's having an aggregate Committed Sum of less than Five Million Dollars ($5,000,000), (2) the Agent shall have no obligation to consent to there being more than a total of ten (10) Lenders (a participant is not a Lender) and (3) each such assignment shall be substantially in the form of EXHIBIT F, with the Replacement Lender to receive new Senior Credit Note(s) and with the Retiring Lender to have no further right or obligation with respect to the rights and obligations assigned to and assumed by the Replacement Lender. Upon such assignment, the Replacement Lender shall be a Lender for all purposes under this Agreement and the other Facility Papers, and the Committed Sums shall be adjusted appropriately, and the parties agree to approve in writing a revised and updated version of SCHEDULE LC;

                           (2) the Retiring Lender and the Replacement Lender
shall have satisfied the conditions to assignment and assumption set forth in EXHIBIT F, and, in connection therewith, the Replacement Lender(s) shall pay to the Retiring Lender an amount equal in the aggregate to the sum of (x) the principal of all of the Retiring Lender's outstanding Borrowings, together with all accrued interest thereon, and (y) the Retiring Lender's share of any accrued fees under this Agreement; and

                           (3) the Company shall have paid to the Agent for the
account of the Retiring Lender an amount equal to all obligations owing to the Retiring Lender by the Company (other than those obligations of the Company owing but not yet due that are referred to in SECTION 5.5(b)(2).)

In that event, then on the Replacement Date, each Replacement Lender that is a New Lender shall become a Lender and the Retiring Lender shall cease to be a Lender; provided that this Agreement shall continue to govern the rights and obligations of a Retiring Lender with respect to any Borrowings funded or other actions taken by such Retiring Lender while it was a Lender. The Company agrees to execute such papers, notes and agreements as are necessary to substitute the Replacement Lender for the Retiring Lender, including documents necessary to protect all liens and security interests of the Replacement Lender.

         5.6. Chief Credit Officer's Certificate Conclusive. The certificate of the chief credit officer of JPMorgan stating the Past Due Rate, the Base Rate or the Alternate Base Rate applicable to one or more Advances shall conclusively establish what the applicable rate was, absent manifest error.

         5.7. Facility Fee. The Company agrees to pay to the Agent, for the account of the Lenders (and for the Agent to distribute to them), ratably according to their respective Committed Sums, a cash facility fee (the "FACILITY FEE") in an amount equal to one-fourth percent (0.25%) per annum of the Aggregate Committed Sum for the period from the Effective Date to the Maturity Date. The Facility Fee for the period from the Effective Date through June 15, 2004 shall be due and payable in advance on the Effective Date, and the Facility Fee for each succeeding period of three (3) months (or less) until the Maturity Date shall be due and payable in advance on the fifteenth (15th) day of the first calendar month in each such period, commencing July 15, 2004. If the Aggregate Committed Sum shall be increased or decreased from time to time either pursuant to a provision of this Agreement or by separate agreement among the Company, the Lenders and the Agent (excluding, however, any change occurring as a result of or following the occurrence of a Default or an Event of Default, in respect of which no adjustment of the Facility Fee shall be required except if and to the extent required by the provisions of SECTION 15.3), the amount of the Facility Fee shall be adjusted. If the Aggregate Committed Sum is decreased during any three (3) month period in which the Facility Fee has already been paid, no refund shall be due the Company. If a decrease is made at the end or beginning of each three (3) month period, then the amount of the Facility Fee subsequently due for the ensuing three (3) month period shall be proportionately adjusted based on the new Aggregate Committed Sum. If the Aggregate Committed Sum is increased for the three-month period in which the effective date of the amendment producing such increase occurs, the Facility Fee shall be adjusted for the unexpired portion of that three-month period by a cash payment by the Company to the Agent (for distribution to the Lenders in the event of an increase in the Aggregate Committed Sum), and the amounts of payments of the Facility Fee subsequently due shall likewise be proportionately adjusted based on the new Aggregate Committed Sum. The Facility Fee is compensation to each Lender for committing to make funds available for revolving credit Advances on the terms and subject to the conditions of this Agreement, and is not compensation for the use or forbearance or detention of money, although this Section (as well as every other Section of this Agreement) is subject to the provisions of SECTION 15.3. Each calculation by the Agent of the amount of the Facility Fee shall be conclusive and binding absent manifest error.

         5.8. Agent's Fee. The Company agrees to pay to the Agent such agent's fee (the "AGENT'S FEE") as may be provided for in a separate agreement between the Company and the Agent (there will no so such separate agreement until another Lender joins this Agreement.)

         5.9. Prepayments. The Company shall have the right to prepay the outstanding Borrowings in whole or in part, from time to time and without premium or penalty.

         5.10. Payments.

                  (a) Except as otherwise specifically provided in this Agreement, all payments under this Agreement, on the Senior Credit Notes and under the other Facilities Papers shall be paid (i) to the Agent for deposit in the Note Payment Account, (ii) by not later than 12:00 noon (Central time) if made by electronic funds transfer, or 11:00 AM (Central time) if made by any means requiring the Agent to make manual data entries on the day when due (unless the Agent shall agree to a payment's being made before a specific later deadline) and (iii) without set-off, counterclaim or deduction, in lawful money of the United States of America in immediately available funds at the principal Houston branch of the Agent, at 712 Main Street, Houston, Texas 77002, or by fed funds wire transfer to:

         JPMorgan Chase Bank
         1111 Fannin, 12th Floor
         Houston, Texas 77002
         ABA number 1130-0060-9
         Attention: Mortgage Banking Warehouse Services -- Wanda Carr
         Phone:  (713) 427-6391
         Account number 00113329123
         For Credit -- Sunset Financial Resources, Inc.

or at such other place as the Agent shall designate from time to time. Whenever any payment to be made under this Agreement, any Senior Credit Note or any of the other Facilities Papers shall be stated to be due on a day that is not a Business Day, the due date for that payment shall be automatically extended to the next day that is a Business Day, and with respect to principal, interest at the applicable rate (determined in accordance with this Agreement) shall continue to accrue during the period of such extension. Unless the Agent, acting in its sole discretion, shall agree otherwise, funds received by the Agent after 2:00 PM on a Business Day shall be deemed for all purposes to have been paid by the Company on the next succeeding Business Day, except that if, after so deeming, any applicable Ceiling Rate would be exceeded, then solely for the purpose of calculating interest accrued, such funds shall be deemed paid on the date received.

                  (b) If and to the extent any payment is not made when due under this Agreement, any Senior Credit Note (including the Swing Line Note) or any of the other Facilities Papers, the Company authorizes the Agent and each Lender (for the Pro Rata account and benefit of all of the Lenders) then or at any time thereafter to charge any amounts so due and unpaid against any or all of the Company's accounts with the Agent or any of the Lenders; provided that such right to charge the Company's accounts shall not apply to any escrow, trust or other deposit accounts designated as being held by the Company on behalf of third party owners of the escrowed funds other than Affiliates of the Company. The Agent agrees to use reasonable efforts to promptly advise the Company of any charge made pursuant to this Section, but its failure to do so will not affect the validity or collectibility of such charge.

                  (c) Any and all payments by the Company made pursuant to this Agreement or under any Senior Credit Note or other Facilities Papers shall be made free and clear of and without deduction for any and all present or future Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable pursuant to this Agreement or under any Senior Credit Note or other Facilities Paper, (i) the sum payable shall be increased as may be necessary so that after making all required deductions, such Lender receives an amount equal to the sum it would have received had no such deductions been made, and (ii) the Company agrees to pay the Taxes to the relevant Governmental Authority.

                  (d) Each payment received by the Agent in accordance with this Agreement is valid and effective to satisfy and discharge the Company's liability under the Facilities Papers to the extent of the payment.

         5.11. Pro Rata Distribution of Payments. All payments and prepayments of the Senior Credit Notes, including (subject to SECTIONS 3.2(d) and 5.3(a)) the Swing Line Note, (whether voluntary or involuntary and from whatever source) received by the Agent shall be distributed by the Agent to the Lenders Pro Rata with their respective ownership interests in the Loan as of the date the payment is credited against the Senior Credit Notes in accordance with this Agreement. The distribution from the Agent to each Lender shall be made by the Agent's initiating a federal funds wire transfer by 3:00 PM on the Business Day when such funds were received, in immediately available funds directly to the Lender or to such account at another financial institution as is designated from time to time by the Lender in writing, and shall be made on the same Business Day received (or deemed received) by the Agent. If the Agent shall fail or refuse to so make the distribution on the same Business Day as the payment was received, then, as agreed full and adequate compensation therefor, the Agent shall pay the affected Lender(s) interest on the undistributed funds at the Federal Funds Effective Rate.

         5.12. Chapter 346 Inapplicable. The Company agrees, pursuant to Chapter 346, that Chapter 346 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the Obligations, and that none of the Senior Credit Notes nor any Advance shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

                                  6 COLLATERAL

         6.1. Grant of Security Interest. As security for the payment of the Loan and for the payment and performance of all of the Obligations, the Company hereby grants to the Agent, as agent and representative of the Lenders, a first priority security interest in all of the Company's present and future estate, right, title and interest in and to the following described Collateral (although neither the Lenders nor the Agent assumes any of the Company's or any other liability or obligation under or in respect of any Collateral):

                  (a) Single-family Loans Collateral.

                           (1) all Pledged Loans;

                           (2) all Collateral Support;

                           (3) all rights to deliver Pledged Loans to investors
and other purchasers and all proceeds resulting from the disposition of such Collateral pursuant thereto, including the Company's right and entitlement to receive the entire purchase price paid for Pledged Loans sold;

                           (4) all Hedge Agreements relating to or constituting
any and all of the foregoing or relating to the Obligations;

                           (5) all Servicing Rights in respect of any of the
Pledged Loans; and

                           (6) all of the Company's rights now or hereafter
existing in, to or under any MBS secured by, created from or representing any interest in any of the Pledged Loans, whether now owned or hereafter acquired by the Company, and whether such MBS are evidenced by book entry or certificate (the Agent's Lien against each MBS created from, based on or backed by Pledged Loans shall automatically attach to, cover and affect all of the Company's right, title and interest in that MBS when issued and its proceeds and the Agent's

Lien against the Pledged Loans from which such MBS was so created shall automatically be released when such MBS is issued, subject to automatic reinstatement if such issuance is voided or set aside by any court of competent jurisdiction), all right to the payment of monies and non-cash distributions on account of any of such MBS and all new, substituted and additional securities at any time issued with respect thereto;

                  (b) Related Accounts, Payment Intangibles, General Intangibles

                           (1) all accounts, payment intangibles, general
intangibles, instruments, documents (including documents of title), chattel paper, contract rights and proceeds, whether now or hereafter existing (including all of the Company's present and future rights to have and receive interest and other compensation, whether or not yet accrued, earned, due or payable), under or arising out of or relating to the Pledged Loans;

                           (2) all instruments, documents or writings evidencing
any such accounts, payment intangibles, general intangibles or proceeds or evidencing any monetary obligation under, or security interest in, any of the Pledged Loans, all other papers delivered to the Agent or the Custodian, and all other rights transferred to the Agent, in respect of any of the Pledged Loans, including, without limitation, the right to collect, have and receive all insurance proceeds (including but not limited to casualty insurance, mortgage insurance, pool insurance and title insurance proceeds) and condemnation awards or payments in lieu of condemnation which may be or become payable in respect of the Mortgaged Premises encumbered or intended to be encumbered by any Pledged Loan, and other personal property of whatever kind relating to any of the Pledged Loans, in each case whether now existing or hereafter arising, accruing or acquired;

                           (3) all security for or claims against others in
respect of the Pledged Loans; and

                           (4) all proceeds and rights to proceeds of any sale
or other disposition of any or all of the Pledged Loans;

                  (c) Note Payment Account. the Note Payment Account and all sums from time to time on deposit in it;

                  (d) Collateral Records. all Collateral Records;

                  (e) Other Property. any other Property acceptable to the Agent and Pledged to the Agent; and

                  (f) Other Rights. all rights to have and receive any of the Collateral described above, all accessions or additions to and substitutions for any of such Collateral, together with all renewals and replacements of any of such Collateral, all other rights and interests now owned or hereafter acquired by the Company in, under or relating to any of such Collateral or referred to above and all proceeds of any of such Collateral;

provided, that the Agent's security interest in the Pledged Loans does not extend to, cover or affect any of the mortgage loan Servicer's right, title or interest in, to or under (a) any Servicing

Agreement that the Company, as owner or investor, has entered into, or may hereafter enter into, in good faith with any Person that is not an Affiliate of the Company, as mortgage loan Servicer, to service Mortgage Loans now or hereafter owned or held by the Company, whether or not such Mortgage Loans were heretofore, or are now or hereafter, Pledged to the Agent or (b) the mortgage loan servicing rights under any such mortgage loan servicing agreement between the Company and a contractual mortgage loan Servicer that is not an Affiliate of the Company; provided further that nothing in this sentence shall be construed to waive, disclaim, impair or otherwise affect the Agent's security interest (as agent and representative of the Lenders) in any of such Mortgage Loans themselves, including the Agent's security interest in and to all of the Company's right, title and interest under each such Mortgage Loan Servicing Agreement to the extent (if any) that it covers, affects or relates to Pledged Loans.

         6.2. Further Assurances Concerning Collateral. In furtherance of the foregoing, the Company (i) hereby agrees to perform, or cause to be performed, such acts and duly to authorize, execute, acknowledge, deliver, file and record (or cause such actions to be taken with respect to) such financing statements, assignments, security agreements, deeds of trust, mortgages, bond powers and supplements, modifications or amendments to any of them, and such other papers as the Agent may reasonably request in order to establish and preserve the priority of, perfect and protect the Liens granted or intended to be granted to the Agent in and to any and all such Collateral and to preserve and protect the Agent's rights in respect of all present and future Collateral for the Obligations.

         6.3. Delivery of Additional Collateral or Mandatory Prepayment. At least once a week during the term of this Agreement (or more often in the discretion of the Agent if it reasonably determines that market conditions warrant) and whenever a Request for Borrowing is made by the Company (except that the Agent shall have no obligation to make such determination more frequently than once per day), the Agent shall:

                  (a) determine the aggregate Collateral Values for the Borrowing Base each (including the Collateral Value of any Collateral pledged on that day) by summing the values of the individual items of Collateral as reported on (and recorded by the Agent from) the Company's Submission Lists and Pledged Loans Curtailment Reports, valuing at zero Collateral for which the Agent has current actual knowledge that a Disqualifier exists;

                  (b) issue a statement of the value of each Borrowing Base as so determined; and

                  (c) provide a copy of that certificate to the Company.

If the Agent shall determine on any day that the Borrowing Base is less than the outstanding Borrowings, then the Company shall immediately (by no later than the next Business Day after the Agent's request) either:

                           (1) Pledge to the Agent additional Collateral and
deliver to the Custodian all Basic Papers for any such additional Collateral (delivery of such Basic Papers to the Custodian may be deferred for up to seven
(7) Business Days for any Wet Loans Pledged to the Agent as additional Collateral) and/or;

                           (2) after giving effect to the Collateral Value of
any additional Collateral Pledged to the Agent and delivered to the Agent pursuant to SECTION 6.3(c)(1), pay to the Agent cash for Pro Rata distribution to the Lenders, in aggregate amounts sufficient to cover the sum of the excess of each of (i) the sum of all Borrowings outstanding over (ii) the Collateral Value of the Borrowing Base provided, that the Company may not elect under the provisions of SECTION 6.3(c)(1) (and instead must make a cash paydown pursuant to SECTION 6.3(c)(2)) if any Default or Event of Default has occurred that the Agent has not declared in writing to have been cured or waived.

         6.4. Mandatory Redemption of Subpar Alt-A Collateral for Low Weighted Average FICO Scores. If the Agent shall determine on any day that the weighted average FICO score of all pledged Alt-A Loans is less than 680 and make a Redemption Call, the Company shall immediately (by no later than the next Business Day after the Agent's request) redeem (either by making cash paydowns of outstanding Advances or substituting higher quality Collateral) a sufficient number of lower FICO score pledged Alt-A Loans as shall be required to correct such deficiency.

         6.5. Mortgaging of Real Property Collateral. The Company hereby grants to the Agent a Lien against, and hereby agrees to duly Pledge to the Agent by executing, acknowledging sufficiently for recording and delivering to the Agent or (where appropriate) to a trustee designated by the Agent, a recordable mortgage, deed of trust or security deed (whichever form of real property mortgage instrument is appropriate to the jurisdiction in which the real property is located) -- on the standard Fannie Mae/Freddie Mac form, modified appropriately for the purpose, or in another form approved by the Agent -- and in substance approved by the Agent, to cover each lot, parcel, tract or leasehold estate (as the case may be) of present or future real property owned by the Company after foreclosure or conveyance in lieu of foreclosure of any Pledged Loan (or any other Collateral that, while Pledged to the Agent, is or becomes real property under the law of the U.S. jurisdiction where it is located), each of which mortgage instruments shall describe the mortgagee or grantee as "JPMorgan Chase Bank, as a Lender and as Agent for certain other Lenders" and shall describe the Debt it secures substantially as follows:

         All present and future debts and obligations of Sunset Financial Resources, Inc. to JPMorgan Chase Bank, as a Lender and as Agent for the other Lenders named therein, and to such other Lenders, under or pursuant to the 3/04 Senior Secured Credit Agreement dated as of March 22, 2004 by and among Sunset Financial Resources, Inc., JPMorgan Chase Bank and others, the principal debt under which credit agreement has a final stated maturity of March 21, 2005, as such credit agreement may have been or may from time to time be supplemented, amended or restated; provided that the principal debt hereby secured shall in no event exceed [state here the amount that is equal to 120% of the value of the mortgaged real estate as shown in its most recent Appraisal or Broker's Price Opinion].

While the Agent does not initially intend to record any of such mortgages, deeds of trust or security deeds, the Agent may elect to record -- upon prior written notice to the Company, unless an Event of Default has occurred that the Agent has not declared in writing to have been cured or waived, in which case no written notice is necessary -- any or all of them at any time or times, and all costs of filing and recordation shall be paid for by the Company, either directly or as reimbursement to the Agent, whichever the Agent shall elect.

         6.6. Pledged Loans' Collection and Servicing Rights. So long as no Event of Default shall have occurred that the Agent has not declared in writing to have been cured or waived, the Company shall be entitled to service the Pledged Loans and to receive and collect directly -- or cause to be serviced, received and collected through a Servicer or Servicers under one or more Servicing Agreements -- all sums payable to the Company in respect of the Pledged Loans (excluding, however sums arising from sales or other dispositions of Pledged Loans, which SECTION 6.9 requires to be paid to the Agent for application as therein stated); provided that the Company's rights and obligations to so interim service, or to cause to be so interim serviced, each Pledged Loan shall terminate on the earlier of (i) the Maturity Date or (ii) one
(1) month after the Effective Date of this Agreement, although such one-month period shall be automatically extended for sequential periods of one (1) month each unless the Agent, acting in its sole discretion, gives written notice to the Company during any such 1-month period stating that such period will not be extended, in which event the Company's said interim servicing rights will automatically terminate upon expiration of that 1-month period; and provided further that if any Default or Event of Default shall occur at any time, the Company's rights and obligations to service the Pledged Loans shall terminate automatically and immediately (unless and to the extent the Agent shall state otherwise by written notice to the Company) without any notice or other action by the Agent or any Lender. Upon any such termination, the Agent is hereby authorized and empowered to sell and transfer such rights to service the Pledged Loans for such price and on such terms and conditions as the Agent shall reasonably determine, and the Company shall have no right to sell or attempt to sell or transfer such rights to service the Pledged Loans. The Company shall perform all acts and take all actions so that the Pledged Loans and all files and documents relating to the Pledged Loans that are held by the Company, together with all escrow amounts relating to the Pledged Loans, are delivered to the successor Servicer. To the extent that the approval of any third party or any other insurer or guarantor is required for any such sale or transfer, the Company will fully cooperate with the Agent to obtain such approval. All amounts paid by any purchaser of such rights to service the Pledged Loans shall be paid to the Agent for distribution to the Lenders and application to the Loan in the same manner and order as provided for funds received by the Agent pursuant to
SECTION 11.4. The rights to service the Pledged Loans have not been separated from the Pledged Loans and are not subject to pledge or assignment to anyone other than the Agent.

         6.7. Rights After Occurrence of Event of Default. After the occurrence of any Event of Default that the Agent has not declared in writing to have been cured or waived, the Agent shall have the following rights (but no obligations):

                  (a) in its discretion, to demand, sue for, collect or receive and receipt for (in its own name, in the name of the Company or otherwise) any money or property at any time payable or receivable on account of any of the Collateral, in consideration of its transfer or in exchange for it;

                  (b) to direct -- and to take any and all other steps necessary to cause -- any Servicer of any of the Collateral to pay over directly to the Agent for the account of the

Company (instead of to the Company or any other Person) all sums from time to time due to the Company and to take any and all other actions that the Company or the Agent has the right to take under the Company's contract with such Servicer; and

                  (c) to request that the Company forthwith pay to the Agent at its principal office all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Agent as to the sources of such funds, and if the Agent does so request, then the Company shall diligently and continuously thereafter comply with such request.

All amounts so received and collected by the Agent shall be paid over to the Lenders for application to pay (i) fees owing under the Facilities Papers (pro rata in the ratio that the fees then owed to each Lender bear to the fees then owed to all Lenders), (ii) the reasonable costs and expenses incurred by the Agent or the Lenders (pro rata in the ratio that the unreimbursed costs and expenses incurred by each of them and then outstanding bears to the unreimbursed costs and expenses incurred by all of them and then outstanding) in collecting or enforcing the Senior Credit Notes and the other Facilities Papers, defending against any claims made in respect of the Facilities Papers or any related transactions, protecting or realizing on Collateral and (iii) accrued and unpaid interest on and principal of the Senior Credit Notes (for interest, pro rata in the ratio that the then-accrued and unpaid interest due on each Senior Credit Note bears to the then-accrued and unpaid interest due on all Senior Credit Notes, and for principal, pro rata in the ratio that the outstanding balance of each Senior Credit Note bears to the outstanding balances of all Senior Credit Notes).

         6.8. Sale and Agent's Delivery of Collateral to Investors. Unless an Event of Default has occurred that the Agent has not waived in writing (in which event the Agent's consent to such shipping or delivery shall be required) the Company may direct the Custodian to ship or deliver to any investor that has been approved by the Agent (or to such investor's designated documents custodian) under cover of an appropriate bailee letter, any Pledged Loan, whether for purchase as a Whole Loan or as all or part of a pool from which such approved investor will create MBS when the MBS are created from such pool, although the Agent's security interest granted by this Agreement in and to -- and the Company hereby specifically declares its intent that Collateral covered by this Agreement includes -- all of the Company's present and future (i) right, title and interest in and to the MBS so created and (ii) rights to demand, have, receive and receipt for such MBS and their proceeds, shall automatically attach when such Pledged Loans are so securitized and the Agent's security interest in them is thereby automatically terminated, as aforesaid.

         6.9. Collateral Sale Proceeds to be Paid to Agent.

                  (a) Until both (i) an amount equal to the Redemption Amount of the Pledged Loans(s) being sold as a Whole Loan or securitized (or such lesser amount as shall be required to cause the Borrowing Base without such Pledged Loans to at least equal the Advances outstanding) has been paid to the Agent and
(ii) information sufficient to enable the Agent to reconcile the sums so paid to the Pledged Loans so being securitized has been provided to the Agent, the Agent shall have (x) a continuing first and prior security interest in such Pledged Loan that is so being sold as a Whole Loan and (y) a first and prior security interest in and control of all of the Company's right, title and interest (whenever acquired) in and to each MBS created from any pool of Mortgage Loans that includes such Pledged Loan(s), and the Company shall take all steps necessary to establish, perfect and maintain in the Agent such security interest and its perfection, and control of such MBS.

                  (b) When the sale is settled of any Pledged Loan sold as a Whole Loan, or of any MBS created from a pool that includes any Pledged Loan, the Company shall cause the investor purchasing such Whole Loan or MBS to pay the Company's entire net share of the purchase price therefor directly to the Agent, for application as a mandatory prepayment on the Senior Credit Notes and as a repayment of outstanding Advances. If the amount so paid to the Agent is at least equal to the Redemption Amount for the Pledged Loan(s) so sold or securitized, then the Agent will release the relevant Pledged Loan(s) or MBS from the Agent's Lien (whereupon such Pledged Loan or MBS will no longer be Pledged to the Agent), and if no Default or Event of Default has occurred that the Agent has not declared in writing to have been cured or waived, the Agent will also transfer from the Note Payment Account to the Company's designated account any excess of (x) the purchase price so paid to the Agent for the Pledged Loan(s) so sold or securitized over (y) the Redemption Amount for such Pledged Loan(s).

                  (c) Pledged Loans Shipped for Securitization. Upon shipment or delivery of Pledged Loans to be securitized and pending payment to the Agent of the Redemption Amount therefor on the sale of the resulting MBS, the Company agrees to take all steps necessary to cause the Agent to be identified as the nominal owner of any MBS created from the pool of Mortgage Loans which includes such Pledged Loans in the records of the Federal Reserve Bank or other institution authorized by the issuer (Ginnie Mae, Fannie Mae, Freddie Mac or the securities intermediary holding such MBS for the private issuer, as the case may
be) to maintain ownership records in respect of all such MBS, and to cause such arrangements to remain in effect until the Collateral Value of such securitized Mortgage Loans shall have been paid to the Agent (for deposit in the Note Payment Account and distribution to the Lenders for application on the Loan.) The Company hereby appoints the Agent as its attorney-in-fact to take all such steps in its name and behalf as are necessary or appropriate to (i) obtain and maintain control of such MBS, (ii) establish, maintain or continue perfection of its security interests in such MBS and/or (as the context requires) (iii) enforce, collect or otherwise realize upon such interests, and such appointment shall be deemed a power coupled with an interest and shall be irrevocable for so long as any of the Obligations shall be unpaid or any of the Lenders shall have any outstanding commitment to lend or to extend any other financial accommodations to or for the account of the Company.

         6.10. Right of Redemption From Pledge. Provided no Event of Default has occurred that the Agent has not declared in writing to have been cured or waived (provided that the Agent may elect to allow redemption even if an uncured and unwaived Event of Default has occurred if the Agent reasonably believes at that time that doing so would be in the Lenders' interest), the Company may from time to time redeem one or more items of Collateral from pledge by either:

                  (a) paying, or causing to be paid, to the Agent for deposit in Note Payment Account, for application to the outstanding balance of Advances and Pro Rata distribution to the Lenders for their application to prepayment of the principal balances of the Senior Credit Notes, including the Swing Line Note if then outstanding, the Redemption Amount for the item(s) of Collateral to be released; or

                  (b) delivering substitute Collateral that both (i) is Eligible Collateral and (ii) will, when included with the existing Collateral, increase the Borrowing Base to a value at least equal to the aggregate outstanding Borrowings;

after which the Agent shall release the redeemed Collateral to the Company or its designee promptly upon written request made by the Company and at its cost, whereupon such redeemed Collateral will not longer be Pledged to the Agent or included in the Borrowing Base and the Company shall promptly receipt -- or shall cause its designee to promptly receipt -- for such released Collateral in writing to the Agent. Further, the Agent will execute UCC partial release(s) of such redeemed Collateral -- or otherwise appropriately confirm such release in writing -- prepared at the Company's expense if, when and in such form as the Company may reasonably request.

         6.11. Return of Collateral at End of Commitment. If (i) the Lenders' Commitments to lend shall have expired or been terminated, and (ii) all Advances, interest or other amounts evidenced by the Senior Credit Notes or owing to any of the Lenders or the Agent under this Agreement, the Senior Credit Notes and the other Facilities Papers shall be fully paid and satisfied, then the Agent shall release the Collateral to the Company or its designee promptly upon written request made by the Company and at its cost, whereupon such released Collateral shall no longer be Pledged to the Agent and the Company shall promptly receipt -- or shall cause its designee to promptly receipt -- for such released Collateral in writing to the Agent.

         6.12. Acceptance or Shipping Per Instructions of Returned Collateral is Acquittance. Acceptance by the Company of any Collateral delivered to it pursuant to any provision of this Agreement (whether or not the recipient issues a receipt for it) or shipping by the Agent of Collateral in substantial compliance with shipping instructions given by the Company or its designee shall be a complete and full acquittance for the Collateral so delivered or shipped, and the Agent shall thereby be released and discharged from any and all liability or responsibility for it arising then or thereafter (except liability for the Agent's own gross negligence or willful misconduct.)

                             7 CONDITIONS PRECEDENT

         7.1. Initial Advance. The obligations of the Lenders to fund their respective Funding Shares of the initial Advance under this Agreement are subject to the Company's fulfillment of the following conditions precedent:

                  (a) the IPO shall have been completed on the terms and conditions set forth in the preliminary offering memorandum furnished to the Agent and yielding net proceeds to the Company of at least One Hundred Million Dollars ($100,000,0000);

                  (b) the Agent shall have received (or be satisfied that it will receive by such deadline as the Agent shall specify) the following, all of which must be satisfactory in form and content to the Agent in its sole discretion:

                           (1) this Agreement duly executed by all parties;

                           (2) the Senior Credit Notes, each duly executed by
the Company;

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

                           (3) UCC financing statements for the Collateral
covered by this Agreement, each duly authorized by the Company;

                           (4) current UCC search reports of a UCC filings
search in the office of the Secretary of State of the State of Maryland;

                           (5) the Custody Agreement duly executed by the
Company and JPMorgan as Custodian;

                           (6) copies of the Company's (i) certificate of
incorporation certified by the Secretary of State of the State of Maryland and
(ii) bylaws and all amendments certified by such its corporate secretary or assistant secretary, as well as any other information required by Section 326 of the USA Patriot Act or necessary for the Agent or any Lender to verify the identity of the Company as required by Section 326 of the USA Patriot Act in accordance with the requirements summarized in the notice given in SECTION 15.6;

                           (7) If the Company has already begun registering
Pledged Loans with MERS, the Company shall have delivered to the Agent the Electronic Tracking Agreement (as defined in the Custody Agreement) duly executed by the Company, Mortgage Electronic Registration Systems, Inc., MERSCorp., Inc. and the Custodian.

                           (8) certificate of existence or authority and good
standing for the Company issued by the Secretary of State of Maryland;

                           (9) original resolutions of the Company's board of
directors, certified as of the date of the initial Advance by the Company's corporate secretary, authorizing the execution, delivery and performance by the Company of this Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers to be delivered by the Company pursuant to this Agreement;

                           (10) a certificate of the Company's corporate
secretary as to (i) the incumbency of the officers of the Company executing this Agreement, the Senior Credit Notes, the Custody Agreement, each applicable Request for Borrowing and all other Facilities Papers executed or to be executed by or on behalf of the Company and (ii) the authenticity of their signatures -- and specimens of their signatures shall be included in such certificate or set forth on an exhibit attached to it -- (the Agent and the Lenders shall be entitled to rely on that certificate until the Company has furnished a new certificate to the Agent, and certifying that attached to such certificate are true and correct copies of all amendments to the Company's certificate of incorporation and bylaws since their inception);

                           (11) an Officer's Certificate for the Company dated
the date of the initial Advance and certifying truthfully that, after giving effect to that Advance, no Default or Event of Default will exist under this Agreement and that there has been no material adverse change since the Statement Date in any of the Central Elements in respect of the Company or any of its Subsidiaries;

                           (12) copies of an errors and omissions insurance
policy or mortgage impairment insurance policy and blanket bond coverage policy, or certificates in lieu of policies, providing such insurance coverage as is customary for members of the Company's industry, all in form and content reasonably satisfactory to the Agent;

                           (13) a favorable written opinion of counsel to the
Company dated on or before the date of the initial Advance, addressed to the Lenders and the Agent and in form and substance reasonably satisfactory to the Agent and its legal counsel (a form containing opinions required to be included therein are set forth in EXHIBIT G, the opinions in paragraphs numbers 4, 9, 10, 11, 12 and 14 of which shall be rendered by outside legal counsel for the Company); and

                           (14) payment to the Agent of the Facility Fee (for
deposit in the Note Payment Account and Pro Rata distribution to the Lenders), the Custodian's Fee and all other fees and expenses (including the disbursements and reasonable fees of the Agent's attorneys, subject to the limitation specified in SECTION 12(a)) of the Agent accrued and billed for to the date of the Company's execution and delivery of this Agreement; and

                  (c) All directors and officers of the Company, all shareholders of the Company and all Affiliates of the Company or any of its Subsidiaries, to whom or which the Company shall be indebted either for borrowed money or for any other obligation of Fifty Thousand Dollars ($50,000) or more as of the date of this Agreement, excluding salary, bonus or other compensation obligations, and also excluding approximately One Hundred Thirty-five Thousand Dollars ($135,000) in aggregate existing Debt to Sapphire Advisors and Scott Silver, shall have caused such Debt to be Qualified Subordinated Debt, as defined in this Agreement, by executing and causing to be delivered to the Agent a Subordination Agreement and taking all other steps, if any, required to cause such Debt to be Qualified Subordinated Debt, and the corporate secretary of the Company shall have certified each such Subordination Agreement executed to satisfy the requirements of this SECTION 7.1(c) to be true, complete and in full force and effect as of the date of the Advance.

         7.2. Each Advance. The obligations of the Lenders to fund their respective Funding Shares of the initial Advance and each subsequent Advance under this Agreement are also subject to the satisfaction, in the sole discretion of the Agent, as of the date of each such Advance, of the following additional conditions precedent:

                  (a) The Company shall have delivered to the Agent a Request for Borrowing and, if the Borrowing Base is insufficient to support all or part of the requested Borrowing, the Company shall have delivered (i) to the Agent and the Custodian a Submission List and (ii) (except for Wet Warehouse Advances) to the Custodian the Basic Papers, for any new Collateral required to cause the Borrowing Base to at least equal the outstanding Borrowings after giving effect to the requested Borrowing.

                  (b) Unless the requested Advance is comprised only of a Wet Warehousing Advance, the Custodian shall have issued its Custodian's Certification (as defined in the Custody Agreement) relating to the Collateral currently in the Borrowing Base (and the Agent agrees not to unreasonably withhold or delay issuing any such Custodian's Certification).

                  (c) If the Company has begun registering Pledged Loans with MERS, the Company shall have delivered to the Agent the Electronic Tracking Agreement (as defined in the

Custody Agreement) duly executed by the Company, Mortgage Electronic Registration Systems, Inc., MERSCorp., Inc. and the Custodian.

                  (d) The Agent shall have received evidence reasonably satisfactory to it (i) as to the due filing and recording in all appropriate offices of all financing statements, (ii) if there is any Collateral that is of a type that requires the Agent's interest to be noted by book entry, that such book entry has been duly made and (iii) if there is any Collateral that is "investment property" under the UCC of the State of Texas or other applicable Law, that such instruments as are necessary to give the Agent "control" of such Collateral have been duly executed by the Company and the relevant securities intermediary.

                  (e) The representations and warranties of the Company contained in SECTION 8 shall be true and correct in all material respects as if made on and as of the date of each Advance unless specifically stated to relate to an earlier date.

                  (f) The Company shall have performed all agreements to be performed by it under this Agreement, the Custody Agreement and all other Facilities Papers, and after giving effect to the requested Advance, no Default or Event of Default will exist under this Agreement or any of the other Facilities Papers.

                  (g) The Company shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, and no liabilities (whether or not in the ordinary course of business) that adversely and materially affect any of the Central Elements since the dates of the Company's Financial Statements most recently theretofore delivered to the Agent and distributed to the Lenders.

                  (h) The Agent shall have received from counsel for the Company, if requested by the Agent, an updated favorable opinion or opinions, in form and substance satisfactory to the Agent addressed to the Lenders and/or the Agent (whichever the Agent shall specify) and dated as of the date of such Advance, covering and updating such matters that were originally addressed in the opinion issued pursuant to SECTION 7.1(b)(13) as the Agent may reasonably request.

                  (i) The Company shall have paid the Facility Fee and Agent's Fee (if any) then due and payable in accordance with SECTIONS 5.7 and 5.8 and the Custodian's fee pursuant to the Custody Agreement.

                  (j) The Agent shall have received such other documents, if any, as shall be specified by the Agent.

                               8 REPRESENTATIONS

         The Company hereby represents and warrants to the Agent and the Lenders both (a) as of the date of this Agreement and (b) except as to those specified to relate only to a specific date, again as of the date of each Request for Borrowing, that:

         8.1. Organization; Good Standing; Subsidiaries. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland. The

Company has furnished to the Agent a true and complete copy of its charter or articles of incorporation and its bylaws as in effect as of the date of this Agreement, including all amendments thereto, and agrees to furnish to the Agent a true and complete copy of any amendment adopted after the Effective Date promptly after it is adopted. The Company warrants and represents that the Company and its Subsidiaries each has the full legal power and authority to own its properties and to carry on its business as currently conducted and each is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership of its property or the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be qualified, licensed or in good standing has no material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries. The Company does not have any Subsidiaries except as set forth on EXHIBIT D or as have been subsequently disclosed by the Company to the Agent in writing. EXHIBIT D states the name of each such Subsidiary as of the Effective Date, place of incorporation, each state in which it is qualified as a foreign corporation and the percentage ownership of the capital stock of each such Subsidiary by the Company.

         8.2. Authorization and Enforceability. The Company has the power and authority to execute, deliver and perform this Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers to which it is a party or in which it joins or has joined. The execution, delivery and performance by the Company of this Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers to which it is a party and the borrowing of the Loan have each been duly and validly authorized by all necessary corporate action on the part of the Company (none of which has been modified or rescinded, and all of which are in full force and effect) and do not and will not (i) conflict with or violate any Legal Requirement, (ii) conflict with or violate the articles of incorporation or bylaws of the Company, (iii) conflict with or result in a breach of or constitute a default under any agreement, instrument or indenture binding on the Company or (iv) require any consent under any such agreement, instrument or indenture, where the conflict, breach, default or nonconsent could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries, or result in the creation of any Lien upon any property or assets of the Company except the Lien securing the Obligations, or result in or permit the acceleration of any debt of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers constitute the legal, valid, and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally.

         8.3. Approvals. Neither the execution and delivery of this Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers nor the performance of the Company's obligations under such Facilities Papers requires any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than (i) those that have been obtained or will be obtained by the time required and which remain in full force and effect, (ii) those for which the Company's failure to obtain them will not have a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries and (iii) the filing of the Security Instruments.

         8.4. Financial Condition. The balance sheet of the Company (and, to the extent applicable, its Subsidiaries, on a consolidated basis) and the related statements of income, changes in stockholders' equity and cash flows ("FINANCIAL STATEMENTS") for the fiscal year ended on the Statement Date (the "STATEMENT DATE FINANCIAL STATEMENTS") heretofore furnished to each of the Lenders, fairly present the financial condition of the Company (and its consolidated Subsidiaries) as of the Statement Date and the results of their operations for the fiscal period ended on the Statement Date. On the Statement Date, the Company did not have either any known material liabilities -- direct or indirect, fixed or contingent, matured or unmatured -- other than the contingent liabilities (if any) set forth on SCHEDULE 8.4 and contingent liability on endorsements of negotiable instruments for deposit or collection in the ordinary course of business, or any known material liabilities for sales, long-term leases or unusual forward or long-term commitments, which are not disclosed by the Statement Date Financial Statements or reserved against in them or that have not been otherwise disclosed to the Agent in writing. The Company is currently Solvent, and since the Statement Date, (i) there has been no material adverse change in any of the Central Elements related to the Company (and its Subsidiaries), nor is the Company aware of any state of facts which (with or without notice, the lapse of time or both) would or could result in any such material adverse change, and (ii) there have been no material unrealized or anticipated losses from any loans, advances or other commitments of the Company, except for the material adverse changes and losses (if any) that are summarized in SCHEDULE 8.4.

         8.5. Litigation. Except as disclosed on SCHEDULE 8.5 or except as disclosed in the Statement Date Financial Statement or the most recent Financial Statements furnished to the Agent (whichever is more current), there are no actions, claims, suits or proceedings pending, or to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any of its Subsidiaries in any court, before any other Governmental Authority or before any arbitrator or in any other dispute resolution forum which, if adversely determined, could reasonably be expected to result in a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries.

         8.6. Licensing. The Company and the Servicers (if any) of its Mortgage Loans are duly registered as mortgage lenders and servicers in each state in which Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable Legal Requirement, except where the failure to register could not reasonably be expected to result in a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries.

         8.7. Hedge Investments in Mortgage Loans. If at any time during the term of this Agreement, the Company is hedging its investments in Mortgage Loans Pledged to the Agent, the Company will prepare its periodic hedge position reports in form, substance and detail reasonably satisfactory to the Agent and provide a copy of each to the Agent and each Lender when issued, and the Company will deliver to the Agent within ten (10) Business Days after the Company's receipt thereof copies of the Hedge Agreements acquired by the Company and held from time to time to so hedge its investments in Mortgage Loans Pledged to the Agent (the Company's right, title and interest in and to all existing and future Hedge Agreements being part of the Collateral that the Company has Pledged to the Agent by operation of SECTION 6.1(a)(4).)

         8.8. Compliance with Applicable Laws. Neither the Company nor any of its Subsidiaries is in violation of any provision of any law, or any judgment, award, rule, regulation, order, decree, writ or injunction of any court, other Governmental Authority or public regulatory body that could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries.

         8.9. Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowings directly or indirectly made available to or received by the Company or for its account will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or which would constitute this transaction a "purpose credit" within the meaning of Regulation U, as now or hereafter in effect.

         8.10. Investment Company Act. The Company is not subject to the rules governing an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         8.11. Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is an "affiliate" or a "subsidiary company" of a "public utility company", or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", as such terms are defined in the PUHC Act. Further, none of the transactions contemplated under this Agreement shall cause or constitute a violation of any of the provisions, rules, regulations or orders, of or under the PUHC Act and the PUHC Act does not in any manner impair the legality, validity or enforceability of the Senior Credit Notes, the Loan, any of the Facilities Papers or any of the Agent's Liens.

         8.12. Payment of Taxes. The Company has filed (or caused to be filed) all required federal, state and local income, excise, property and other tax returns with respect to its and its Subsidiaries' operations, all of such returns are true and correct and the Company has paid or caused to be paid -- or is protesting by appropriate proceedings diligently pursued and has established adequate reserves therefor -- all taxes which are due and owing under applicable law or as shown on any assessment to the extent such taxes have become due, including all applicable FICA payments and withholding taxes. The amounts reserved as a liability for income taxes and other taxes payable in the financial statements heretofore furnished to the Agent and the Lenders are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes -- whether or not disputed -- of the Company and its Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all prior years and periods, and for which the Company and its Subsidiaries may be liable in their own right or as transferee of the assets of other Person or as successor to any other Person.

         8.13. Agreements. Neither the Company nor any of its Subsidiaries is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting any of the Central Elements except as disclosed in (i) the Statement Date Financial Statements, (ii) SCHEDULE 8.4 or
(iii) the more current Financial Statements, if any, that the

Company has furnished to the Agent after the Effective Date. Neither the Company nor any such Subsidiary is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any agreement, instrument or indenture that could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries. No holder of the Company's or any such Subsidiary's debt or other obligations has given notice of any asserted default that could have a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries. No liquidation or dissolution of the Company is pending or, to the Company's knowledge, threatened and no liquidation or dissolution of any Subsidiary is pending or threatened that could have a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or any of its properties is pending, or to the Company's knowledge, threatened. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to any Subsidiary of the Company or any of its properties is pending, or to the Company's knowledge, threatened that could have a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries.

         8.14. Title to Properties. The Company and each of its Subsidiaries has good, valid, insurable (in the case of real property) and marketable title to
(i) all of its material Properties and assets (whether real or personal, tangible or intangible) that are reflected on or referred to in the Statement Date Financial Statements or in the more current Financial Statements (if any) most recently furnished to the Agent after the Effective Date, except for such properties and assets as have been disposed of since the date of such current Financial Statements either in the ordinary course of business or because they were no longer used or useful in the conduct of its business, and all such Properties and assets are free and clear of all Liens except for (i) the lien of current (nondelinquent) real and personal property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters to which like properties are commonly subject that do not materially interfere with the use of the property as it is currently being used and (iii) such other Liens, if any, as are disclosed in such Financial Statements and Permitted Encumbrances.

         8.15. The Company's Address. The Company's chief executive office and principal place of business are at 4231 Walnut Bend, Jacksonville, Florida 32257 or at such other address as shall have been set forth in a written notice to the Agent given subsequent to the Effective Date and at least thirty (30) days before such notice's effective date accompanied by a UCC-3 Financing Statement amendment authorized by the Company to amend each Financing Statement required by this Agreement to reflect the Company's change of address.

         8.16. ERISA. The Company does not maintain any Plans except the Plans listed on SCHEDULE 8.16 and agrees to notify the Agent in advance of forming any Plans. The Plans listed on SCHEDULE 8.16 and all other Company employee welfare benefits plans (as defined under Section 3(1) of ERISA) are in substantial compliance with all applicable laws (including ERISA). The Company is not an employer under any Multiemployer Plan or any other Plan subject to Title IV of ERISA.

         8.17. Special Representations Concerning Collateral. As of the date of this Agreement and as of the date of each Request for Borrowing, that:

                  (a) The Company is the sole legal and equitable owner (except in the case of MERS Designated Loans, as to which MERS, as nominee for the Company and its successors and assigns, is the record owner), free and clear of all Liens other than Permitted Encumbrances, of all Collateral Pledged to the Agent by the Company.

                  (b) All Collateral, including all pledged Wet Loans, has been duly authorized and validly issued.

                  (c) Each item of Collateral is genuine and what it purports to be.

                  (d) All of the Collateral, individually and collectively, Pledged to the Agent by the Company complies with all of the requirements of this Agreement and the Custody Agreement and is genuine and what it purports to be.

                  (e) All information concerning each item or grouping of Collateral listed in any Submission List or in a Warehouse Transmission File sent to the Agent or the Custodian was, is and/or shall be (as applicable) true and complete in all material respects as of the date of such Submission List or Warehouse Transmission File.

                  (f) The Company has complied and will continue to comply with all Legal Requirements relating to each item of Collateral.

                  (g) All Collateral, including all pledged Wet Loans, has been duly (i) endorsed or assigned to the Company and (ii) endorsed or assigned by the Company in blank -- endorsement in blank is not required when MERS is designated in the Mortgage as the original mortgagee or the nominee of the original mortgagee, its successors and assigns -- and delivered (or in the case of Wet Loans, are in the process of being delivered) to the Custodian or endorsed in a manner acceptable to the Agent.

                  (h) All Basic Papers for each item of Collateral (except for Wet Loans) will be transmitted to the Custodian with the Submission List with which it is submitted.

                  (i) Each assignment to the Agent of the Lien securing any Collateral will be in proper and sufficient form for recording in the appropriate government office in the U.S. jurisdiction where the related Mortgaged Premises are located (no such assignment is required for any Mortgage that has been originated in the name of MERS and registered under the MERS(R) system.) Upon and after delivery to the Agent of the Mortgage Note evidencing the particular item of Collateral, the Agent on behalf of the Lenders will have a duly perfected first priority possessory security interest in such Collateral and for so long as the Agent, the Custodian or another bailee for the Agent retains possession of such note, or takes such other action as is necessary for it to have and maintain a perfected security interest in such note under the UCC, the Agent will have a duly perfected first priority possessory security interest in such Collateral.

                  (j) The Company has and will continue to have the full right, power and authority to pledge the Collateral Pledged to the Agent and to be Pledged to the Agent by the Company under this Agreement or pursuant to it, and such Collateral may be further assigned without any requirement for the consent of any other party to the Collateral.

                  (k) The Company will maintain the Lien on the real estate described in, or referred to as covered by, each Pledged Loan as a first Lien, subject only to the Permitted Encumbrances, until all of the Obligations have been fully paid and satisfied and the Lenders have no further Commitments outstanding.

                  (l) All improvements that were considered in determining the appraised value of the Mortgaged Premises securing each Pledged Loan lay wholly within the boundaries and building restriction lines of such Mortgaged Premises, no improvements on adjoining properties encroach upon such Mortgaged Premises and no improvement located on or that is a part of such Mortgaged Premises is in violation of any applicable zoning law or regulation.

                  (m) The Pledged Loan is covered by an ALTA mortgage title insurance policy of such other form of title insurance as is acceptable to Fannie Mae or Freddie Mac, issued by and constituting the valid and binding obligation of a title insurer that is (i) generally acceptable to prudent mortgage lenders who regularly originate or purchase Mortgage Loans comparable to the Pledged Loans that are for sale to prudent investors in the secondary market which investors invest in Mortgage Loans such as the Pledged Loan, and
(ii) is qualified to do business in the jurisdiction where the Mortgaged Premises are located, insuring the Company, its successors and assigns, as to the first priority of the Lien of the Mortgage on the related Mortgaged Premises, in an amount equal to the original principal amount of the Pledged Loan. The Company is the sole named insured of such mortgage title insurance policy, the pledge to the Agent of the Company's interest in such policy does not require the consent of or notice to the insurer (or such consent has been obtained or notice given), and such policy is and will be in full force and effect and inure to the benefit of the Agent (as agent and representative of the Lenders) as and when such Pledged Loan is Pledged to the Agent. No claims have been made under such policy and no prior holder of the Pledged Loan, including the Company, has done, by act or omission, anything that would impair the coverage of such policy.

                  (n) The Mortgaged Premises securing such Pledged Loan are capable of being lawfully occupied under applicable Laws, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Premises and, with respect to the use and occupancy of the same, including certificates of occupancy and fire underwriting certificates, have been made or obtained for the appropriate Governmental Authority.

                  (o) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that have previously become due have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by any Person other than the related Customer, directly or indirectly, for the payment of any amount required under the related Loan Papers, except for interest to accrue from the date of the Pledged Loan or the date of disbursement of its proceeds (whichever is greater) to the day that precedes by a month the due date of such Pledged Loan's first installment of principal and interest.

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                  (p) The Company has no knowledge of any circumstances or
conditions with respect to the Mortgage, the Mortgaged Premises or the Customer in respect of any Pledged Loan (other than the Customer's credit standing) that can reasonably be expected to cause private institutional investors that regularly invest in Mortgage Loans similar to such Pledged Loan to regard such Pledged Loan as an unacceptable investment or adversely affect the value or marketability of the Pledged Loan to other similar institutional investors.

                  (q) Each Pledged Loan's Mortgage contains an enforceable provision for acceleration of the maturity of the unpaid principal balance thereof in the event that the Mortgaged Premises are sold or transferred without the prior written consent of the holder thereof.

                  (r) No Pledged Loan contains provisions pursuant to which monthly payments are paid in whole or in part with funds deposited in any separate account established by the Company, the Customer or anyone on behalf of the Customer, or paid by any source other than the Customer, nor any other similar provisions currently in effect that effectively constitute a "buydown" provision.

                  (s) No Pledged Loan is a graduated payment Mortgage Loan or has a shared appreciation or other contingent interest feature.

                  (t) The Company's acquisition, disposition and collection practices with respect to Single-family Mortgage Loans are and have been in all material respects in accordance with industry custom and practice, and in all respects legal and proper.

                  (u) If an escrow of funds has been established for a Pledged Loan, it is not prohibited by applicable Law, all escrow deposits and escrow payments have been collected in full compliance with applicable state and federal Law and are in the possession of the Company or have been applied to pay their proper and intended purposes, no escrow deposits or escrow payments or other charges or payments due in respect of such Pledged Loan have been capitalized under its Mortgage Note or Mortgage and no deficiencies exist in connection therewith for which customary arrangements for repayment have not been made.

                  (v) All interest rate adjustments in respect of each Pledged Loan have been made in strict compliance with applicable Law and the terms of the related Mortgage Note, and any interest required to be paid pursuant to applicable Law has been properly paid and credited.

                  (w) No Customer under any Pledged Loan has notified the Company, and the Company has no knowledge, of any relief requested or allowed to the Customer under the Soldiers' and Sailors' Civil Relief Act of 1940.

                  (x) Based on customary residential mortgage industry practices and to the knowledge of the Company, the Mortgaged Property securing each Pledged Loan is free from any and all toxic and hazardous substances and there exists no violation of any applicable environmental Law.

                  (y) No Pledged Loan was selected as Collateral on any basis that was intended to have a material adverse effect on the Agent or any Lender.

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                  (z) No Mortgaged Property securing any Pledged Loan is within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites that are known to contain any hazardous substance or hazardous waste.

                  (aa) No Pledged Loan is subject to a bankruptcy plan.

                  (bb) Each Pledged Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended.

                  (cc) All Pledged Loans and all related papers included in the Collateral (including all pledged Wet Loans):

                           (1) were originated by a duly licensed mortgage
lender in the ordinary course of its business and were sold by their respective originators and purchased by the Company, acting in the ordinary course of their respective businesses;

                           (2) have been made in compliance with all applicable
requirements of the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the federal Truth-In-Lending Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, related statutes and regulations and all applicable Legal Requirements under usury, truth-in-lending, equal credit opportunity and all other Laws, and the continued compliance of the Pledged Loans is not affected by their pledge to the Agent, as agent and representative of the Lenders;

                           (3) are the legal, valid and binding obligations of
the respective Customers who made them and are and will continue to be valid and enforceable in accordance with their terms, without any claim, right of rescission, counterclaim, defense or offset, including any claim or defense of usury, except as such enforceability may be limited by bankruptcy and other laws affecting the rights of creditors generally and by principles of equity, excepting rights that, by applicable law, cannot be waived, and neither the operation of any of their respective contract terms nor the exercise of any right thereunder will render any of them partly or wholly unenforceable or subject to any such claim, right of rescission, counterclaim, defense or offset, and no such claim, right of rescission, counterclaim, defense or setoff has been asserted;

                           (4) have not been modified or amended and none of
their requirements has been waived, except as expressly and completely reflected in the applicable Loan Papers furnished to the Custodian;

                           (5) to the best of the Company's knowledge,
respectively have fair market values equal to or greater than the collateral values respectively attributed or allocated to them under this Agreement;

                           (6) comply and will continue to comply with the terms
of this Agreement and the Custody Agreement;

                           (7) were not originated in, and are not subject to
the laws of, any jurisdiction whose laws (i) make unlawful their pledge to the Agent pursuant to this Agreement,

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or their ownership by the Agent or the Lenders following foreclosure of the
Agent's Lien, or conveyance in lieu of foreclosure after any Event of Default or
(ii) render the Pledged Loans unenforceable;

                           (8) are in full force and effect and have not been
satisfied or subordinated in whole or in part or rescinded, and the residential real property securing the Pledged Loan has not been partially or completely released from the Lien of the Pledged Loan;

                           (9) evidence and are each secured by a valid first
Lien in favor of the Company on real property securing the amount owed by the Customer(s) under the related Mortgage, subject only to Permitted Encumbrances, that to the best of the Company's knowledge has fair market value equal to or greater than the collateral value attributed or allocated under this Agreement to the Pledged Loan secured thereby, the Company has pledged and collaterally assigned all of the Company's right, title and interest in such Pledged Loan and related Mortgage, and the Agent has and will have a valid and perfected and enforceable first priority security interest in such Pledged Loan;

                           (10) are each executed in full accordance with all
requirements of the applicable Laws of the jurisdiction in which the Mortgaged Premises are located, with the Mortgage for each being (i) duly acknowledged and sealed by such official and in such manner and form as to be both recordable and effective under such Laws to give such constructive notice to all Persons as shall be necessary to establish and continue the Lien of such Mortgage with the priority that the Company represents it has to the Agent and (ii) so recorded, and with the Mortgage Note, Mortgage and all related papers executed with the genuine original signature(s) of the Customer(s) obligated on such Pledged Loan, and all parties to each such Pledged Loan had full legal capacity to execute it;

                           (11) (for Pledged Loans purchased by the Company)
were purchased for fair value and the Company took possession of them in the ordinary course of its business, without knowledge that the Pledged Loan was subject to any security interest other than the Lien of the Agent, as agent and representative of the Lenders; the Company has not sold, assigned or pledged any of such Pledged Loans to any person (excluding assignments to MERS as nominee for the Company, its successors and assigns) and the Company has good and marketable title to them free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest other than the Agent's Lien, and is the sole owner thereof with full right to pledge them to the Agent;

                           (12) are secured by Single-family residential
property;

                           (13) are the subject of a Current Appraisal or a
Current Broker's Price Opinion of which the Company has possession and will make available to the Custodian on request, and the Company has in its possession and will make available to the Custodian on request evidence of such value and how it was determined;

                           (14) are not subject to the Home Ownership and Equity
Protection Act of 1994;

                  (dd) As to each Pledged Loan and its Loan Papers:

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                           (1) the Company has not waived any default, breach,
violation or event permitting acceleration except payment delinquencies that have not been outstanding long enough to cause the Pledged Loan to be In Default;

                           (2) as of the Effective Date, the related Mortgaged
Premises are, to the best of the Company's knowledge, free of material damage and in good repair and the Company has no actual knowledge that any such Mortgaged Premises have suffered material fire, storm or other casualty damage that is not covered by a Hazard Insurance Policy;

                           (3) as of the Effective Date, to the best of the
Company's knowledge, no liens or claims have been filed for work, labor or materials affecting the related Mortgaged Premises which are undischarged (whether prior, equal or subordinate to the Lien of the Pledged Loan);

                           (4) the Loan Papers contain customary and enforceable
provisions so as to render the rights and remedies of their holder adequate for the realization against the collateral for the Pledged Loan of the benefits of the security intended to be provided by it;

                           (5) there is only one original executed Mortgage
Note, and (except in the case of Wet Loans) that original has been delivered to the Custodian;

                           (6) none of its makers or mortgagors is an Affiliate
of the Company or any of its or its Subsidiaries' directors or officers;

                  (ee) Each Mortgage is a Lien on the premises and property described in it having the priority represented to the Agent, and the description of the Mortgaged Premises in each Mortgage is legally adequate and each item of Collateral has been fully advanced in its face amount.

                  (ff) No default, and no event that with notice or lapse of time or both would become a default, has occurred and is continuing under any item of Collateral except as to which the Company has given notice to the Agent (by reporting Pledged Loans that are Delinquent Mortgage Loans), and if any such default or event has occurred, it has not continued for more than sixty (60) days, reckoned and counted from the most recent month end, and the Company will promptly notify the Agent of any such pledged Single-family Loan that is in default for a longer period of time.

                  (gg) All Hazard Insurance Policies covering the premises encumbered by each item of Collateral:

                           (1) name and will continue to name the Company or its
Servicer as the insured under a standard mortgagee clause;

                           (2) are and will continue to be in full force and
effect;

                           (3) are in the amount of the full insurable value of
the Mortgaged Premises on a replacement cost basis or the unpaid principal amount of the related Pledged Loan, whichever is less;

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

                           (4) are the valid and binding obligation of the
insurer;

                           (5) have all premiums due thereon paid;

                           (6) are required by the related Mortgage to be
maintained on the Mortgaged Premises at the Customer's cost and expense, failing which the holder of the Mortgage is authorized by the express terms of such Mortgage to obtain and maintain such insurance at the Customer's cost and expense and to obtain reimbursement of such cost from the Customer;

                           (7) afford and will continue to afford insurance
against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if required by the terms of any applicable private mortgage insurance or by any applicable Legal Requirement.

                  (hh) Mortgaged Premises securing Collateral and located in a special flood hazard area designated as such by the Secretary of HUD are and shall continue to be covered by special flood insurance as required by the National Flood Insurance Program.

         8.18. Survival. All representations and warranties by the Company shall survive delivery of the Facilities Papers and the making of Advances, and any investigation at any time made by or on behalf of the Agent or any Lender shall not diminish the Agent's or such Lender's right to rely on them.

                            9 AFFIRMATIVE COVENANTS

         The Company agrees that, for so long as the Commitments are outstanding or any of the Company's obligations remain to be paid or performed under this Agreement, the Senior Credit Notes or any of the other Facilities Papers, the Company shall, to the extent applicable:

         9.1. Pay Senior Credit Notes. Punctually pay or cause to be paid when due the principal of, interest on and all other amounts now or hereafter owing under this Agreement, the Senior Credit Notes and the other Facilities Papers in accordance with their respective terms.

         9.2. Financial Statements. Deliver to the Agent and to each of the
Lenders:

                  (a) As soon as available and in any event within forty-five
(45) days after the end of each month, statements of income and changes in its stockholders' equity (showing both separately and on a consolidated basis with the Company those of its Subsidiaries) for the month just ended, and the related balance sheet as at the end of such month, all in reasonable detail, and certified by its chief financial officer that, to the best of his or her knowledge, such financial statements were prepared in accordance with GAAP and present fairly the financial condition and the results of operations for the period covered, subject, however, to year-end audit adjustments and the omission of notes to the Financial Statements.

                  (b) As soon as available and in any event within one hundred twenty (120) days after the close of each of its fiscal years, audited statements of income, changes in its stockholder's equity and cash flows (showing both separately and on a consolidated basis with

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

the Company those of its Subsidiaries) for such year, and the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP and with all notes, and accompanied by:

                           (1) a report and opinion of a firm of independent
certified public accountants of recognized standing selected by the Company and acceptable to the Agent (as of the Effective Date, Ernst & Young LLP is acceptable to the Agent), stating that such accountants have audited such financial statements in accordance with generally accepted auditing standards and that, in their opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of the date thereof and the results of its operations and cash flows for the periods covered thereby in conformity with GAAP;

                           (2) if otherwise prepared in the ordinary course of
the Company's business, a report and opinion of a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants (as of the Effective Date, Ernst & Young LLP is acceptable to the Agent) stating that such firm has examined selected documents and records relating to the servicing of Mortgage Loans, including the Pledged Loans covered by this Agreement, in accordance with the Mortgage Bankers Association of America's Uniform Single Audit Program for Mortgage Bankers, or any successor uniform program, and that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified therein, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report (the Company will use reasonable efforts to obtain such a report and opinion in respect of each subservicer for the Company and will furnish those obtained to the Agent); and

                           (3) a certificate signed by the chief financial
officer of the Company, as applicable, stating that said financial statements fairly present its financial condition and results of operations (and, if applicable, those of its Subsidiaries) as at the end of, and for, such year.

The Company also agrees to provide to the Agent such other information related to such annual reports as the Agent may from time to time reasonably request.

                  (c) Together with each of the monthly and annual financial statements required by SECTIONS 9.2(a), and 9.2(b) above, a certificate of the Company's chief financial officer (i) setting forth in reasonable detail all calculations necessary to show that the Company is in compliance with the requirements of SECTIONS 10.7, 10.8 and 10.9 of this Agreement or, if the Company is not in compliance, showing the extent of noncompliance and specifying the period of noncompliance and what actions the Company proposes to take with respect thereto and (ii) stating that the terms of this Agreement have been reviewed by such officer or under his or her supervision, and that he or she has made or caused to be made under his or her supervision, a review in reasonable detail of the transactions and the condition of the Company during the accounting period covered by such financial statements and that such review does not disclose the existence during or at the end of such accounting period -- and that such chief financial officer does not have knowledge of the existence as of the date of the Officer's Certificate -- of any Event of Default or Default or, if any Event of Default or Default existed or

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

exists, specifying the nature and period of its existence and what action the Company has taken, is taking and proposes to take with respect to it. Each such Officer's Certificate shall show, in reasonable detail, the computations supporting compliance (or showing noncompliance) with the provisions of SECTIONS 10.7, 10.8 and 10.9. EXHIBIT E is a sample form for showing such computations.

         9.3. Financial Statements Will be Accurate. The Company agrees that all financial statements and reports of auditors furnished to the Agent and the Lenders will be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the Statement Date Financial Statements as at, and for the period then ended (except to the extent otherwise required to conform to good accounting practice), subject, however -- for financial statements other than year-end statements -- to year-end audit adjustments and the omission of footnotes.

         9.4. Other Reports. The Company will promptly furnish to the Agent from time to time information regarding the business and affairs of the Company, including the following and such other information as the Agent may from time to time reasonably request (each report required must be signed by a duly authorized officer of the Company and the Agent will have no responsibility to verify or track any of the items referenced or conclusions stated in such reports or to verify the authority of its signer):

                  (a) A report of Collateral prepaid in full, on or before one
(1) Business Day after prepayment of any one or more items of Collateral is reported to the Company internally or by any Servicer (and the Company, as applicable, will require each such Servicer to promptly make such reports to the Company, as applicable).

                  (b) Monthly, if applicable, a report summarizing notices received by the Company requesting or demanding that the Company repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Company to any investor or other Person pursuant to any express or implied repurchase or indemnity obligation (whether absolute or contingent and whether or not the Company is contesting or intends to contest the request or demand).

                  (c) Monthly (if applicable), a Pledged Loans Curtailment
Report.

                  (d) If requested by the Agent, a summary report of the Company's then-outstanding commitments to sell Mortgage Loans to investors.

                  (e) Such other reports by the Company in respect of the Collateral, in such detail and at such times as the Agent in its reasonable discretion or at the reasonable direction of a Lender may request at any time or from time to time.

                  (f) As soon as available and in any event within ten (10) days of the date distributed, copies of all definitive prospectuses relating to (i) any security offerings by the Company or any of its Subsidiaries (including single-purpose finance Subsidiaries) or (ii) any securities to be based on, backed by or created from any Collateral and to be offered by the Company or any of its Subsidiaries.

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                  (g) As soon as available and in any event within ten (10) days after filing, copies of (i) all press releases issued by the Company or any of its Subsidiaries, (ii) all regular or periodic financial reports, and copies of all extraordinary or non-routine filings, if any, that shall be filed with the U.S. Securities and Exchange Commission or any successor agency by or on behalf of the Company or any of its Subsidiaries (including single-purpose finance Subsidiaries) and (iii) all such filings relating to any securities that are or are to be based on, backed by or created from any Collateral and which filings are made by or in respect of the Company or any of its Subsidiaries.

         9.5. Maintain Existence and Statuses; Conduct of Business. Preserve and maintain its corporate existence in good standing, its federal tax status as a real estate investment trust and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to maintain such rights, privileges, licenses or franchises would not have a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries, and the Company will continue in the residential mortgage lending business and the high quality commercial bridge lending business as its principal and core businesses.

         9.6. Compliance with Applicable Laws. Comply with all applicable Legal Requirements, the breach of which could reasonably be expected to materially adversely affect any of the Central Elements with respect to the Company and its subsidiaries, taken as a whole, except where contested in good faith.

         9.7. Inspection of Properties and Books; Protection of Company's Proprietary Information. Permit authorized representatives of the Agent and each Lender to discuss onsite the business, operations, assets and financial condition of the Company and its Subsidiaries with their respective officers, employees and independent accountants and to examine their books of account and make copies or extracts of them, all at such reasonable times as the Agent or any Lender may request, for any or all of the purposes of ordinary diligence, and enforcing the Agent's and the Lenders' rights and performing the Agent's duties under this Agreement. The Agent or the Lender acting will notify the Company before contacting the Company's accountants and the Company may have its representatives in attendance at any meetings between the officers or other representatives of the Agent or any Lender and such accountants held in accordance with this authorization. The Agent and the Lenders agree that they will take reasonable steps to prevent disclosure to third parties of any proprietary information obtained from any such inspections and discussions or from any financial statements or reports furnished by the Company to the Agent or the Lenders pursuant to this Agreement and to use commercially reasonable efforts to maintain the confidential nature of such material; provided that this restriction shall not apply to information that (i) at the time in question has already entered the public domain, (ii) is required to be disclosed by any Legal Requirement (including pursuant to any examination, inspection or investigation by any Governmental Authority having regulatory jurisdiction over the Agent or a Lender), (iii) is furnished by the Agent or any Lender to purchasers or prospective purchasers of participations or interests in the Obligations or any Senior Credit Note so long as such purchasers and prospective purchasers have agreed to be subject to restrictions substantially identical to those contained in this sentence, or (iv) the disclosure of which the Agent and the lenders deem necessary to protect their interests herein.

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

         9.8. Privacy of Customer Information. Company Customer Information in the possession of the Agent, other than information independently obtained by the Agent and not derived in any manner from or using information obtained under or in connection with this Agreement, is and shall remain confidential and proprietary information of the Company. Except in accordance with this SECTION 9.8, the Agent shall not use any Company Customer Information for any purpose, including the marketing of products or services to, or the solicitation of business from, Customers, or disclose any Company Customer Information to any Person, including any of the Agent's employees, agents or contractors or any third party not affiliated with the Agent. The Agent may use or disclose Company Customer Information only to the extent necessary (i) for examination and audit of the Agent's activities, books and records by the Agent's regulatory authorities, (ii) to protect or exercise the Agent's, the Custodian's and the Lenders' rights and privileges or (iii) to carry out the Agent's, the Custodian's and the Lenders' express obligations under this Agreement and the other Facilities Papers (including providing Company Customer Information to investors in the Company's Mortgage Loans), and for no other purpose; provided that the Agent may also use and disclose the Company Customer Information as expressly permitted by the Company in writing, to the extent that such express permission is in accordance with the Privacy Requirements. The Agent shall take commercially reasonable steps to ensure that each Person to which the Agent intends to disclose Company Customer Information, before any such disclosure of information, agrees to keep confidential any such Company Customer Information and to use or disclose such Company Customer Information only to the extent necessary to protect or exercise the Agent's, the Custodian's and the Lenders' rights and privileges, or to carry out the Agent's, the Custodian's and the Lenders' express obligations, under this Agreement and the other Facilities Papers (including providing Company Customer Information to investors in the Company's Mortgage Loans). The Agent shall use at least the same physical and other security measures to protect all Company Customer Information in the Agent's possession or control as the Agent uses for its own customers' confidential and proprietary information.

         9.9. Notice of Suits, Etc. and Notice and Approval of Proposed Servicing Transfers. Give prompt written notice to the Agent of:

                  (a) any material action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any commission, regulatory body or Governmental Authority, or if any such proceedings are threatened against the Company or any of its Subsidiaries, in a writing containing the applicable details;

                  (b) the filing, recording or assessment of any material federal, state or local tax lien against the Company or any of its Subsidiaries or any assets of any of them;

                  (c) the occurrence of any Event of Default hereunder;

                  (d) the occurrence of any Default which continues for two (2) Business Days;

                  (e) the occurrence of (i) any event which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Company or any or its Subsidiaries is a party or to which any of them or any of their properties or assets may be subject which may lead to or result in a material adverse effect on

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any of the Central Elements in respect of the Company or any of its
Subsidiaries, or (ii) any other action, event or condition of any nature which may lead to or result in such an effect.

To the extent the Company has approval rights concerning transfers of any Servicing Agreement relating to any Pledged Loans, it agrees not to approve or acquiesce in any transfer of such servicing to a Servicer that has not been approved by the Agent.

         9.10. Payment of Taxes, etc. Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or its Subsidiaries or upon their respective income, receipts or properties before they become past due, as well as all lawful claims for labor, materials and supplies or other things which, if unpaid, could reasonably be expected to become (or result in the placement of) a Lien or charge upon any part of such properties; provided that it and its affected Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies that are being contested in good faith and by proper proceedings being reasonably and diligently pursued, execution or enforcement of which has been effectively stayed (by the posting of a bond or other security sufficient to achieve that result, or by any other fully effective means), and for which reserves determined to be adequate (in accordance with GAAP in all material respects) have been set aside on its books.

         9.11. Insurance. Maintain liability insurance protecting the Company and fire and other hazard insurance on its respective properties from which it conducts its business, with responsible insurance companies, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity. Copies of such policies shall be furnished to the Agent without charge upon the Agent's request made from time to time and without cost to the Agent.

         9.12. Maintain Priority and Perfection of Lender's Lien. Do such things as applicable law requires to maintain the Lender's Lien on the Collateral as a perfected first priority Lien at all times.

         9.13. Subordination of Certain Indebtedness. The Company will cause any and all debt and obligations of the Company to any Affiliate or any shareholder, director or officer of the Company (excluding debt for director's or office's salary, bonuses, directors' fees or other compensation for service) or any Affiliate (excluding approximately $135,000 in aggregate existing Debt to Sapphire Advisors and Scott Silver) to be Qualified Subordinated Debt by the execution and delivery by such Affiliate or shareholder, director or officer to the Agent of a Subordination Agreement and the taking of all other steps (if any) required to cause such Debt to be Qualified Subordinated Debt, as defined in this Agreement, and deliver to the Agent an executed copy of that Subordination Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect, as to all such present and future debts and obligations of the Company.

         9.14. Use of Proceeds of Advances. Use the proceeds of each Advance solely for the applicable purpose stated in SECTION 2.4 and for no other purpose.

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         9.15. Promptly Correct Escrow Imbalances. By no later than seven (7)
Business Days after learning (from any source) of any material imbalance in any escrow account(s) maintained by the Company (or any subservicer for it), the Company will fully and completely correct and eliminate such imbalance.

         9.16. Special Affirmative Covenants Concerning Collateral.

                  (a) Until all of the Obligations shall have been fully paid and satisfied and the Lenders have no obligation to lend or provide any other financial accommodations to the Company under or otherwise in respect of this Agreement, the Company warrants and will defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all persons whomsoever.

                  (b) The Company will ensure that the residential real estate securing each Pledged Loan is continuously insured against casualty loss as follows:

                           (1) the Company shall cause to be maintained with
respect to each Pledged Mortgage, one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customarily required by other creditors for residential real estate located in the same general geographic area and State that secures that Pledged Mortgage, issued by a company authorized to issue such policies in the state in which the related residential real estate is located and in an amount not less than (x) the maximum insurable value of the improvements to such residential real estate or (y) the principal balance due from the Customer(s) under the related Pledged Loan, whichever is less; provided that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any coinsurance clause for partial losses, although such Hazard Insurance Policies may provide for customary deductible amounts. Each Hazard Insurance Policy shall contain a standard loss payee clause in favor of the Company and its successors and assigns. If any Customer obligated on any Pledged Loan fails to pay any premiums on the Hazard Insurance Policy for the related property, the Company shall pay such premiums out of its own funds and may separately add the amount so paid to the relevant Customer's obligation as provided by the Mortgage Loan papers, but shall not add that amount to the remaining principal balance of the Pledged Loan; and

                           (2) the Company may, in lieu of causing individual
Hazard Insurance Policies to be maintained with respect to each residential property pursuant to SECTION 9.16(b)(1), and shall, to the extent that the related Loan Papers do not require the Customer(s) obligated on them to maintain a Hazard Insurance Policy with respect to the related Mortgaged Premises, maintain one or more blanket insurance policies covering losses on the Company's interest in the Pledged Loans resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be in the form and the amount as shall be satisfactory to the Agent. The Company shall pay the premium for such policy on the basis described therein and shall pay from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Pledged Loans. However, the Company shall not be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to SECTION 9.16(b)(1). If the insurer under such blanket insurance policy shall cease to be acceptable to the Company, the Company shall exercise its

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best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

                  (c) The Company agrees to use its best efforts to cause each of its Servicers to keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Each such policy and fidelity bond shall be in such form and amount as is generally customary among Persons who service a portfolio of Mortgage Loans having an aggregate principal amount comparable to that of the servicing portfolio of such Servicer or the Company, respectively, and which are generally regarded as servicers acceptable to institutional investors.

                  (d) The Company shall authorize the Agent to file such UCC financing statements and continuation statements and shall make or cause to be made by any Person such book entries and control agreements with respect to the Collateral as the Agent may reasonably require or request from time to time to perfect or continue perfection of the security interests granted or required to be granted to the Agent (for itself as a Lender and as agent for the other Lenders) pursuant to this Agreement. The Company shall also execute and deliver to the Agent such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as shall be reasonably required by the Agent from time to time, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lenders and the Agent under this Agreement, the Senior Credit Notes, the Custody Agreement and the other Facilities Papers. The Agent shall have all the rights and remedies of a secured party (for itself as a Lender and as agent for the other Lenders) under the UCC of the State of Texas and any other applicable law, in addition to all rights provided for in this Agreement or the Custody Agreement.

                  (e) As soon as they become available, the Company will cause to be assembled and delivered to the Custodian all Basic Loan Papers relating to Wet Loans. Without limitation of the foregoing, if original recordation receipts evidencing the recordation of the Mortgage and Mortgage Assignment included in the Pledged Loans have not previously been delivered to the Custodian, the Company will promptly deliver (or cause to be delivered) to the Custodian, either the original recordation receipts or the original recorded Mortgage or Mortgage Assignment showing the recordation data thereon.

                  (f) The Company shall maintain, at its principal office or in a regional office not disapproved by the Agent, or in the office of a computer service bureau engaged by the Company and not disapproved by the Agent, and upon request shall make available to the Agent (or the Custodian, if the Agent ever ceases to be Custodian) the originals of all Loan Papers and related instruments, and all files, surveys, certificate, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral that are held by or under the direction or control of the Company or any of its Affiliates and that have not already been provided to the Agent or the Custodian.

         9.17. Coordination with Other Lenders/Repo Purchasers and Their Custodians. The Company will keep the Agent informed of the current name, address and contact information

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concerning each of the Company's other mortgage warehouse credit and repurchase facilities (if any) and will cooperate and assist the Agent in exchanging information with such others (and their document custodians or trustees) to prevent and promptly correct conflicting claims to and interests in Collateral between or among lenders or repurchase facilities counterparties.

                             10 NEGATIVE COVENANTS

         The Company agrees that, for so long as the Commitments are outstanding or any of the Company's obligations remain to be paid or performed under this Agreement, the Senior Credit Notes (including the Swing Line Note) or any of the other Facilities Papers, the Company shall not, either directly or indirectly, without the prior written consent of the Agent:

         10.1. Contingent Liabilities. Assume, guarantee, endorse, or otherwise become liable for the Debt or other obligation of any Person or entity except
(a) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (b) guaranties of Debt of wholly-owned Subsidiaries and (c) under the Company's existing contingent liabilities described on
SCHEDULE 8.4.

         10.2. Conditional Repurchase, Indemnity or Other Recourse Obligations. Undertake or assume any conditional repurchase, indemnity or other recourse obligations in respect of Mortgage Loans sold which obligations and liabilities, when combined with the Company's contingent liabilities described and referred to in SECTION 8.4, constitute contingent liabilities that both (x) are required by FAS-5 either to be accrued as a charge to income or to be disclosed by a note to the Company's financial statements and (y) aggregate more than One Million Dollars ($1,000,000) in the aggregate.

         10.3. Pledging or Assignment of Servicing Rights. Pledge, grant a security interest or assign any existing or future rights to service any of the Collateral or to be compensated for servicing any of the Collateral, or pledge or grant to any other Person any security interest in any Servicing Rights at any time Pledged to the Agent.

         10.4. No Reorganization. Reincorporate or otherwise reorganize as anything other than a Maryland corporation.

         10.5. Merger; Sale of Assets; Acquisitions. Liquidate, dissolve, sell all or substantially all of its assets, consolidate or merge, nor make any material acquisition of all or substantially all assets of any other Person (the Agent's reasonable, good faith determination of whether an acquisition of assets would be material shall be conclusive and binding), unless:

                  (a) (i) in the case of a consolidation or merger, it is with a mortgage company and the Company is the survivor or (ii) in the case of an acquisition, it is of assets or securities to be used by the Company in its core mortgage company business, or, if it is not, such acquisition shall have been approved in writing by the Agent;

                  (b) in the case of the acquisition of assets or sale of the Company's assets, such acquisition or sale is in the ordinary course of the Company's business; or

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                  (c) the sale is of the stock or substantially all of the
assets of any wholly-owned Subsidiary established after the Effective Date, or, with the Agent's prior written consent, any other Subsidiary; and

in any case, after giving effect to such a sale, consolidation, merger or acquisition, no Default or Event of Default would exist under this Agreement or any of the other Facilities Papers.

         10.6. Permitted Debt. The Company will not incur, permit to exist or commit to incur any Debt that has not been approved by the Agent in writing in advance, except the following (collectively, the "PERMITTED DEBT"):

                  (a) the Loan and the other Obligations;

                  (b) obligations to pay Taxes;

                  (c) liabilities for accounts payable, non-capitalized equipment or operating leases and similar liabilities incurred in the ordinary course of business;

                  (d) accrued expenses, deferred credits and loss contingencies that are properly classified as liabilities under GAAP;

                  (e) Debt incurred in the ordinary course of business to hedge the risk of interest rate fluctuations or any of the Company's portfolios or pipelines of Mortgage Loans under this Agreement or in respect of other Permitted Debt obligations;

                  (f) liabilities for capital leases and similar liabilities incurred in the ordinary course of business, up to an aggregate maximum principal amount of Five Hundred Thousand Dollars ($500,000);

                  (g) the debt described on SCHEDULE SD if and to the extent that it is Qualified Subordinated Debt;

                  (h) the specific Debt described on SCHEDULE 10.6(h);

                  (i) other Debt of the Company approved in writing by the Required Lenders (no Lender shall have any obligation to approve any such Debt, and each may approve or disapprove it in such Lender's sole and absolute discretion);

                  (j) Debt incurred in connection with the collapsing and repurchasing of securities issued in connection with a securitization of Mortgage Loans the documentation for which specifically contemplates and permits such a repurchasing transaction;

                  (k) Debt of Single-purpose Finance Subsidiaries that is Nonrecourse Debt to the Company; and

                  (l) Debt secured solely by the residual interests of the Company in the income stream to be received under any Mortgage Loan securitization program.

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         10.7. Financial Covenants. Although compliance or noncompliance with the following financial covenants shall be determined as of the end of a month or year, as the case may be, the Company agrees to use its best efforts to comply with them continuously and at all times:

                  (a) The Company's Minimum Adjusted Tangible Net Worth. Permit the Adjusted Tangible Net Worth of the Company (on a consolidated basis with its wholly-owned Subsidiaries) to be less on any day than One Hundred Million Dollars ($100,000,000).

                  (b) The Company's Total Liabilities to Adjusted Tangible Net Worth Ratio. Permit the ratio of:

                           (x) the Total Liabilities of the Company and its
Subsidiaries;

                  to       (y)      The Adjusted Tangible Net Worth of the
Company and its Subsidiaries, on a consolidated basis;

to exceed ten to one (10.00:1.00) at any time.

                  (c) The Company's Total Recourse Debt to Adjusted Tangible Net Worth Ratio. Permit the ratio of:

                           (x) the Total Recourse Debt of the Company and its
Subsidiaries;

                  to       (y)      The Adjusted Tangible Net Worth of the
Company and its Subsidiaries, on a consolidated basis;

to exceed four to one (4.00:1.00) at any time.

                  (d) GAAP Net Earnings. Earn less than One Dollar ($1) of net earnings, as determined in accordance with GAAP, for any rolling three-month period, beginning with the three-month period that ends on June 30, 2004.

                  (e) Minimum Liquidity. Permit the Liquidity of the Company (on a consolidated basis with its wholly-owned Subsidiaries) to be less on any day than Fifteen Million Dollars ($15,000,000).

         10.8. Dividend Limitation. Declare or pay any dividend or make any distribution directly or indirectly to the Company's shareholders when any Default or Event of Default has occurred and is continuing or, immediately after the payment of which dividend or distribution, would exist, except to the extent that payment thereof is required to avoid the loss of the Company's tax status as a real estate investment trust.

         10.9. Advances Limitation. Directly or indirectly make any advance to (or decline or defer any payment due from) any stockholder if, at the time of or immediately after such action, (x) the Company's Adjusted Tangible Net Worth would be less than the minimum specified in SECTION 10.7(a) or (y) any Default or Event of Default would exist.

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         10.10. Special Negative Covenants Concerning Collateral.

                  (a) Except to correct errors or omissions in Loan Papers, without the written consent of the Agent given on a case-by-case basis, the Company shall not amend or modify, or waive any of the terms and conditions of any Pledged Loans, or settle or compromise any claim in respect of them, or accept other than cash or the exchange of comparable Collateral (which is concurrently Pledged to the Agent by the Company) in liquidation of any Pledged Loans; and

                  (b) the Company will not create, incur, grant, assume or suffer to exist any Lien on any of the Collateral, other than in favor of the Agent pursuant to this Agreement.

                            11 DEFAULTS AND REMEDIES

         11.1. Events of Default. The occurrence of any of the following conditions or events shall be an Event of Default.

                  (a) Failure by the Company to pay the principal of any Advance when due pursuant to this Agreement or any Senior Credit Note, whether such Advance has become due because the Maturity Date has occurred through lapse of time or acceleration or by operation of another provision of this Agreement or the Senior Credit Notes; or failure by the Company to pay any installment of interest on any Advance or any other amount owing under this Agreement on or before three (3) Business Days after the due date of such interest.

                  (b) Failure of the Company or any of its Subsidiaries to pay any other Debt when due, or any default in the payment when due of any principal or interest on any other Debt or in the payment when due of any contingent obligation (other than nonrecourse MBS Debt of any Subsidiary formed for the purpose of issuing such Debt); or breach or default with respect to any other material term of any other debt or of any promissory note, bond, loan agreement, reimbursement agreement, mortgage, indenture or other agreement relating thereto, if the effect of any such failure, default or breach referred to in this SECTION 11.1(b), is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, debt of the Company or any of its Subsidiaries in the aggregate amount of One Million Dollars ($1,000,000) or more to become or be declared due before its stated maturity.

                  (c) Failure of the Company to perform or comply with any term or condition applicable to it contained in any of SECTIONS 9.5, 9.14, 9.15, 9.16(a) or 10 of this Agreement or to pay timely the Facility Fee pursuant to
SECTION 5.7, the Agent's Fees (if any) pursuant to SECTION 5.8, the Custodian's Fee under the Custody Agreement or any other fees under this Agreement or any other Facilities Papers.

                  (d) Any of the Company's representations or warranties made in any of the Facilities Papers or in any statement or certificate at any time given by the Company in writing pursuant to this Agreement, the Custody Agreement or any of the other Facilities Papers or in connection with any of the Facilities Papers shall be false or misleading in any material respect on the date as of which made or shall omit to state any information necessary to make the representations and warranties not materially misleading; provided that if any of the Company's representations in SECTION 8.17 (titled "Special Representations Concerning Collateral") for any reason shall be (or shall prove to have been) untrue or incorrect, then such untruth or

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incorrectness shall not constitute a Default or an Event of Default -- although, as provided in the definition thereof, such untruth or incorrectness will be a Disqualifier for all affected items of Collateral, which will each thereupon have zero Collateral Value -- unless such untrue or incorrect representation relates to ten (10) or more Pledged Loans, receivables or other items of Collateral.

                  (e) The Company shall default in the performance of or compliance with any term contained in this Agreement or any of the Facilities Papers other than those referred to above in SECTIONS 11.1(a), 11.1(c) or 11.1(D) or shall default in the performance of or compliance with any term applicable to it contained in the Custody Agreement and such default shall not have been remedied or waived on or before thirty (30) days after receipt of notice from the Agent of such default.

                  (f) Any of the following occurs:

                           (1) a court having jurisdiction shall enter a decree
or order of relief in respect of the Company or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar federal or state law now or hereafter in effect, which decree or order is not stayed;

                           (2) a decree or order of a court having jurisdiction
for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries or over all or a substantial part of their respective property, shall have been entered;

                           (3) an involuntary appointment shall be made by a
court of competent jurisdiction of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of their respective property; or

                           (4) a warrant of attachment, execution or similar
process against any substantial part of the property of the Company or any of its Subsidiaries shall have been issued;

if any such decree, order, appointment or warrant shall not be dismissed, bonded off or discharged on or before sixty (60) days after it first takes effect.

                  (g) The Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of its Subsidiaries of any assignment for the benefit of creditors; or the inability or failure of the Company or any of its Subsidiaries, or the admission by the Company or any of its Subsidiaries in writing of its inability, to pay its debts as such debts become due.

                  (h) If the Company becomes a Servicer, the Company shall take or omit to take any act (i) that would result in the suspension or loss of any of its statuses, once achieved or any of such statuses of its subservicer, if any, of any Ginnie Mae, Fannie Mae or Freddie Mac

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Mortgage Loans pools for which the Company is Servicer -- as a Ginnie Mae-,
Fannie Mae- and Freddie Mac-approved servicer, or (ii) after which the Company or any such relevant subservicer would no longer be in good standing as such, or
(iii) after which the Company or any such relevant subservicer would no longer currently satisfy all applicable Ginnie Mae, Fannie Mae and Freddie Mac net worth requirements, if both (x) all of the material effects of such act or omission shall have not been cured by the Company or waived by the relevant Person (Ginnie Mae, Fannie Mae or Freddie Mac) before termination of such status and (y) it could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries.

                  (i) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of One Million Dollars ($1,000,000) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days before the date of any proposed sale thereunder (unless, in respect of any such case the judgment debtor or the subject of the writ or warrant of attachment or similar process is one of the Company's Subsidiaries or such Subsidiary's property, and such order, case commencement, consent, assignment, inability or failure or admission has no material adverse effect on the Company's ability to fulfill its obligations under this Agreement, any Senior Credit Note or any other Facilities Paper).

                  (j) Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company, and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days or in any event later than five (5) days before the date when such order, judgment or decree shall become final and nonapplicable, or if the Company shall not be diligently pursuing efforts to have such order discharged, vacated, bonded around or stayed during that time.

                  (k) Any Plan maintained by the Company or any of its Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any such Plan, or the Pension Benefit Guaranty Corporation (or any successor to it) shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan if as of the date thereof the liability of the Company or any of its Subsidiaries (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor to it) for unfunded guaranteed vested benefits under such Plan exceeds the then-current value of assets accumulated in such Plan by more than Two Hundred Fifty Thousand Dollars ($250,000) (or in the case of a termination involving the Company or any of its Subsidiaries as a "substantial employer", as defined in Section 4001(a)(2) of ERISA, the withdrawing employer's proportionate share of such excess shall exceed such amount), unless any such termination, trustee appointment or proceedings is in respect of any Subsidiary's Plan and has no material adverse effect on any of the Central Elements relative to the Company or any of its Subsidiaries.

                  (l) The Company or any of its Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding

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Two Hundred Fifty Thousand Dollars ($250,000), unless any such termination, trustee appointment or proceedings is in respect of any Subsidiary's Plan and has no material adverse effect on any of the Central Elements relative to the Company or any of its Subsidiaries.

                  (m) A Change of Control shall occur.

                  (n) A Change of Executive Management shall occur.

                  (o) A material adverse change shall occur in any of the Central Elements related to the Company.

                  (p) The Company shall repudiate or purport to disavow its obligations under any of the Facilities Papers or shall contest their validity or enforceability.

                  (q) The Agent's security interest in any of the Collateral whose aggregate Collateral Value is less than five percent (5%) of all Advances then outstanding shall become unperfected, of less than a first priority, unenforceable or otherwise impaired and the Company shall fail to cure the same on or before ten (10) Business Days after the Company first learns thereof from any source.

                  (r) The Agent's security interest in any of the Collateral whose aggregate Collateral Value is five percent (5%) or more of all Advances then outstanding shall become unperfected, of less than a first priority, unenforceable or otherwise impaired.

         11.2. Cure or Waiver. If:

                  (a) an Event of Default shall occur but subsequently the Required Lenders shall waive the rights of the Lenders and the Agent to exercise remedies on account of such Event of Default (whether temporarily or permanently and whether conditionally or absolutely); provided that neither the Lenders nor the Agent shall have any obligation to do so; and

                  (b) The Company shall request in writing that the Agent declare such Event of Default to have been cured or waived, whichever of those events has occurred;

then the Agent shall make such declaration in writing and shall deliver a copy of the declaration to each of the Company and each Lender. The Agent shall not declare in writing that an Event of Default has been waived unless Lenders whose approval to waive it is required by the applicable provisions of SECTION 13.3 have in fact done so.

         11.3. Remedies.

                  (a) If any of the Events of Default described in SECTIONS 11.1(f), 11.1(g), 11.1(j), 11.1(m), 11.1(n),11.1(o), 11.1(p), 11.1(q) or 11.1(r)
shall occur, then the Commitments shall automatically terminate and the unpaid principal amount of and accrued interest on the Senior Credit Notes shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Company, unless all of the Lenders, each acting in its sole discretion, shall otherwise agree in writing either before or after such automatic event.

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                  (b) At any time after any Event of Default (other than one of those described in SECTIONS 11.1(f), 11.1(g), 11.1(j), 11.1(m), 11.1(n),
11.1(o), 11.1(p), 11.1(q) or 11.1(r), each of which has the automatic effects described in SECTION 11.3(a)) has occurred that the Agent has not declared in writing to have been cured or waived, the Required Lenders, by written notice to the Company (which may be given by the Agent), may electively (1) terminate the Commitments -- in which event the obligation of the Lenders to make Advances shall immediately terminate -- and/or (2) declare all or any portion of the Loan to be due and payable -- in which event that portion of the Loan, both advanced and unpaid principal and accrued and unpaid interest on it and all other outstanding amounts, shall immediately be and become due and payable.

                  (c) At any time after any Event of Default has occurred that the Agent has not declared in writing to have been cured or waived, the Agent, with the approval or at the direction of the Required Lenders, may also do any of the following:

                           (1) Foreclose upon or otherwise enforce its security
interest in and Lien on the Collateral, or on such portions or elements of it as the Agent shall elect to proceed against from time to time.

                           (2) Notify any or all Servicers (if any) of the
Company's Pledged Loans and, at the Agent's option and in its sole discretion, any or all Customers obligated under any or all items of Collateral, that the Collateral has been assigned to the Agent and that all payments thereon are to be made directly to the Agent or such other Person as may be designated by the Agent; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral or any portion of the Collateral, on terms acceptable to the Agent; enforce payment and performance and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce Liens or security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

                           (3) Act, or contract with one or more third Persons
to act, as Servicer of each item of Collateral requiring servicing and perform all obligations required in connection with any Servicing Agreements to which the Company is a party, and the Company hereby agrees to pay such third Persons' fees to the extent (if any) that the Agent is unable, despite reasonable efforts made by the Agent in light of the necessity that there be no material break in the continuity of servicing, to contract for such servicing and performance of such obligations for fees equal to or less than the fees under such Servicing Agreements.

                           (4) Exercise all rights and remedies of a secured
creditor under the UCC of the State of Texas, the State of Florida and any other relevant State, including selling the interests of the Company in the Collateral at public or private sale. The Agent shall give the Company not less than ten
(10) days' notice of any such public sale or of the date after which private sale may be held. The Company agrees that ten (10) days' notice shall be reasonable notice. At any such sale any or all of the Collateral may be sold as an entirety or in separate parts, as the Agent may determine. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. The Agent is authorized at any such sale, if the Agent deems it

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advisable so to do, to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale of any of the Collateral. The Company specifically agrees that any such sale, whether public or private, of any Collateral pursuant to the commitment of any investor to purchase such Collateral that was obtained by (or with the approval of) the Company will be commercially reasonable, and if such sale is for the price provided for in such commitment, then such sale shall be held to be for value reasonably equivalent to the value of the Collateral so sold. Upon any such sale, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser, but the Agent shall not incur any liability in case of such purchaser's failure to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion of it under a judgment or decree of a court or courts of competent jurisdiction, or both. Nothing in this Agreement shall be construed as the Company's waiver of -- or agreement to waive -- any requirement imposed by applicable law that any sale of the Collateral be commercially reasonable.

                           (5) Proceed against the Company on the Senior Credit
Notes or any of them with or without, at the Agent's election, first proceeding against the Collateral.

                  (d) Neither the Agent nor any of the Lenders shall incur any liability as a result of the sale of the Collateral, or any part of it, at any private sale. The Company hereby waives any claims it may have against the Agent or the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price that might have been obtained at a public sale, less than the price that might have been obtained had the Collateral been sold pursuant to a purchase agreement for it obtained by the Company, or less than the aggregate amount of the outstanding Advances and the unpaid interest accrued on them, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (e) The Company waives any right to require the Agent or any Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. Except to the extent, if any, required by applicable Law, the Agent shall not be required to take any steps necessary to preserve any rights of the Company against holders of Mortgages or security interests prior in lien to the Lien of any Mortgage included in the Collateral, to preserve rights against prior parties or to preserve rights against other parties to Mortgage Loan purchase commitments or Servicing Agreements.

                  (f) The Agent and the Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of any

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Mortgage or other Lien instrument included in the Collateral or the security intended to be afforded by it, including payment of delinquent taxes or assessments and insurance premiums, or to preserve or reinstate any hedging arrangements or mechanisms. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement or any of the other Facilities Papers, or in its enforcement, together with interest thereon, at the Stated Rate from the time of demand for its payment until ten (10) days thereafter, and at the Past Due Rate from ten (10) days after demand until repaid, shall become a part of principal balance outstanding under the Senior Credit Notes (Pro Rata with the respective principal balances of the Senior Credit Notes at the time of expenditure) and shall be secured by all security for the Senior Credit Notes.

                  (g) No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy provided under any of the Facilities Papers, at law or in equity shall operate as a waiver of it, nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy provided under any of the Facilities Papers, at law or in equity preclude any other or further exercise of it or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

         11.4. Application of Proceeds. The proceeds of any sale or other enforcement of the Agent's security interest in all or any part of the Collateral shall be applied by the Agent:

         First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Agent's and the Lenders' counsel and agents, and all expenses, liabilities and advances made or incurred by or on behalf of the Agent in connection therewith;

         Second, to the payment of any accrued and unpaid fees and other amounts due (other than principal and interest) under the Senior Credit Notes, this Agreement, the Custody Agreement or the other Facilities Papers;

         Third, to the payment of the Swing Line Note;

         Fourth, to the payment of interest accrued and unpaid on the Senior Credit Notes, Pro Rata;

         Fifth, to the payment of the outstanding principal balances of the Senior Credit Notes, Pro Rata; and

         Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of the surplus, if any, then remaining from such proceeds.

If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Senior Credit Notes and all other amounts due under the Facilities Papers, then the Company shall remain liable for any deficiency, and shall be obligated to pay it without notice or demand.

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         11.5. Agent Appointed Attorney-in-Fact. The Agent is hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish this Agreement's purposes, which appointment as attorney-in-fact is coupled with an interest and irrevocable for so long as any of the Obligations or the Commitments are outstanding, although the Agent agrees not to exercise its rights under this power of attorney unless, in its opinion or the opinion of its legal counsel, an Event of Default has occurred that the Agent has not declared in writing to have been cured or waived. Without limiting the generality of the foregoing, the Agent shall have the right and power, either in the name of the Company or both, or in its own name, to (a) give notices of its security interest as agent and representative of the Lenders in the Collateral to any Person, (b) endorse in blank, to itself or to a nominee all items of Collateral that are transferable by endorsement and are payable to the order of the Company, including canceling, completing or supplying any unneeded, incomplete or missing endorsement of the Company and any related assignment, and
(c) receive, endorse, collect and receipt for all checks and other orders made payable to the order of the Company representing any payment of account of the principal of or interest on any Collateral or their proceeds (including any securities), or the proceeds of sale of any of the Collateral, or any payment in respect of any hedging arrangement or device, and to give full discharge for them.

         11.6. Right of Setoff. In addition to any rights and remedies of the Agent and the Lenders provided by this Agreement and by applicable law, the Lenders shall have the right, without prior notice to the Company -- any such notice being expressly waived by the Company to the greatest extent permitted by applicable law -- upon any amount's becoming due from the Company pursuant to this Agreement or any of the other Facilities Papers (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent, any Lender or any Lender Affiliate to or for the credit or the account of the Company, for the ratable benefit of all Lenders in the proportion that the advanced and unpaid principal balance at the time of the Senior Credit Note(s) held by each bears to the sum of the outstanding principal balances of all of the Senior Credit Notes at the time of the setoff, appropriation or application, irrespective of whether or not the Agent or any Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured; provided that such right of setoff shall not apply to any deposit of escrow monies being held on behalf of the Customers under Pledged Loans or on behalf of other third Persons that are not Affiliates of the Company. The Agent and the Lenders may set off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by the Agent, the Lenders or their Affiliates to the Company against all of the Company's obligations to the Agent, the Lenders or their Affiliates, whether under this Agreement or any of the other Facilities Papers, whether or not such obligations are then due, without prejudice to the Agent's, the Lenders' or their Affiliates' rights to recover any deficiency. The Lenders agree promptly to notify the Company after any such setoff and application made by the Agent, any Lender or any of Lender Affiliate; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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                    12 REIMBURSEMENT OF EXPENSES; INDEMNITY

         The Company agrees to:

                  (a) pay all of the Agent's and Lender's, out-of-pocket costs and expenses incurred, including reasonable attorneys' fees, in connection with the negotiation, documentation, amendment, waiver and administration of this Agreement, the Senior Credit Notes, the Custody Agreement and other Facilities Papers, including the cost of audits of Collateral by a third party auditor selected by the Agent;

                  (b) pay all of the Agent's, and each Lender's, out-of-pocket costs and expenses, including reasonable attorneys' fees, after the occurrence of any Default or Event of Default in connection with the enforcement of this Agreement, the Senior Credit Notes, the Custody Agreement and other Facilities Papers and the making and repayment of the Advances and the payment of interest thereon;

                  (c) pay, and hold the Agent, the Lenders and any other owners or holders of any of the Senior Credit Notes harmless from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save them each harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes;

                  (d) pay all of the Agent's Fees and Custodian's Fees under this Agreement, the Custody Agreement and the other Facilities Papers; and

                  (e) indemnify, pay, defend and hold harmless the Agent, each Lender, each subsequent owner or holder of any of the Senior Credit Notes and any of their respective officers, directors, employees or agents (the "INDEMNIFIED PARTIES") from and against the "INDEMNIFIED LIABILITIES", which means any and all claims, liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' fees and disbursements) of any kind whatsoever which may be imposed upon, incurred by or asserted against any of the Indemnified Parties in any way relating to or arising out of any of the Facilities Papers or any of the transactions contemplated thereby to the extent that any such Indemnified Liabilities result (directly or indirectly) from any claims made, or any actions, suits or proceedings commenced or threatened, by or on behalf of any creditor (excluding any of the Indemnified Parties), security holder, shareholder, customer (including any Person having any dealings of any kind with the Company), trustee, conservator, receiver, director, officer, employee and/or agent of the Company acting in such capacity, the Company or any Governmental Authority or any other Person; provided that to the extent, if any, that any of such claims, liabilities, etc. is caused by any Indemnified Party's gross negligence or willful misconduct, the indemnity payable to that Indemnified Party shall be equitably and proportionately reduced, ALTHOUGH TO THE FULL EXTENT PERMITTED UNDER APPLICABLE LAW, SUCH INDEMNITY SHALL NOT BE REDUCED ON ACCOUNT OF SUCH CLAIMS, LIABILITIES, ETC. TO ANY EXTENT (I) OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR (II) CAUSED OR CONTRIBUTED TO BY ANY INDEMNIFIED PARTY'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE THAT DOES NOT AMOUNT TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE COMPANY'S INTENTION TO HEREBY INDEMNIFY THE

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INDEMNIFIED PARTIES AGAINST THEIR OWN STRICT LIABILITY AND THEIR OWN SOLE OR
CONCURRENT ORDINARY NEGLIGENCE.

                13 RELATIONSHIPS AMONG THE AGENT AND THE LENDERS

         13.1. Agent's Duties. In its capacity as lead lender and servicer of the Loan and until the Loan is fully paid and satisfied, the Agent shall:

                  (a) hold the Facilities Papers (other than the Senior Credit Notes, each of which shall be held by and belong solely to its payee) and (by the Custodian's holding the Collateral as bailee for the Agent, as agent and representative of the Lenders) the Collateral for the benefit of itself and each other Lender, and each Lender (including JPMorgan) shall be deemed to have an interest in the Facilities Papers (other than the Senior Credit Notes, as stated above) and the Collateral on any day in proportion to its Pro Rata interest in the Loan on that day;

                  (b) send timely bills to the Company for accrued interest, the Facility Fee and other sums due and receive all payments of principal, interest and other sums on account of the Loan or with respect to it;

                  (c) use reasonable diligence to obtain from the Company and promptly remit to each Lender such Lender's Pro Rata share of interest, principal and other sums received by the Agent on account of the Loan or with respect to it, in accordance with this Agreement;

                  (d) use reasonable diligence to recover from the Company all expenses incurred that are reimbursable by the Company, and promptly remit to each Lender its Pro Rata share (if any) thereof;

                  (e) enforce the terms of this Agreement, including, with the approval or at the direction of all of the Lenders, the remedies afforded the Lenders pursuant to SECTION 11.3(c);

                  (f) hold all security interests ratably for itself as a Lender and as agent and representative of the other Lender(s); and

                  (g) request from the Company, and promptly forward to the other Lenders, such information as the other Lenders may reasonably request Agent to obtain from the Company, consistent with the terms of this Agreement.

         13.2. Actions Requiring All Lenders' Consent. Without the written consent or ratification of all Lenders, the Agent shall not:

                  (a) increase the Aggregate Committed Sum or increase the maximum principal amount of the Loan above the Aggregate Committed Sum.

                  (b) agree to any change in the interest rate or fee provisions of this Agreement, excluding the provisions relating to the Agent's Fee or the Custodian's Fees.

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

                  (c) release any material Lien held under the Facilities Papers other than in accordance with the Facilities Papers.

                  (d) accept, and fund any Advance against the value of, any Collateral other than the types listed in SECTION 6.1.

                  (e) change any Lender's Pro Rata share of the Loan other than in accordance with the express provisions of the Facilities Papers.

                  (f) agree to any change in the nature of the Lenders' respective Commitments from several to joint, in whole or in part.

                  (g) agree to any change to the definition of "Required
Lenders".

                  (h) extend the Maturity Date, the Termination Date or the due date of any required payment other than in accordance with the express provisions of the Facilities Papers.

                  (i) agree to any change in this Section or in SECTION 13.3.

         13.3. Actions Requiring Required Lenders' Consent. Without the written consent or ratification of the Required Lenders, the Agent shall not:

                  (a) notify the Company that the Commitments are terminated or that the maturity of all or any part of the Loan has been accelerated unless an Event of Default described in any of SECTIONS 11.1(f), 11.1(g), 11.1(j), 11.1(m), 11.1(n),11.1(o), 11.1(p), 11.1(q) or 11.1(r) has occurred.

                  (b) agree to any change to any of the conditions precedent to Advances specified in SECTIONS 7.1 and 7.2.

                  (c) exercise any of the remedies for default described in
SECTION 11.3(c).

                  (d) waive any material Event of Default under the Facilities Papers.

                  (e) make or consent to any materially adverse amendment, modification or waiver of any of the terms, covenants, provisions or conditions of the Facilities Papers.

                  (f) approve any Change of Control.

                  (g) consent to the Company's incurring conditional repurchase, indemnity or other recourse obligations in respect of Mortgage Loans sold or any other contingent liabilities described or referred to in SECTION 10.2 in the aggregate greater than One Million Dollars ($1,000,000).

                  (h) except as otherwise expressly provided for in this Section, cause or permit any material change in the terms of any affirmative or negative covenants in this Agreement.

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                  (i) increase the Wet Warehousing Sublimit or any of the
respective percentages of the Credit Line that may be borrowed to finance Jumbo Loans or Super Jumbo Loans.

                  (j) cause or permit any change in the eligibility standards for Collateral hereunder or change the definition of any type of Eligible Collateral, provided that the Agent may in its discretion approve as Eligible Collateral any Collateral that does not satisfy such eligibility standards and that has aggregate Collateral Value of up to Five Million Dollars ($5,000,000) at the time of approval.

                  (k) approve the Company's declaration or payment of any dividend or distribution directly or indirectly to the Company's shareholders when any Default or Event of Default has occurred and is continuing or, after the payment of which dividend or distribution, would exist, except to the extent that payment thereof is required to avoid the loss of the Company's tax status as a real estate investment trust, as prohibited by SECTION 10.8.

                  (l) approve the Company's making any advance to (or declining or deferring any payment due from) any stockholder if at the time of or immediately after such action the Company's Adjusted Tangible Net Worth would be less than the minimum amount specified in SECTION 10.7(a).

         13.4. Agent's Discretionary Actions. Except as provided in SECTIONS
13.2 and 13.3, in its capacity as lead lender and servicer and without seeking or obtaining the consent of any of the other Lenders (although it may elect to obtain such consent before acting it if deems that desirable), the Agent may:

                  (a) agree or consent to any change in the handling of the Collateral which in the Agent's reasonable judgment is unlikely to have a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries;

                  (b) release, reconvey or change, in whole or in part, any Collateral or Lien which is required to be released or reconveyed in accordance with the Facilities Paper;

                  (c) do or perform any act or thing which, in the Agent's reasonable judgment, is necessary or appropriate to enable the Agent to properly discharge and perform its duties under this Agreement or the Custody Agreement, or which in its reasonable judgment is necessary or appropriate to preserve or protect the validity, integrity or enforceability of the Facilities Papers, the Liens created by the Loan Papers, their priority, the Collateral or any of the Central Elements in respect of the Company, or to preserve and protect the interest of the Lenders in any of the foregoing.

         13.5. Lenders' Cooperation. The Lenders agree to cooperate among themselves and with the Agent and from time to time upon the Agent's request, to execute and deliver such papers as may be reasonably necessary to enable the Agent, in its capacity as lead lender and servicer, to effectively administer and service the Loan and each Lender's Senior Credit Note in the manner contemplated by this Agreement.

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         13.6. Lenders' Sharing Arrangement. Each of the Lenders agrees that if it should receive any amount (whether by voluntary payment, realization upon security, the exercise of the right of set-off, or otherwise) which is applicable to the payment of the principal of, or interest or fees on, the Advances, of an amount that with respect to the related sum or sums received (or receivable) by the other Lenders is in greater proportion than that Lender's Pro Rata ownership of the Loan, then such Lender receiving such excess amount shall purchase from the other Lenders an interest in the obligations of the Company under this Agreement or any of the Facilities Papers in such amount as shall result in a proportional participation by all of the Lenders in such excess amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery; and further provided that the provisions of this SECTION 13.6 shall not apply to the Agent's Fees under this Agreement or to any fees which the Agent or successor custodian might be paid pursuant to the Custody Agreement.

         13.7. Lenders' Acknowledgment. Each Lender other than JPMorgan hereby acknowledges that JPMorgan has made no representations or warranties with respect to the Loan other than as expressly set forth in this Agreement and that JPMorgan shall have no responsibility (in its capacity as a Lender, the Agent, the Custodian or in any other capacity or role) for:

                  (a) the collectability of the Loan;

                  (b) the validity, enforceability or any legal effect of any of the Facilities Papers, any Collateral papers or any insurance, bond or similar device purportedly protecting any obligation to the Lenders or any Collateral; or

                  (c) the financial condition of the Company or any of its Subsidiaries or Affiliates, the status, health or viability of any industry in which any of them is involved, the prospects for repayment of the Loan, the value of any Collateral, the effectiveness of any of the provisions of the Facilities Papers (including the financial covenants, tests and hedging requirements) or any aspect of their implementation or administration at any time to reduce or control risks of any type, to produce returns, profits, yields or spreads or to reduce or control losses or the accuracy of any information supplied by or to be supplied in connection with any of the Company or any of its Subsidiaries or Affiliates, or otherwise with respect to the Loan, any Collateral or any source of equity or other financing for any of such companies.

         13.8. Agent's Representations to Lenders. The Agent hereby represents and warrants to the Lenders (other than itself) that:

                  (a) the Agent has delivered to each Lender true copies of the originals of those Facilities Papers which have been specifically requested by that Lender; and

                  (b) the Agent has no current actual knowledge that any Event of Default has occurred and is continuing on the Effective Date.

         13.9. Agent's Duty of Care, Express Negligence Waiver and Release. AT ALL TIMES UNTIL THE LOAN HAS BEEN PAID IN FULL, THE AGENT SHALL EXERCISE THE SAME DEGREE OF CARE IN HANDLING THE LOAN AND ITS COLLATERAL AS JPMORGAN EXERCISES WITH

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RESPECT TO LOANS THAT ARE HELD SOLELY BY JPMORGAN FOR ITS OWN ACCOUNT, AND THE
AGENT, IN ITS CAPACITY AS LEAD LENDER AND SERVICER SHALL HAVE NO RESPONSIBILITY TO THE LENDERS OTHER THAN TO EXERCISE SUCH STANDARD OF CARE AND, IN ANY EVENT, JPMORGAN SHALL HAVE NO LIABILITY WITH RESPECT TO ANY OTHER LENDER'S PRO RATA INTEREST IN THE LOAN EXCEPT FOR JPMORGAN'S OWN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EXCEPT IN THE CASE OF ITS OWN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER THE AGENT, ANY LENDER, NOR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM UNDER THIS AGREEMENT, THE CUSTODY AGREEMENT OR ANY OF THE OTHER FACILITIES PAPERS REASONABLY BELIEVED BY IT OR THEM TO BE WITHIN THE DISCRETION OR POWER CONFERRED UPON IT OR THEM BY THE FACILITIES PAPERS OR BE RESPONSIBLE FOR CONSEQUENCES OF ANY ERROR OF JUDGMENT, THE LENDERS EXPRESSLY INTENDING TO HEREBY WAIVE AND RELEASE ALL PRESENT AND FUTURE CLAIMS AND RIGHTS AGAINST THE AGENT (I) OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR (II) FOR DAMAGES OR INJURIES CAUSED OR CONTRIBUTED TO BY ANY INDEMNIFIED PARTY'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE THAT DOES NOT AMOUNT TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE LENDERS' INTENTION TO HEREBY INDEMNIFY THE INDEMNIFIED PARTIES AGAINST THE INDEMNIFIED PARTIES' OWN STRICT LIABILITY AND THE INDEMNIFIED PARTIES' OWN SOLE OR CONCURRENT ORDINARY NEGLIGENCE. Except as otherwise specifically and expressly set forth in this Agreement, the Agent shall not be responsible in any manner to anyone for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement, any supplement, amendment or restatement of it or of any other Facilities Papers or for any representation, warranty, document, certificate, report or statement made or furnished in, under or in connection with this Agreement or any of the other Facilities Papers or be under any obligation to anyone to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of this Facilities Agreement or of the other Facilities Papers on the part of the Company or anyone else. Without limiting the generality of the foregoing provisions of this Section, the Agent, in its capacities as lead lender, servicer and Custodian, may seek and rely upon the advice of legal counsel in taking or refraining to take any action under any of the Facilities Papers or otherwise in respect of the Loan, its Collateral and its parties, and shall be fully protected in relying upon such advice.

         13.10. Calculations of Shares of Principal and Other Sums. Except as provided to the contrary in SECTION 5.1(d) ("Rate of Return Maintenance Covenant"), SECTION 5.7 ("Agent's Fee"), SECTION 11.4 ("Application of Proceeds"), SECTION 11.6 ("Reimbursement of Expenses; Indemnity") and Section 6 of the Custody Agreement ("Custodian's Fees"), JPMorgan's and each other Lender's respective shares of principal, interest and other sums received by the Agent on account of the Loan or with respect to it shall be calculated on the basis of each Lender's (including JPMorgan's) respective Pro Rata ownership interests in the Loan from time to time.

         13.11. Resignation of the Agent. The Agent, or any agent or agents hereafter appointed, at any time may resign by giving written notice of resignation to the Company and the Lenders and complying with the applicable provisions of this SECTION 13. Upon receiving such notice of resignation, with the Company's consent, which consent shall not unreasonably be delayed or withheld (provided that the Company's consent shall not be required if a Default has occurred that has not been cured by the Company or declared in writing by the Agent to have been waived

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or any Event of Default has occurred that the Agent has not declared in writing to have been cured or waived), a successor Agent shall be promptly appointed by all of the Lenders by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Agent and one copy to the successor Agent.

         13.12. Effective Date of Resignation of the Agent. No resignation of the Agent shall be effective until both (i) sixty (60) days have elapsed after notice to the Company and the Lenders of the Agent's election to resign and (ii) a successor agent has been appointed pursuant to the provisions of this SECTION 13 and has accepted the appointment as provided in SECTION 13.11; provided that if such appointment has not been so made or if the Agent's duties have not been assumed by the appointed successor on or before ninety (90) days after the date of the Agent's said notice of resignation, the Agent may cease acting as agent and representative of the Lenders hereunder, and shall have no further responsibility therefor, at the close of business on the tenth (10th) Business Day after such ninety-day period.

         13.13. Successor Agent. Any successor Agent appointed as provided in this Section shall execute and deliver to the Company, the Lenders and to its predecessor Agent an instrument accepting such appointment, and thereupon the resignation of the predecessor Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of its predecessor, with like effect as if originally named as the Agent; provided that upon the written request of the Company, all of the Lenders or the successor Agent, the resigning Agent shall execute and deliver (a) an instrument transferring to such successor Agent all of the rights of the resigning Agent and (b) to such successor Agent such instruments as are necessary to transfer the Collateral to such successor Agent (including assignments of all Collateral or Facilities Papers). Upon the request of any such successor Agent made from time to time, the Company shall execute any and all papers which the successor Agent shall request or require to more fully and certainly vest in and confirm to such successor Agent all such rights.

         13.14. Merger of the Agent. Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion or consolidation to which the Agent shall be a party or any Person succeeding to the commercial banking business of the Agent, shall be the successor Agent without the execution or filing of any paper or any further act on the part of any of the parties.

         13.15. Participation; Assignment.

                  (a) Participations. Each Lender reserves the rights (i) with prior notice to and consent of the Agent, to sell to any bank, savings and loan, savings bank, credit union, other deposit-taking financial institution or commercial lending institution, participations in all or any part of such Lender's Advances, Senior Credit Note or Commitment and (ii) with or without notice to the Company or the Agent, and without any requirement for consent from either the Company or the Agent, to sell participations to its own Lender Affiliates or to pledge any or all of its interests under this Agreement to the Federal Reserve Bank. Participants shall have no rights under the Facilities Papers other than certain voting rights as provided below. Each Lender shall be entitled to obtain (on behalf of its participants) the benefits of this Agreement with respect to all participants in its Advances outstanding from time to time; provided that the

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Company shall not be obligated to pay any amount in excess of the amount that would be due to such Lender calculated as though no participation had been made. No Lender shall sell any participating interest of less than Five Million Dollars ($5,000,000) except to its own Lender Affiliates. No Lender shall sell any participating interest under which the participant shall have any rights to approve any amendment, modification or waiver of any Facilities Papers, except to the extent such amendment, modification or waiver (i) extends the due date for payment of any amount in respect of principal, interest or fees -- other than the Agent's fees or Custodian's fees -- under the Facilities Papers or (ii) reduces the interest rate or the amount of principal or fees applicable to the Loan (except such reductions as are contemplated by this Agreement). In those cases (if any) where a Lender grants rights to any of its participants to approve amendments, modifications or waivers of any Facilities Papers pursuant to the immediately preceding sentence, such Lender must include a voting mechanism as to all such approval rights in the relevant participation agreement(s) whereby a readily-determinable fraction of such Lender's portion of the Loan (whether held by such Lender or participated) shall control the vote for all of such Lender's portion of the Loan; provided, that if no such voting mechanism is provided for or is fully and immediately effective, then the vote of such Lender itself shall be the vote for all of such Lender's portion of the Loan. Except in the case of the sale of a participating interest to a Lender, the relevant participation agreement shall not permit the participant to transfer, pledge, assign, sell any subparticipation in or otherwise alienate or encumber its participation interest in the Loan.

                  (b) Assignments. Without any requirements for further consent of the Company, any Lender may assign any or all of its rights and obligations under the Facilities Papers to its own Lender Affiliates, and with the prior written consent of the Agent and (unless an Event of Default has occurred that the Agent has not declared in writing to have been cured or waived) the Company, which consent of the Company will not be unreasonably withheld, and at no cost to the Company or the Agent, any Lender may assign any or all of its rights and obligations under the Facilities Papers to any "ELIGIBLE ASSIGNEE" -- which means (a) a commercial bank having total assets in excess of One Billion Dollars ($1,000,000,000) or (b) a finance company, insurance company or other financial institution or fund, acceptable to the Agent, that is regularly engaged in making, purchasing or investing in loans and has total assets in excess of One Billion Dollars ($1,000,000,000); provided that (1) no such assignment to any Eligible Assignee shall result in a Lender's having an aggregate Committed Sum of less than Five Million Dollars ($5,000,000), (2) no such consent shall result in there being more than a total of ten (10) Lenders (a participant is not a Lender), and (3) each such assignment shall be substantially in the form of EXHIBIT F, with the assignor to exchange its Senior Credit Note(s) for new Senior Credit Note(s) and the Eligible Assignee to receive new Senior Credit Note(s) and with the assignor to have no further right or obligation with respect to the rights and obligations assigned to and assumed by the Eligible Assignee. The Company agrees that, as to any assignment to any Lender Affiliate or if the Company consents to any such assignment to an Eligible Assignee, the Company will cooperate with the prompt execution and delivery of documents reasonably necessary to such assignment process to the extent that the Company incurs no cost or expense that is not paid by the assigning Lender, including the issuance of new Senior Credit Note(s) to the assignor (if retaining an interest hereunder) and the Eligible Assignee immediately upon delivery to the Company of the assignor's Senior Credit Note(s). Upon such assignment, the assignee shall be a Lender for all purposes under this Agreement and the other Facilities Papers, if the assignment is an assignment of all of the assignor's interest in

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

the Loan and its security, the assignor shall be automatically released from all of its obligations and liabilities hereunder, and, whether it is such a complete assignment or only a partial assignment, the Committed Sums shall be adjusted appropriately, and the parties agree to approve in writing a revised and updated version of SCHEDULE LC.

                  (c) If any interest in this Agreement is so transferred to any Person that is organized under the Legal Requirements of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Person, concurrently with the effectiveness of such transfer,
(i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Company) that under applicable laws no taxes will be required to be withheld by the Agent and the Company or the transferor Lender with respect to any payments to be made to such Person under this Agreement,
(ii) to furnish to each of the transferor Lender, the Agent and the Company two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Person claims entitlement to complete exemption from U. S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent, the Company) to provide the transferor Lender, the Agent, the Company a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Person and to comply from time to time with all applicable Legal Requirements with regard to such withholding tax exemption.

                  (d) The Company shall not be required to incur any cost or expense incident to any sale to a Person of any interest in the Facilities pursuant to this Section and all such costs and expenses shall be for the account of the Lender selling its rights in the Loan to such Person.

                  (e) The Agent and the Lenders are the only Beneficiaries of this Section. Other than the provisions of SECTION 13.15, this Section is intended to bind and benefit only JPMorgan and the other Lenders, and does not benefit and shall not be enforceable by the Company or any other Person whatsoever.

                                   14 NOTICES

         All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "NOTICES"), except as otherwise specifically provided in this Agreement, shall be in writing and shall be either (a) delivered in person, or (b) mailed, by certified, registered or express mail, postage prepaid, addressed to the respective parties hereto at their respective addresses specified below, or (c) sent in a prepaid overnight delivery envelope via a nationally-recognized courier service (such as Federal Express, Airborne Express, United Parcel Service, Purolator, DHL Worldwide Express or Network Courier Service) that provides weekday next-day delivery service to the addressee's location, or (d) telecopied to their respective telecopy numbers (with a paper copy mailed the same day as aforesaid) as hereinafter set forth, provided that any party may change its address for notice by designating such party's new address in a Notice to the sending party given at least five (5) Business Days before it shall become effective. All Notices shall be conclusively deemed to have been properly given or served when received in person, regardless of how sent. Regardless of when received, all Notices shall be conclusively deemed to have been properly given or

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

served if addressed in accordance with this Section and (1) if mailed, on the second (2nd) Business Day after being deposited in the mails, or (2) if sent by nationally-recognized courier service, on the next Business Day or (3) if faxed before the close of business at the recipient's location on a Business Day, when faxed -- or if faxed after the close of business at the recipient's location or on a day that is not a Business Day, on the next Business Day thereafter -- to the fax number set forth below (provided that a paper copy is mailed on the same day as aforesaid) or (4) if e-mailed, when either (a) the text of such Notice is legible displayed on the recipient's computer monitor or any text-containing files attached are available to the recipient and readily available to be read by the recipient or (b) the recipient by any means or method acknowledges receipt of such e-mail:

If to the Company:

Sunset Financial Resources, Inc.
4231 Walnut Bend
Jacksonville, Florida 32257
Attention:  Mike Pannell
Telephone:   (904) 288-__________
Fax:         (904) 288-__________
email: mpannell@sunsetfinancial.net

If to the Agent:

JPMorgan Chase Bank
707 Travis, 6(th) Floor North
Houston, Texas 77002  (for messenger deliveries)
P. O. Box 2558
Houston, Texas 77252  (for mail deliveries)
Attention: Thanh Roettele, Corporate Mortgage
                  Finance Group
Telephone:        (713) 216-2583
Fax:              (713) 216-1567, with fax copy to (713) 216-3198
                  attention:  Julie Lowery
email:   thanh.roettele@jpmorganchase.com and julie.lowery@jpmorganchase.com with a copy to:

JPMorgan Chase Bank
1111 Fannin, 12th Floor
Houston, Texas  77002
Attention:  Ms. Bea Delgado, Mortgage Banking Warehouse Services
Telephone:        (713) 427-6455
Fax:              (713) 427-6453
email:            bea.r.delgado@jpmorganchase.com

If to JPMorgan in its capacity as a Lender:

JPMorgan Chase Bank
ABA No. 113000609
707 Travis, 6th Floor North
Houston, Texas  77002
Attention: Thanh Roettele, Corporate Mortgage
                  Finance Group
Telephone:        (713) 216-2583
Fax:              (713) 216-1567, with fax copy to (713) 216-3198
                  attention:  Julie Lowery
email:   thanh.roettele@jpmorganchase.com and julie.lowery@jpmorganchase.com

If to the other Lenders, at the addresses shown on SCHEDULE 14.

                                15 MISCELLANEOUS

         15.1. Terms Binding Upon Successors; Survival of Representations. The terms and provisions of this Agreement shall bind and benefit the parties hereto and their respective successors and assigns; provided that the Company may not assign or delegate any of their rights, benefits or duties under any of this Agreement, and any attempted assignment made without the written consent or written confirmation of all the Lenders shall be void. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Senior Credit Notes and shall be effective so long as the Commitments are outstanding or any obligation of the Company hereunder or under the Senior Credit Notes or any of the other Facilities Papers remains to be paid or performed.

         15.2. Items to Be Satisfactory to the Agent or the Custodian. All items required by this Agreement or the Custody Agreement to be delivered to the Agent or to the Custodian shall be in form and content reasonably satisfactory to the Agent or the Custodian (as the case may be) and the Agent or the Custodian may reject any of them that do not meet the requirements of this Agreement or the Custody Agreement.

15.3. Usury Not Intended; Credit or Refund of Any Excess Payments. It is the intent of the Company, the Agent and the Lenders in the execution and performance of this Agreement and the other Facilities Papers to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance of that purpose, all of the parties to this Agreement stipulate and agree that none of the terms and provisions contained in this Agreement or the other Facilities Papers shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Ceiling Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged, taken, reserved or received under this Agreement or any of the other Facilities Papers. In the event that the maturity of any of the Senior Credit Notes is accelerated by reason of any election of all of the Lenders resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum nonusurious amount permitted by applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on such note (or, if such note shall have been paid in full, refunded to the payor of such interest). THE PROVISIONS OF THIS SECTION SHALL PREVAIL AND CONTROL OVER ALL OTHER PROVISIONS OF THIS AGREEMENT, THE SENIOR CREDIT NOTES AND THE OTHER FACILITIES PAPERS THAT MAY BE IN APPARENT CONFLICT HEREWITH. In the event the Agent or any of the Lenders shall ever collect monies which are deemed to constitute interest at a rate in excess of the Ceiling Rate then in effect, all such sums deemed to constitute interest in excess of the Ceiling Rate shall be immediately returned to their payor (or, at the option of the holders of the Senior Credit Notes, credited against the unpaid principal of the Senior Credit Notes) upon such determination, and, to the extent permitted by applicable law, the Agent and the Lenders shall not be subject to any penalties provided by any Legal Requirement for contracting for, charging, taking, reserving or receiving interest at a rate in excess of the Ceiling Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Ceiling Rate, to the maximum extent permitted under applicable Legal Requirements, the Company and the Agent and the Lenders shall (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and their effects and (c) "spread" the total amount of interest throughout the entire contemplated term of the Senior Credit Notes, and interest owing on such Senior Credit Notes so that the interest rate is uniform throughout their entire term.

         15.4. This Agreement and the Other Facilities Papers. The parties intend that the Facilities Papers be read together and construed as if they were a single document. However, in the event of any inconsistency or conflict between this Agreement and any of the other Facilities Papers, this Agreement shall govern and control.

         15.5. No Waiver. No waiver of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No failure to exercise or delay in exercising any power or right under any Facilities Papers shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and the Agent or any of the Lenders shall operate as a waiver of any rights of the Agent or any of the Lenders. No amendment, modification or waiver of any provision of any Facilities Papers nor consent to any departure therefrom shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise specifically provided in this Agreement, no notice to or demand on the Company or any other Person shall entitle the Company or any other Person to any other or further notice or demand in similar or other circumstances.

         15.6. USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Company pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

         IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for a borrower: when a borrower opens an account, if the borrower is an individual, the Agent and the Lenders will ask for the borrower's name, residential address, tax identification number, date of birth and other information that will allow the Agent and the Lenders to identify the borrower, and, if the borrower is not an individual, the Agent and the Lenders will ask for the borrower's name, tax identification number, business address and other information that will allow the Agent and the Lenders to identify the borrower. The Agent and the Lenders may also ask, if the borrower is an individual, to see the borrower's driver's license or other identifying documents, and, if the borrower is not an individual, to see the borrower's legal organizational documents or other identifying documents.

         15.7. Counterpart Execution; Amendments. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

         15.8. Governing Law, Jurisdiction and Venue. THIS AGREEMENT, THE SENIOR CREDIT NOTES AND THE OTHER FACILITIES PAPERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PRINCIPLES) AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT. The Company, the Agent and the Lenders each hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas, Houston Division, and the state district courts of Texas, for purposes of all legal proceedings arising out of or relating to the Facilities Papers and all related transactions; except that the Lenders do not submit themselves to Texas jurisdiction in any suit first filed by the Company. To the fullest extent permitted by applicable law, the Company, the Agent and the Lenders each irrevocably waives any objection that he, she or it may now or hereafter have to the laying of venue for any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process may be made upon him, her or it in any such proceeding by registered or certified mail; except that the Lenders do not waive such objections with regard to any suit first filed by the Company. Harris County, Texas shall be a proper place of venue for suit hereon. Nothing herein shall affect any applicable right of any party at any time to initiate any suit in the United States District Court for the Southern District of Texas, Houston Division, or to remove any pending suit to that Court. Nothing herein shall affect the right of the Agent to accomplish service of process in any manner permitted by applicable law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

         15.9. General Purpose of Loan. The Company warrants and represents to the Agent, Lenders and all other future owners and holders of the Senior Credit Notes that the Loan and all Advances under it are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.

         15.10. Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND THE LENDERS HEREBY (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE COMPANY, THE AGENT AND EACH LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE AGENT IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE COMPANY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OF THE LENDERS OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY SHAREHOLDER, DIRECTOR, OFFICER, AGENT OR REPRESENTATIVE OF EITHER OF THEM THAT THE AGENT OR THE LENDERS WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

         15.11. Relationship of the Parties. This Agreement provides for the making of Advances by the Lenders (through the Agent) in their capacities as lenders, to the Company, as a borrower, and for the payment of interest and repayment of principal by the Company to the Lenders (through the Agent). The relationship between (a) the Lenders and the Agent and (b) the Company is limited to that of creditor and secured party, on the one hand, and debtor, on the other hand. The provisions in this Agreement and the other Facilities Papers for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lenders and the Agent to protect their interests as lenders and lenders' agent, respectively, in assuring payment of interest and repayment of principal, and nothing contained in this Agreement or any of the other Facilities Papers shall be construed as permitting or obligating any Lender or the Agent to act as a financial or business advisor or consultant to the Company, as permitting or obligating any Lender or the Agent to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of any Lender or the Agent to the Company, or as creating any joint venture, agency, or other relationship between or among any of the parties other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and the other Facilities Papers and to obtain the advice of such counsel with respect to all matters contained in the Facilities Papers including the provision for waiver of trial by jury. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lenders for credit and to execute and deliver this Agreement and the other Facilities Papers.

         15.12. Notice Pursuant to Tex. Bus. & Comm. Code Section 26.02. THIS AGREEMENT AND THE OTHER FACILITIES PAPERS TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

  (The remainder of this page is intentionally blank; signature pages follow.)

         EXECUTED as of the Effective Date.

                                SUNSET FINANCIAL RESOURCES, INC.

                                By:   /s/ Thomas G. Manuel
                                   ---------------------------------------------
                                Name:  Thomas G. Manuel
                                Title: Executive Vice President - Operations and
                                       Compliance

                                              JPMORGAN CHASE BANK,
                                              as the Agent and as a Lender

                                              By: /s/ Thanh Roettele
                                                  ------------------------------
                                              Name: Thanh Roettele
                                              Title: Vice President

Exhibits:

Exhibit A         -      Senior Credit Note form
Exhibit B         -      Requests for Borrowing forms with Submission List forms
Exhibit C         -      form of Subordination Agreement
Exhibit D         -      list of the Company's Subsidiaries
Exhibit E         -      form of Officer's Certificate as to compliance or
                         noncompliance with certain financial covenants
Exhibit F         -      form of Assignment and Assumption Agreement
Exhibit G         -      opinion provisions
Exhibit H         -      form of Interest Option Selection Confirmation

Schedules:

Schedule AR              -        list of Authorized Company Representatives
Schedule DQ              -        Disqualifiers
Schedule EC              -        Eligible Collateral
Schedule LC              -        the Lenders' Committed Sums
Schedule SD              -        the Company's existing subordinated debt
Schedule MAC             -        current Maximum Aggregate Commitment
Schedule 8.4             -        Summary of contingent liabilities and of
                                  material adverse changes and material
                                  unrealized losses since the Statement Date
Schedule 8.5             -        Pending Litigation
Schedule 8.16            -        the Company's Plans
Schedule 10.6(h)         -        specific permitted Debt
Schedule 14              -        list of Lenders and Addresses for Notices

                                    EXHIBIT A
                            TO 3/04 CREDIT AGREEMENT

                  (THE "3/04 [LENDER NAME] SENIOR CREDIT NOTE")

$_______________                 Houston, Texas                   March 22, 2004

         FOR VALUE RECEIVED, SUNSET FINANCIAL RESOURCES, INC., a Maryland corporation ("MAKER" or the "COMPANY"), promises to pay to the order of [LENDER NAME] ("PAYEE"), a [LENDER ENTITY FORM], at the main Houston branch of JPMorgan Chase Bank, 712 Main Street, Houston, Harris County, Texas 77002, or at such other place as the Agent may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of [LENDER'S COMMITTED SUM] (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the applicable rate(s) provided for in the Credit Agreement (or at such lesser rate, if any, as the holder of this note -- the "HOLDER", whether or not Payee is such holder -- may in its sole discretion from timE to time elect to be applicable for any day or days), and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

         1. Definitions. In addition to the definitions given above, the definitions given in the 3/04 Senior Secured Credit Agreement dated March 22, 2004, as it may be supplemented, amended or restated from time to time (the "CREDIT AGREEMENT") among (a) Maker, (b) JPMorgan Chase Bank (for itself as a Lender and as Agent for the other Lenders) and (c) the other Lender(s) party thereto, for capitalized terms that are used in this note shall apply here as well as there.

         2. Rates Change Automatically and Without Notice. Without notice to Maker or any other Person and to the full extent allowed by applicable law from time to time in effect, the Stated Rate, the Past Due Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which the interest rate applicable to this note as provided for in the Credit Agreement, the Past Due Rate as defined in the Credit Agreement and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

         3. Calculation of Interest. Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made. All interest rate determinations and calculations by the Holder, absent manifest error, shall be conclusive and binding.

         4. Excess Interest Will be Refunded or Credited. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, Holder shall refund to the payor or, at Holder's option, credit against the principal

                                Page 1 of 4 Pages
of Senior Credit Note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

         5. Interest Will be Spread. To the extent (if any) necessary to avoid violation of applicable usury laws (or to minimize the extent of the violation if complete avoidance is impossible for any reason, it being the intent and purpose of Maker and all Holders to comply strictly with all applicable usury and other laws), all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

         6. Payment Schedule. Interest on and principal of this note shall be due and payable as provided in SECTIONS 5.1, 5.3 and 5.10 of the Current Credit Agreement.

         7. Prepayment. Maker may prepay this note in whole or in part without penalty or fee. Prepayments shall be applied first to accrued interest, the balance to principal.

         8. The 3/04 Credit Agreement, this Note and its Security. This note is one of the Senior Credit Notes, as such term is defined in the Credit Agreement, is issued pursuant to the Credit Agreement (to which reference is made for all purposes) and may be referred to as the "3/04 [LENDER NAME] SENIOR CREDIT NOTE", and as it may hereafter be renewed, extended, rearranged, increased, decreased, modified or replaced in accordance with the Credit Agreement may be referred to as the "CURRENT [LENDER NAME] SENIOR CREDIT NOTE". Holder is entitled to the benefits of and security provided for in the Credit Agreement. Such security includes, among other security, the security interests granted by SECTION 6.1 of the Current Credit Agreement.

         9. Revolving Credit. Upon and subject to the terms and conditions of the Credit Agreement, Maker may borrow, repay and reborrow against this note under the circumstances, in the manner and for the purposes specified in the Credit Agreement, but for no other purposes. Advances against this note by Payee or other Holder shall be governed by the terms of the Credit Agreement. The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker. Absent manifest error, Holder's computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) endorsed by or on behalf of Holder on the schedule which is attached as Annex I hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in Holder's computer or manual records; provided, that any failure to make notation of (a) any principal advance or accrual of interest shall not cancel, limit or otherwise affect Maker's obligations or any Holder's rights with respect to that advance or accrual, or (b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date of its receipt by Holder. Maker and Payee expressly agree, pursuant to Chapter 346 ("CHAPTER 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or to any loan evidenced by this note, and

                                Page 2 of 4 Pages
that neither this note nor any such loan shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

         10. Defaults and Remedies. Any Event of Default under the Credit Agreement or any other Facilities Papers shall constitute an Event of Default under this note and all other Facilities Papers and shall have the consequences provided for in the Credit Agreement which may include acceleration of the indebtedness evidenced hereby. Subject to the terms of the Credit Agreement, Holder or the Agent may waive any default without waiving any other prior or subsequent default. Holder or the Agent may remedy any default without waiving the default remedied. Holder's or the Agent's failure to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Holder or the Agent of any right, power or remedy hereunder shall exhaust it or shall preclude any other or future exercise of it, and every such right, power or remedy under this note may be exercised at any time and from time to time. No modification or waiver of any provision of this note nor consent to any departure by Maker from its terms shall be effective unless it is in writing and signed by Holder (or, if authorized for that purpose by the Credit Agreement, the Agent), and then such waiver or consent shall be effective only in the specific instance given, for the purposes for which given and to the extent therein specified.

         11. Legal Costs. If any Holder or the Agent retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker or anyone claiming by, through or under Maker sues any Holder in connection with this note or any such papers and does not prevail, then Maker agrees to pay to each such Holder and the Agent, respectively, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder or the Agent in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.

         12. Waivers. Maker and any and all co-makers, endorsers (other than the Holder or the Payee), guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         13. Not Purpose Credit. None of the proceeds of this note shall ever be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or

                                Page 3 of 4 Pages
which would constitute this transaction a "purpose credit" within the meaning of Regulation U, as now or hereafter in effect.

         14. Governing Law, Jurisdiction and Venue. This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect. Maker and all endorsers (other than the Holder or the Payee), guarantors and sureties each hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas and the state district courts of Harris County, Texas, for purposes of all legal proceedings arising out of or relating to this note, the debt evidenced hereby or any loan agreement, security agreement, guaranty or other papers or agreements relating to this note. To the fullest extent permitted by law, Maker and all endorsers (other than the Holder or the Payee), guarantors and sureties each irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue for any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Harris County, Texas shall be a proper place of venue for suit on or in respect of this note. Nothing herein shall affect the right of Maker, the Payee or any Holder at any time to initiate any suit in the United States District Court for the Southern District of Texas, Houston Division, or to remove any pending suit to that Court.

         15. General Purpose of Loan. Maker warrants and represents to Payee, all other Holders and the Agent that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.

                                               SUNSET FINANCIAL RESOURCES, INC.,
                                               as maker

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                Page 4 of 4 Pages

                                     ANNEX 1

                                to $____________
                        Sunset Financial Resources, Inc.
                     3/04 [LENDER'S NAME] Senior Credit Note

                  LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

------------------------------------------------------------------------------------------------------------------------------------
                        Payment Applied on
Date of Payment or       (or advance vs.)     Payment Applied                                                    Name of Person
      Advance               Principal          on Interest          Principal Balance     Interest Paid to       Making Notation
      -------               ---------          -----------          -----------------     ----------------       ---------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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

                                    EXHIBIT B
                            TO 3/04 CREDIT AGREEMENT

                              Request for Borrowing

                           [Letterhead of the Company]

                                     [date]

JPMorgan Chase Bank
707 Travis, 6th Floor North
Houston, Texas 77002

Attention: Thanh Roettele, Corporate Mortgage Finance Group

Ladies and Gentlemen:

         SUNSET FINANCIAL RESOURCES, INC. (the "COMPANY") and JPMORGAN CHASE BANK as a lender and as agent (the "AGENT") for the other lender(s) who are parties to it as lenders, and such other lenders (all such lenders, including JPMorgan Chase Bank being herein called the "LENDERS") together executed a 3/04 Senior Secured Credit Agreement dated March 22, 2004 (which, as it may have been or may hereafter be supplemented, amended or restated from time to time, is called the "CURRENT CREDIT AGREEMENT"). Any term defined in the Current Credit Agreement and used in this Request for Borrowing shall have the meaning given to it in the Current Credit Agreement.

         The Company currently qualifies under the Current Credit Agreement for, and hereby requests, an Advance or Advances as set forth below to be made on _________________, 20___ (or, if the Agent is closed that day, on the next day when it is not).

                  Single-family Warehouse Advance (Dry)    $ ___________________
                  Wet Warehousing Advance                  $ ___________________
                  Total Borrowing                          $ ___________________

         After giving effect as required by the Credit Agreement to the requested Advance, the Borrowing Base will equal or exceed the outstanding principal balance of the Loan and such balance will not exceed the Aggregate Committed Sum.

   (Check the block for each of the following paragraphs that is applicable.)

-        This Borrowing Request includes a request for a Single-family
Warehouse Advance. If the Current Credit Agreement requires new Collateral to support the requested Advance, (i) the Company has attached and submits herewith the relevant Submission List(s) and (ii) the Basic Papers for all items of Collateral described or referred to therein have been submitted -- or are being submitted concurrently herewith -- to the Custodian.

-        This Borrowing Request includes a request for a Wet Warehouse Advance.
If the Current Credit Agreement requires new Collateral to support the requested Advance, the Company has attached and submits herewith the relevant Submission List(s) (the Basic Papers for all such Wet Loans will be delivered to the Custodian on or before seven (7) Business Days after funding of the requested Advance).

         The Company hereby grants to the Agent a security interest in all such new Collateral and (as to Collateral) all related Loan Papers, and they are hereby made subject to the security interest to the Agent created by the Current Credit Agreement, for the Pro Rata benefit of the Lenders, effective immediately.

         The proceeds of the Advance should be deposited in the Company's Note Payment Account number 00113329123 with JPMorgan Chase Bank.

         The Company acknowledges that the Agent and the Lenders will rely on the truth of each statement in this request and its attachments in funding the requested Advance.

         No Default has occurred under the Facilities Papers that has not been cured by the Company or declared in writing by the Agent to have been waived, and no Event of Default has occurred under the Facilities Papers that the Agent has not declared in writing to have been cured or waived. There has been no material adverse change in any of the Central Elements in respect of the Company or any of its Subsidiaries since the date of the Company's most recent annual audited Financial Statements that have been delivered to the Agent.

         All items that the Company is required to furnish to the Agent, its designated custodian or the Lenders for this requested Advance and otherwise have been delivered, or will be delivered before this requested Advance is funded, in all respects as required by the Current Credit Agreement and the other Facilities Papers. All Collateral papers described or referred to in the Submission List(s) (if any) submitted to the Agent with this Request for Borrowing conform in all respects with all applicable requirements of the Current Credit Agreement and the other Facilities Papers.

         There has been no change in the information furnished to the Agent or any Lender to enable it to verify the identity of the Company as required by
Section 326 of the USA Patriot Act except as follows: (none) .

         The Company hereby warrants and represents to the Agent and the Lenders that none of the Collateral (including, but not limited to, Collateral described or referred to in this request) is pledged to any Person other than the Agent or supports any borrowing or repurchase agreement funding other than Borrowings under the Current Credit Agreement.

         The undersigned officer hereby certifies that all of the Company's representations and warranties (a) in the Current Credit Agreement and all of the other Facilities Papers (except only to the extent that (i) such a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have been changed by transactions or conditions contemplated or expressly permitted by the Facilities Papers), (b) in this Request for Borrowing, are true and correct on the date of this Request for Borrowing and (c) that the Company qualifies for funding of the requested Advance.

                                              SUNSET FINANCIAL RESOURCES, INC.

                                              By:_______________________________
                                              Name______________________________
                                              Title:____________________________

Attached (check if applicable):
- Submission List (for Eligible Single-family Collateral, Dry Loans and/or Wet Loans)

                  SUBMISSION LIST FOR SINGLE FAMILY COLLATERAL

                                  Date:________

TO:
JPMorgan Chase Bank
1111 Fannin, 12th Floor
Houston, Texas  77002

Attention: Ms. Wanda Carr, Mortgage Banking Warehouse Services
Phone: (713) 427-6391
Fax: (713) 427-6449
email: wanda.carr@jpmorganchase.com

FROM:
Sunset Financial Resources, Inc.
4231 Walnut Bend
Jacksonville, Florida 32257
Attention: __________________________
Phone: ______________________________
Fax: ________________________________
email: ______________________________

         Sunset Financial Resources, Inc. submits the following list of Single-family Loans in support of the Request for Borrowing dated ________ to which this Submission List is attached and hereby pledges them to the Agent (for itself and as agent for the other Lenders):

--------------------------------------------------------------------------------------------------------------------
                                                                                             LOAN
BRANCH             LOAN                                                         NOTE          NOTE          LOAN
NUMBER            NUMBER        BORROWER OR CUSTOMER NAME                       DATE         AMOUNT         TYPE
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

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

                                    EXHIBIT C
                            TO 3/04 CREDIT AGREEMENT

                       SUBORDINATION OF DEBT AGREEMENT IN
                         FAVOR OF THE AGENT AND LENDERS
         UNDER 3/02 AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

                            _________________, 200__

TO: JPMorgan Chase Bank ("JPMORGAN"), as a lender and as Agent and representative (the "AGENT") of the lenders (the "LENDERS") 707 Travis Street, 6th Floor North Houston, Texas 77002

         The undersigned (each of whom is hereinafter referred to as a "CREDITOR"), creditors of Sunset Financial Resources, Inc. (the "COMPANY"), a Maryland corporation, desire that JPMorgan and the other Lenders named in the 3/04 Senior Secured Credit Agreement dated March 22, 2004 among the Company, the Agent and the Lenders -- such credit agreement, as it may have been or may hereafter be supplemented, amended or restated being hereinafter called the "CREDIT AGREEMENT" -- extend or continue to extend such financial accommodations to the Company as the Company may request and as the Lenders and the Agent may deem proper. For the purpose of inducing the Lenders to grant, continue or renew such financial accommodations, and in consideration thereof, the undersigned Creditors irrevocably, unconditionally and presently agree as follows:

         1. Amount of the Debt Subordinated Herein. The Company is presently indebted to the Creditors in the principal amounts set forth below:

============================================================================================
                                                                    Principal Amount of
Creditor                                                                Company Debt
============================================================================================

                                                                  $
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
 TOTAL                                                            $
============================================================================================

         2. Subordination. All claims of each Creditor against the Company now or hereafter existing are and shall be at all times SUBJECT, SUBORDINATE AND INFERIOR, both in right of payment and lien priority, to any and all claims, whether now or hereafter existing and however created or evidenced, which the Agent or the Lenders has or may have against the Company arising out of or relating to the Credit Agreement (and all extensions, renewals,

                                       -1
increases, decreases, modifications, replacements and substitutions of or for any such claims, such claims and all such extensions, etc. being herein called the "SENIOR OBLIGATIONS"), for so long as any Senior Obligations shall exist. So long as no Default or Event of Default shall have occurred under the Credit Agreement and so long as no other default shall have occurred in payment or performance of any of the Senior Obligations, payments of interest and principal on the claims of Creditors may be made at their respective scheduled maturity dates (it being understood that no prepayment shall be made of such claims and no modification or acceleration, for default or otherwise, of such maturity dates shall be permitted). If a Default or an Event of Default shall occur under the Credit Agreement or if any other default shall occur in payment or performance of any of the Senior Obligations, then and for so long as (a) such Default shall not have been cured or waived before it has become an Event of Default or (b) the Agent shall not have declared in writing that such Event of Default or other default (if any) has been cured or waived, no payment of interest or premium on any of the claims of Creditors and no payment of principal of any of the claims of creditors, whether or not then due, shall be made without the prior written consent of the Agent, and any payment made during such time shall (i) be held in trust for the benefit of the Lenders, and (ii) immediately be paid over by its recipient to the Agent for application on the obligations of the Company to the Lenders and the Agent in accordance with the provisions of the Credit Agreement, without notice or demand. The subordination of claims of Creditors made hereby shall remain in effect so long as there shall be outstanding any Senior Obligation of the Company to any of the Lenders or the Agent (for this purpose, the Company shall be deemed obligated to the Lenders and the Agent so long as any of the Lenders shall have outstanding any commitment under the Credit Agreement or any other Facilities Papers to make any loan or extend any other financial accommodations to the Company or any of its successors, whether or not any such loan or financial accommodation shall have been made, advanced or extended.)

         3. Enforcement or Assignment of Subordinated Debt or Liens. For so long as any claim of the Agent or any Lender against the Company or any commitment of any of the Lenders to extend credit or other financial accommodations to the Company is in existence, the Creditors and each of them will not (i) sue upon, any claim or claims now or hereafter existing which they or any of them may hold against the Company or any of its Affiliates (an "AFFILIATE" being an entity that directly or indirectly controls, is controlled by or is under common control with, the Company); (ii) sell, assign, transfer, pledge, hypothecate or encumber such claim or claims except expressly subject to this Agreement; (iii) enforce any lien they or any of them may now or in the future have on any property, real or personal, of the Company or any other party to the Credit Agreement, as security for the payment of any debt owing by the Company or such party to them or any one or more of them until the Senior Obligations shall have been fully paid and satisfied and/or (iv) join in or in any way directly or indirectly induce any petition in bankruptcy, assignment for the benefit of creditors or creditors' agreement, except as directed by the Agent or the Lenders.

         4. Direction to Pay Over Claims and Assignment. In case of any assignment by the Company for the benefit of creditors, or in the case of any bankruptcy proceedings instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver or other person or persons in charge,

                                       -2
are hereby directed to pay to the Agent the full amount of all of the Agent's and the Lenders' claims against the Company before making any payment of principal or interest to the undersigned Creditors, or any of them, and insofar as it may be necessary to accomplish that purpose, the undersigned Creditors, and each of them, hereby sell, transfer, set over and assign to the Agent and the Lenders all claims they may now or hereafter have against the Company and in any security therefor, and the proceeds thereof, and all rights to any payments, dividends or other distributions arising therefrom. If any of the undersigned Creditors does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim in such proceeding, then the Agent has the right (but no obligation) to do so and is hereby authorized to file an appropriate claim or claims for and on behalf of such person.

         5. Subrogation. Upon the payment by them in full of all Senior Obligations, the Creditors shall be subrogated to the rights of the Lenders to receive payments or distributions of cash, property or securities of the Company applicable to Senior Obligations until the Creditors' claims shall have been paid in full, and, for the purposes of such subrogation, no payments or distributions of cash, property or securities to or for the benefit of the Creditors pursuant to this Agreement which would otherwise have been paid to the Lenders shall be deemed to be a payment by the Company to or for the account of the Creditors, it being understood that the provisions of this Subordination Agreement are solely for the purpose of defining the relative rights of the Lenders and the Creditors.

         If any payment or distribution to which the Creditors would otherwise have been entitled but for the provisions of this Agreement shall have been applied, pursuant to the provisions of these terms of subordination, to the payment of all amounts payable under the Senior Obligations, then and in such case, the Creditors shall be entitled to receive from the Lenders at the time outstanding any payments or distributions received by the Lenders in excess of the amount sufficient to pay all amounts under or in respect of the Senior Obligations in full.

         6. Obligations to Creditors not Impaired; Provisions Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Creditors on the one hand and the Lenders on the other hand. Nothing contained in this Agreement shall (i) impair or affect, as among the Company and its creditors (other than the Lenders and the Creditors), the obligation of the Company to pay the claims of the Creditors when the same shall become due and payable in accordance with their terms, or
(ii) affect the relative rights against the Company of the Creditors and the other creditors of the Company (other than the Lenders) or (iii) prevent any Creditor from exercising all remedies otherwise permitted by applicable law upon default under the instrument or instruments governing the Creditors' claims, pursuant to the rights, if any, under this Agreement of the Lenders to receive cash, property and securities otherwise payable or deliverable to the Lenders or the Agent.

         7. Proofs of Claim. The Creditors may file such proofs of claim and other papers or documents or may be necessary or advisable in order to have their claims allowed in any judicial proceedings relative to the Company (or any other obligor on the Creditors' claims, including any guarantor), its creditors or its property. If any Creditor has not been paid in full, such Creditor shall
(i) file such claim, proof of claim or similar instrument on behalf of the Lenders as

                                       -3
the Lenders' interests may appear and (ii) take all such other actions as may be appropriate to insure that all payments and distributions made in respect of any such proceedings are made to the Lenders as their interests may appear.

         8. Agreement Unaffected by Changes, Etc. Without consent of, notice to or incurring responsibility to any Creditor and without impairing or releasing any Creditor's covenants and obligations hereunder, upon or without any terms or conditions and in whole or in part, the Lenders may (i) change any payment due date or amount, (ii) renew, change or increase any Senior Obligations or any aspect of the security therefor, (iii) sell, exchange, release, surrender, realize upon or otherwise deal in any manner or order any present or future security for any Senior Obligations, (iv) release anyone in any manner or capacity liable on or for any Senior Obligations, (v) exercise or not exercise any rights against the Company, any Creditor or anyone else, (vi) settle or compromise any of the Senior Obligations or subordinate any part of them to any other part and/or (vii) apply any sums received from anyone to any part of the Senior Obligations, and the provisions of this Agreement shall apply to the Senior Obligations as changed, extended, renewed, altered or increased in any respect and in any manner.

         9. Liability. For violation of this Agreement, the undersigned Creditors shall be jointly and severally liable to the Agent and the Lenders for all loss and damage sustained by reason of such breach, and upon any such violation, the Agent and the Lenders may accelerate the maturity of its claims against the Company, at their option.

         10. Automatic Reinstatement. If at any time any payment made on the Senior Obligations must be returned for any reason (including the order of any bankruptcy court), this Agreement shall be automatically reinstated to the same effect as if the affected payment(s) had not been made.

         11. Governing Law, Binding Effect and Assignments. This Agreement shall be governed in all respects by the laws of the State of Texas and shall bind and benefit the undersigned, the Agent, the Lenders and the Company, their respective heirs, executors, administrators, personal representatives, trustees, receivers, conservators, successors and assigns and anyone claiming by, through or under any of them. This Agreement and any claim or claims of the Agent or any of the Lenders pursuant hereto may be assigned by the Agent or such Lender (as the case may be), in whole or in part, at any time, without notice to any of the undersigned Creditors or the Company.

 (The remainder of this page is intentionally blank; unnumbered signature page
                                  (s) follow.)

                                       -4

                                          ______________________________________

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          Date: ________________________________

                                       -5

                                          ______________________________________

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          Date: ________________________________

                                       -6

                                          ______________________________________

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          Date: ________________________________

                                       -7

                         ACCEPTANCE OF SUBORDINATION OF
                          DEBT AGREEMENT BY THE COMPANY

         Sunset Financial Resources, Inc. (the "Company" in the Subordination of Debt Agreement set forth on the face hereof), hereby (i) represents and warrants to the Agent and the Lenders that it is presently indebted to the persons executing said Subordination of Debt Agreement in the aggregate principal amount of $______, (ii) accepts and consents to such Subordination of Debt Agreement,
(iii) agrees to be bound by all of the provisions thereof and (iv) agrees to recognize all priorities and other rights granted thereby to JPMorgan Chase Bank (in its capacities as a Lender and as the Agent) and the other Lenders, and their respective successors and assigns, and to perform in accordance therewith.

                                          SUNSET FINANCIAL RESOURCES, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          Date: ________________________________

                                       -8

                                    EXHIBIT D
                            TO 3/04 CREDIT AGREEMENT
          List of Subsidiaries of the Company as of the Effective Date

---------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                STATES WHERE                 THE COMPANY'S
                                      PLACE OF              QUALIFIED AS A FOREIGN        PERCENTAGE OF CAPITAL
SUBSIDIARY                         INCORPORATION                CORPORATION                 STOCK OWNERSHIP
---------------------------- --------------------------- ---------------------------- ----------------------------
 OPERATING
SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
    SINGLE PURPOSE
 FINANCE SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                   [COMPANY TO PROVIDE LIST OF SUBSIDIARIES]

                                       -1

                                    EXHIBIT E
                            TO 3/04 CREDIT AGREEMENT

                 FORM OF OFFICER'S CERTIFICATE WITH COMPUTATIONS
                    TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH
                           CERTAIN FINANCIAL COVENANTS

                              OFFICER'S CERTIFICATE

AGENT:            JPMORGAN CHASE BANK

COMPANY:          SUNSET FINANCIAL RESOURCES, INC.

SUBJECT PERIOD: __________________ ended _________, 200 _______

DATE:           ___________________, 200 _______

         This certificate is delivered to the Agent under the 3/04 Senior Secured Credit Agreement dated as of March 22, 2004 (as supplemented, amended or restated from time to time, the "CURRENT CREDIT AGREEMENT"), among the Company, the Agent and the financial institutions now or hereafter parties thereto (the "LENDERS"). Unless they are otherwise defined in this request, terms defined in the Current Credit Agreement have the same meanings here as there.

         The undersigned officer of the Company certifies to the Agent and the Lenders that on the date of this certificate that:

         1. The undersigned is an incumbent officer of the Company, holding the title stated below the undersigned's signature below.

         2. The Company's financial statements that are attached to this certificate were prepared in accordance with GAAP (except that interim -- i.e., other than annual -- financial statements exclude notes to financial statements and statements of changes to stockholders' equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim financial statements) present fairly the Company's financial position and results of operations as of __________ for that month (the "SUBJECT PERIOD") and for the year to that date.

         3. The undersigned officer of the Company supervised a review of the Company's activities during the Subject Period in respect of the following matters and has determined the following: (a) except to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or expressly permitted by the Facilities Papers, the representations and warranties of the Company in SECTION 8 of the Current Credit Agreement are true and correct in all material respects, other than for the changes, if any, described on the attached ANNEX A; (b) the Company has complied with all of its obligations under the Facilities Papers, other than for the deviations, if any, described on the attached ANNEX A; (c) no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached ANNEX A and (d) compliance by the Company with certain financial covenants in SECTION 10 of the Current Credit Agreement is accurately calculated on the attached ANNEX A.

                                          SUNSET FINANCIAL RESOURCES, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                        ANNEX A TO OFFICER'S CERTIFICATE

         1. Describe deviations from compliance with obligations, if any -- CLAUSE 3(b) of attached Officer's Certificate -- if none, so state:

         2. Describe Defaults or Events of Default, if any -- CLAUSE 3(c) of attached Officer's Certificate -- if none, so state:

         3. Calculate compliance with covenants in SECTION 10 -- CLAUSE 3(d) of attached Officer's Certificate:

         (a) SECTION 10.7(a). The Company's Adjusted Tangible Net Worth as of ________ is $__________________ (the minimum under Section 10.7(a) is
[$________________].)

         (b) SECTION 10.7(b). The Company's Total Liabilities to Adjusted Tangible Net Worth ratio as of ___________ is _____:1.00 (the maximum ratio under SECTION 10.7(c) is 10.00:1.00)

         (c) SECTION 10.7(c). The Company's Total Recourse Debt to Adjusted Tangible Net Worth ratio as of ___________ is _____:1.00 (the maximum ratio under SECTION 10.7(c) is 4.00:1.00.)

         (d) SECTION 10.7(d). The Company's GAAP net earnings for the three-month rolling period ended _____________, 200__ was $__________ (the minimum under SECTION 10.7(d) is $1.)

         (e) SECTION 10.7(e). The Company's Liquidity as of __________________ is $___________. (The minimum Liquidity under SECTION 10.7(e) is $15,000,000.)

         (f) SECTION 10.8. The Company has not declared or paid any dividend or made any distribution directly or indirectly to the Company's shareholders when, or immediately after, the payment of which, any Default or Event of Default existed, except to the extent that payment of a $_____________ dividend was required to avoid the loss of the Company's tax status as a real estate investment trust.

         (g) SECTION 10.9. The Company has not directly or indirectly made any advance to (or declined or deferred any payment due from) any stockholder where at the time of or immediately after such action (x) the Company's Adjusted Tangible Net Worth was or would be less than the minimum specified in clause (a) above or (y) any Default or Event of Default existed or would exist.

                                    EXHIBIT F
                            TO 3/04 CREDIT AGREEMENT

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in ANNEX 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and Swing Line loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:                  ______________________________

2.       Assignee:                  ______________________________
                                    [and is a Lender Affiliate of [identify
                                     Lender]]

3.       Company(ies):              ______________________________

4.       Agent:            ______________________, as the agent and
                           representative of the Lenders under the Credit
                           Agreement

5.       Credit Agreement: The [amount] Credit Agreement dated as of _______
                           among [name of Company(ies)], the Lenders parties thereto and [name of Agent], as Agent

6.        Assigned Interest:

-------------------------------------------------------------------------------------------
                                                                           Percentage
   Aggregate Amount of                                                     Assigned of
Commitment/Loans for all            Amount of Commitment/Loans             Commitment/
        Lenders                             Assigned                           Loan
-------------------------------------------------------------------------------------------
$                                   $                                      %
-------------------------------------------------------------------------------------------

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY THE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                                  ASSIGNOR

                                                  [NAME OF ASSIGNOR]

                                                  By:___________________________
                                                     Title:

                                                  ASSIGNEE

                                                  [NAME OF ASSIGNEE]

                                                  By:___________________________
                                                     Title:

[Consented to and] Accepted:

[NAME OF AGENT], as
  Agent

By_________________________________
  Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By________________________________
  Title:

                                                                         ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1. Representations and Warranties.

         1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Facilities Paper, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Facilities Papers or any collateral thereunder, (iii) the financial condition of the Company(ies), any of its (their) Subsidiaries or Affiliates or any other Person obligated in respect of any Facilities Papers or (iv) the performance or observance by the Company(ies), any of its (their) Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Facilities Paper.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Person that is organized under the Legal Requirements of any jurisdiction other than the United States of America or any State thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Facilities Papers, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Facilities Papers are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                    EXHIBIT G
                            TO 3/04 CREDIT AGREEMENT

                       (Basic Form of Opinion of Counsel)

                                     [Date]

JPMorgan Chase Bank,
as Agent for the Lenders
707 Travis, 6th Floor North
Houston, Texas 77002

         Re: 3/04 Senior Secured Credit Agreement dated as of March 22, 2004 among Sunset Financial Resources, Inc. (the "COMPANY"), JPMorgan Chase Bank, as agent (the "AGENT") and a Lender, and the other Lenders party thereto (collectively, the "LENDERS")

Ladies and Gentlemen:

         We have acted as special counsel for the Company in connection with the 3/04 Senior Secured Credit Agreement (the "CREDIT AGREEMENT") dated as of March 22, 2004 among the Company, the Agent and the Lenders. This opinion is rendered to you in compliance with SECTION 7.1(b)(13) of the Credit Agreement.

         Unless otherwise defined herein or the context otherwise requires, each capitalized term used herein shall have the meaning ascribed to it in the Credit Agreement.

         In our capacity as such counsel, we have examined the Credit Agreement, the Custody Agreement and the Senior Credit Notes (collectively, the "PRINCIPAL FACILITIES PAPERS") and such other documents and matters as we have deemed necessary in rendering the opinions hereinafter set forth. We have been furnished with, and with the Agent's and the Lenders' consent have relied upon, certificates of and other information supplied by officers of the Company with respect to certain factual matters and we have assumed the accuracy of all representations of fact set forth in the Principal Facilities Papers. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have also assumed the genuineness of signatures on (other than those of the Company's representatives on the Facilities Papers), and the authenticity of, all materials so examined; and we have assumed the conformity with originals of all documents submitted to us as copies. For purposes of our opinions we have assumed the due authorization, execution, delivery, and performance of the Credit Agreement and the Custody Agreement by the Agent and the Lenders, and that the Agent or its designated bailee (other than the Company) will hold the Mortgage Notes evidencing the Pledged Loans within the State of Texas.

         Based upon the foregoing, and subject to the qualifications herein set forth, it is our opinion that:

JPMorgan Chase Bank,
as Agent for the Lenders
[Date]
Page 2

         1. The Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, (b) has the full legal power and authority to own its property and carry on its business as currently conducted, and (c) is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction where the nature of the business transacted or property owned by the Company requires such qualification, except in such jurisdictions where the failure to have such qualification or to be in good standing has no material adverse effect on the Central Elements relating to the Company.

         2. The Company has the requisite corporate power and authority to execute, deliver and comply with the terms of the Facilities Papers.

         3. The execution, delivery and performance by the Company of the Facilities Papers (a) have been duly authorized by all necessary corporate action on the part of the Company, (b) do not conflict with the articles of incorporation or bylaws of the Company and (c) do not (i) conflict with any laws, ordinances, regulations or orders of competent governmental authority or
(ii) to the best of our knowledge, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any lien upon any property or assets of the Company (except for the liens and security interests created by the Facilities Papers), or result in or require the acceleration of any debt of the Company, pursuant to any agreement or instrument to which the Company is a party or by which the Company or its property may be bound or affected.

         4. The Facilities Papers constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         5. To the best of our knowledge and except as disclosed in the most recent Financial Statements furnished to the Agent, there is no action, claim, suit or proceeding pending or threatened or reasonably anticipated against or affecting the Company, any of its Subsidiaries in any court, before any other Governmental Authority or before any arbitrator or in any other dispute resolution forum which, if adversely determined, could reasonably be expected to result in a material adverse effect on any of the Central Elements in respect of the Company or any of its Subsidiaries.

         6. The Company is not subject to the rules governing an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         7. Neither the Company nor any of its Subsidiaries is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the PUHC Act.

JPMorgan Chase Bank,
as Agent for the Lenders
[Date]
Page 3

         8. None of the transactions contemplated under the Facilities Papers shall cause or constitute a violation by the Company of any of the provisions, rules, regulations or order of or under the PUHC Act, and the PUHC Act does not in any manner impair the legality, validity or enforceability of the Facilities Papers or any of the Agent's Liens.

         9. The Credit Agreement creates a security interest in the Collateral described therein.

         10. The form of the Financing Statement and the description of the Collateral contained therein comply with all applicable Legal Requirements, including, without limitation, all applicable filing laws and regulations, and are adequate and legally sufficient for the purpose of perfecting and maintaining a Lien on the Collateral.

         11. A fully executed counterpart of the Financing Statement should be filed under the Uniform Commercial Code and all applicable fees paid in Maryland. Filing of such Financing Statement will result in a legally valid perfected Lien in the pledged Servicing Collateral. Possession by the Agent or its duly designated bailee (other than the Company) of the Mortgage Notes evidencing the Pledged Loans and such filing of the Financing Statement will result in a legally valid perfected Lien in the Collateral (other than any Collateral consisting of real estate) as security for the Obligations. Except as set forth in the immediately following paragraph, no other or further action or filing is necessary or appropriate for the purposes intended to be accomplished by the Financing Statement.

         12. After the actions described in the immediately preceding paragraph have been accomplished, no further or subsequent filing, refiling, recording, re-recording, registration or registration of the Financing Statement or any other instrument will be necessary in order to perfect and continue the Liens created by the Credit Agreement in the Collateral, except that a continuation statement, identifying the original Financing Statement by file number and date of filing, and stating that the original Financing Statement remains effective, must be filed under the Uniform Commercial Code in each office where such Financing Statement was filed within six (6) months before the expiration of five (5) years from the date of such filing and subsequent such continuation statements must be filed within six (6) months before the end of each subsequent five-year period, and amendments or supplements to the Financing Statement and/or additional financing statements may be required to be filed in the event of a change in the name, identity or structure of the debtor described therein within four (4) months after each such change or in the event the Financing Statement otherwise becomes inaccurate or incomplete.

         13. No state or local registration tax, transfer tax, stamp tax or other fee, tax or governmental charge is required to be paid in connection with the execution and delivery of the Facilities Papers or the filing of the Financing Statement, or any of the transactions contemplated thereby, other than nominal statutory filing fees which are to be paid upon the filing of the Financing Statement.

JPMorgan Chase Bank,
as Agent for the Lenders
[Date]
Page 4

         14. The proper foreclosure of part of the Collateral in and of itself will not restrict, affect or impair the liabilities of the Company with respect to the Obligations or the Agent's rights or remedies with respect to the foreclosure or enforcement of any other Liens securing the Obligations, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure.

         15. No franchise, income, sales, gross receipts, profits or other like taxes are payable in the State of Maryland by the Agent or any Lender solely by reason of the transactions described in the Facilities Papers or the interest conveyed or assigned by the Facilities Papers.

         16. Neither the Agent nor any Lender is required to qualify as a foreign entity in the State of Maryland or to register or make any filing with or to obtain the consent of any federal or Maryland Governmental Authority in order to make the Loan or to exercise its rights under the Facilities Papers.

         17. The execution and delivery by the Company of the Facility Papers, and the performance of the Company's obligations thereunder, do not require any license, consent, approval, or other action of any court or other governmental authority other than those which have been obtained and remain in full force and effect.

         Please also be advised that the foregoing opinions relate only to the laws of the States of Texas and Maryland and applicable federal law and no opinion is to be inferred beyond that stated herein.

         This opinion is rendered to you for your benefit in your capacity as Agent and Custodian, the benefit of you and the other Lenders, participants and Eligible Assignees of any of the Senior Credit Notes and your and their legal counsel in connection with the above transaction and may not be relied upon by any other Person or for any other purpose without our prior written consent. This opinion is rendered as of the date hereof and we hereby disclaim any obligation to advise you or any other party entitled to rely hereon of any change in any matter set forth herein.

                                                              Very truly yours,

                                    EXHIBIT H
                            TO 3/04 CREDIT AGREEMENT

                 (Form of Interest Rate Selection Confirmation)

                [Letterhead of Sunset Financial Resources, Inc.]

                                     [date]

JPMorgan Chase Bank
712 Main Street
Houston, Texas 77002

Attention: Thanh Roettele, Corporate Mortgage Finance Group

Ladies and Gentlemen:

         Sunset Financial Resources, Inc. (the "COMPANY") and JPMorgan Chase Bank, as Agent (the "AGENT") for itself as a lender and for the other lenders named or referred to therein, and such other lenders (JPMorgan Chase Bank and such other Lenders being herein called the "LENDERS") together executed a 3/04 Senior Secured Credit Agreement dated March 22, 2004 (which, as it may have been or may hereafter be amended, supplemented and restated, is called the "CREDIT AGREEMENT"). Any term defined in the Credit Agreement and used in this Interest Rate Selection Confirmation shall have the meaning given to it in the Credit Agreement.

         This is an Interest Rate Selection Confirmation made pursuant to
SECTION 5.2(b)(4) of the Credit Agreement, and confirms the Company's telephonic notice of an Interest Rate Option selected on ___________________________, 200__ by ______________________________ of the Company to ___________________________
of the Agent at approximately ______ __.m., Houston (i.e., Central) time.

         In that telephonic notice, the Company selected the Alternate Base Rate to apply as follows:

------------------------------- -------------------------------------------
EFFECTIVE DATE OF                       PRINCIPAL AMOUNT
    SELECTION                               AFFECTED
------------------------------- -------------------------------------------

------------------------------- -------------------------------------------

         The Company hereby warrants and represents to the Agent and the Lenders that:

         (b) no Default has occurred that has not been cured;

         (c) no Event of Default has occurred that the Agent has not declared in writing to have been cured or waived; and

         (d) the Company is currently allowed to make the selection(s) described above under the terms of the Credit Agreement.

                                          SUNSET FINANCIAL RESOURCES, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                   SCHEDULE AR
                            TO 3/04 CREDIT AGREEMENT
                       AUTHORIZED COMPANY REPRESENTATIVES

                       LIST EFFECTIVE AS OF MARCH 22, 2004

----------------------------------------------------------------------------------------------------------------------
NAME                            TITLE                                           SPECIMEN SIGNATURE
----------------------------------------------------------------------------------------------------------------------

------------------------------- ----------------------------------------------- --------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

         The above listed Persons are Authorized Company Representatives, as defined in the 3/04 Senior Secured Credit Agreement dated March 22, 2004 (as supplemented, amended or restated from time to time, the "CURRENT CREDIT AGREEMENT") among Sunset Financial Resources, Inc. (the "COMPANY"), JPMorgan Chase Bank ("JPMORGAN"), as a lender and as agent and representative (the "AGENT") of the other lenders party thereto, and such other lenders (together with JPMorgan, the "LENDERS") as of the effective date of this list stated above. Lenders and the Agent, as well as the Custodian under the 3/04 Custody Agreement dated March 22, 2004 between the Company and JPMorgan, as documents custodian (the "CUSTODIAN") shall be entitled to rely on this list until it is superseded by a newer list signed and furnished by the Company to the Agent and the Custodian.

         The term "Limited" in the above table means that the referenced officer has authority to endorse promissory notes and to execute assignments of Mortgages on behalf of the Company, but is not an authorized Company signer or authorized to bind the Company for other purposes under the Current Credit Agreement or any of the other Facility Papers (as defined in the Current Credit Agreement.)

                                   SCHEDULE DQ
                            TO 3/04 CREDIT AGREEMENT

                                  DISQUALIFIERS

         "DISQUALIFIER" means any of the following events; after the occurrence of any Disqualifier, unless the Agent shall have waived it, or declared it cured, in writing, the Collateral Value of the affected Collateral for Borrowing Base purposes shall be (i) limited as specified below (as, for example, in Paragraph 10 below) or (ii) where no specific limitation is stated below (as, for example, in Paragraph 1 below), such Collateral Value shall be zero:

1. any event occurs, or is discovered to have occurred, after which the affected Collateral fails to satisfy any element of the definition of "Collateral".

2. in respect of any item of Collateral, for any reason whatsoever any of the Company's special representations concerning Collateral set forth in SECTION 8.17 applicable to that type of Collateral shall become untrue, or shall be discovered to be untrue, in any respect that is material to the value or collectibility of that item of Collateral, considered either by itself or together with other items of Collateral.

3.       any Pledged Loan shall be In Default.

4. seven (7) Business Days shall have elapsed after an Advance shall have been funded against the Collateral Value of a Wet Loan without all of the Wet Loan's Basic Papers having been received by the Custodian; provided that if the Wet Loan's Basic Papers were received by the Custodian, but were found by the Custodian to have been deficient in some manner which, in the Custodian's reasonable determination represents a condition correctable by the Company within ten (10) Business Days' time and the Custodian then returns the Basic Paper to the Company for such corrective action, then such Pledged Loan shall not be disqualified by this provision and the provisions of the Custody Agreement pertaining to the return by the Custodian of a Basic Paper for correction, collection or other action shall apply.

5. for any Pledged Loan, any Basic Paper shall have been sent to the Company or its designee for correction, collection or other action and shall not have been returned to the Custodian on or before ten (10) Business Days after it was so sent to the Company.

6. any Pledged Loan shall be assumed by (or otherwise become the liability) of -- or the real property securing it shall become owned by -- any corporation, partnership or any other entity that is not a natural person or a trust for natural persons.

7. any Pledged Loan shall be assumed by (or otherwise become the liability of) -- or the real property securing it shall become owned by -- an Affiliate of the Company or any of its or its Subsidiaries' directors or officers.

8. any Pledged Loan shipped to an investor shall not be paid for or returned to the Custodian or the Agent (whichever shipped it) on or before forty-five (45) days after it is shipped.

9. on any day described in the first column of the following table, the sum of the Collateral Values of all Pledged Loans that are Wet Loans shall exceed an amount equal to the percentage of the Aggregate Committed Sum on that day shown in the second column, in which event the aggregate Collateral Value for that day of all Pledged Loans that are Wet Loans shall be the amount that is equal to that percentage of the Aggregate Committed Sum

-------------------------------------------------------------------------
DAY (ON OR BEFORE THE                  MAXIMUM PERCENTAGE OF
TERMINATION DATE) OF A                AGGREGATE COMMITTED SUM
    CALENDAR MONTH                     THAT MAY BE WET LOANS
-------------------------------------------------------------------------
A day that is not one of the
first five (5) or last five (5)                 30%
Business Days
-------------------------------------------------------------------------
A day that is one of the first
five (5) or last five (5)                       40%
Business Days
-------------------------------------------------------------------------

10. on any day, the sum of the Collateral Values of all Pledged Loans that are Townhouse or Condo Mortgage Loans shall exceed an amount equal to an amount equal to five percent (5%) of the Aggregate Committed Sum on that day -- in which event the aggregate Collateral Value for that day of all Pledged Loans that are Townhouse or Condo Mortgage Loans shall be an amount equal to five percent (5%) of the Aggregate Committed Sum.

11.      on any day, the sum of the Collateral Values of all Long Warehoused
         (Aged) Loans (i.e., pledged more than one hundred twenty (120) days, but not more than one hundred eighty (180) days, before that day) shall exceed an amount equal to twenty percent (20%) of the Aggregate Committed Sum on that day -- in which event the aggregate Collateral Value for that day of all Long Warehoused (Aged) Loans shall be an amount equal to twenty percent (20%) of the Aggregate Committed Sum.

12. on any day, the sum of the Collateral Values of all Late Pledged (Seasoned) Loans (i.e. originated more than ninety (90) days, but not more than one hundred twenty (120) days, before its Original Pledge
         Date) shall exceed an amount equal to Five Million Dollars ($5,000,000) -- in which event the aggregate Collateral Value for that day of all Late Pledged (Seasoned) Loans shall be Five Million Dollars ($5,000,000); provided that the approximately One Hundred Fifty-eight Million Dollars ($158,000,000) in aggregate principal amount of Mortgage Loans initially Pledged to the Agent on or about the Effective Date may have been originated up to one hundred eighty (180) days before their Original Pledge Dates and none of such Mortgage Loans shall be treated or considered to be a Late Pledged (Seasoned) Loan for purposes of this Disqualifier.

13. more than one hundred eighty (180) days shall have elapsed since the Original Pledge Date of any Pledged Loan.

14. on any day, the sum of the Collateral Values of all Pledged Loans that are Jumbo Loans (including Super Jumbo Loans) shall exceed an amount equal to seventy-five percent

         (75%) of the Aggregate Committed Sum on that day -- in which event the aggregate Collateral Value for that day of all Pledged Loans that are Jumbo Loans shall be an amount equal to seventy-five percent (75%) of the Aggregate Committed Sum.

15. on any day, the sum of the Collateral Values of all Pledged Loans that are Super Jumbo Loans shall exceed an amount equal to ten percent (10%) of the Aggregate Committed Sum on that day -- in which event the aggregate Collateral Value for that day of all Pledged Loans that are Super Jumbo Loans shall be an amount equal to ten percent (10%) of the Aggregate Committed Sum.

16. on any day, the sum of the Collateral Values of all pledged Single-family Loans whose Mortgage Notes specify a fixed interest rate shall exceed seven and one-half percent (7.50%) of the Aggregate Committed Sum on that day -- in which event the aggregate Collateral Value for that day of all pledged Single-family Loans whose Mortgage Notes specify a fixed interest rate shall be seven and one-half percent (7.50%) of the Aggregate Committed Sum.

17. on any day, the sum of the Collateral Values of all pledged Single-family Loans that are Investor Loans shall exceed five percent (5%) of the Aggregate Committed Sum on that day -- in which event the aggregate Collateral Value for that day of all pledged Single-family Loans that are Investor Loans shall be five percent (5%) of the Aggregate Committed Sum.

18. if on any day the weighted average FICO Score of all pledged Alt-A Loans is less than 680, then and until such weighted average FICO Score is 680 or higher, Alt-A Loans with FICO Scores of 680 or less that are Pledged to the Agent on or after that day shall have zero Collateral Value.

                                   SCHEDULE EC
                            TO 3/04 CREDIT AGREEMENT

                               ELIGIBLE COLLATERAL

         Eligible Collateral consists solely of "ELIGIBLE SINGLE-FAMILY COLLATERAL", which means an amortizing Prime Loan or Alt-A Loan with an original term to its stated maturity of thirty (30) years or less and that satisfies all applicable requirements of this Agreement for a Prime Loan or an Alt-A Loan, as applicable. It must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. Even though it has been Pledged to the Agent and is therefore Collateral, no Single-family Loan shall be Eligible Collateral:

1. unless and until the Custodian has issued its Custodian's Certification (as defined in the Custody Agreement) concerning it;

2. the Mortgaged Premises securing which are a mobile home or manufactured housing;

3. that contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security;

4. if any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons;

5. if any of its owner-mortgagors is an Affiliate of the Company or any of its or its Subsidiaries' directors or officers;

6.       whose related Mortgaged Premises are not covered by a Hazard Insurance
         Policy;

7.       that is a construction, rehabilitation or commercial loan;

8.       whose Mortgage is of less than first Lien priority;

9. that was originated more than one hundred twenty (120) days -- one hundred eighty (180) days in the case of the approximately One Hundred Fifty-eight Million Dollars ($158,000,000) in aggregate principal amount of Mortgage Loans initially Pledged to the Agent on or about the Effective Date -- before its Original Pledge Date;

10.      that is In Default;

11. in connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased;

12. that (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. Section 226.32) or any similar state or local law relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that has been defined as "predatory", "covered", "threshold" or a similar term under any such applicable federal, state or local law, or which has been expressly categorized as an "unfair" or "deceptive" term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder);

13. that the Company or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without the Company's having any conditional repurchase or other recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person; provided that this provision shall not be construed or applied to disqualify a Pledged Loan simply because it was purchased by the Company out of a pool of Serviced Loans or from a Whole Loan investor for whose Mortgage Loans the Company is a Servicer pursuant to the Company's (or an Affiliate's) obligation or election as Servicer to do so;

14. that the Company or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person; provided that this provision shall not be construed or applied to disqualify a Pledged Loan simply because it was purchased by the Company out of a pool of Serviced Loans or from a Whole Loan investor for whose Mortgage Loans the Company is a Servicer pursuant to the Company's (or an Affiliate's) obligation or election as Servicer to do so;

15. that has a Cumulative Loan-to-Value Ratio greater than one hundred percent (100%) -- one hundred three percent (103%) for Pledged Loans that are eligible for purchase by Fannie Mae under its "Flex 100" Mortgage Loan purchase program.

16.      that is a Subprime Loan.

17. that has a Cumulative Loan-to-Value Ratio greater than eighty percent (80%) and is neither guaranteed by VA nor insured by FHA or private mortgage insurance.

18.      That is an Alt-A Loan and has a FICO score of less than 630.

19. That is an Alt-A Loan and has a Cumulative Loan-to-Value Ratio greater than ninety-five percent (95%).

                                   SCHEDULE LC
                            TO 3/04 CREDIT AGREEMENT

                           The Lenders' Committed Sums
                                  (in dollars)

-------------------------------------------------------------------------------
        LENDER                                         COMMITTED SUM
-------------------------------------------------------------------------------
JPMorgan                                                $250,000,000
-------------------------------------------------------------------------------
Aggregate Committed Sum                                 $250,000,000
-------------------------------------------------------------------------------

                                   SCHEDULE SD
                            TO 3/04 CREDIT AGREEMENT

                LIST OF EXISTING SUBORDINATED DEBT OF THE COMPANY

 [COMPANY TO FURNISH DESCRIPTIVE LIST OF THE COMPANY'S EXISTING SUBORDINATED
            DEBT, IF ANY, AND IF IT WISHES TO HAVE ANY OF SUCH DEBT
  CLASSIFIED AS QUALIFIED SUBORDINATED DEBT, COPIES OF THE RELEVANT DOCUMENTS]

                                  SCHEDULE MAC
                            TO 3/04 CREDIT AGREEMENT

   (Updates of this Schedule are effective only if signed by a Vice President or more senior officer of JPMorgan Chase Bank, Agent)

The Maximum Aggregate Commitment from and after the following dates is as follows:

--------------------------------------------------------------------------------------------------------------------
  MAXIMUM                                                     UPDATE CERTIFIED EFFECTIVE BY THE
 AGGREGATE                                                   UNDERSIGNED OFFICER OF JPMORGAN CHASE
 COMMITMENT                     FROM AND AFTER                             BANK, AGENT
--------------------------------------------------------------------------------------------------------------------
$250,000,000                 Effective Date of 3/04          By:_________________________________
                            Senior Secured Credit           Name:________________________________
                            Agreement                       Title:_______________________________
--------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 8.4
                            TO 3/04 CREDIT AGREEMENT

               MATERIAL ADVERSE CHANGES AND CONTINGENT LIABILITIES

         1. Material adverse changes and material unrealized losses since the Statement Date, as referred to in SECTION 8.4: None.

         2. Contingent liabilities as of the Effective Date, as referred to in
SECTION 8.4:

[COMPANY TO PROVIDE LIST OF ANY MATERIAL ADVERSE CHANGES AND MATERIAL UNREALIZED
  LOSSES SINCE THE STATEMENT DATE AND LIST OF CONTINGENT LIABILITIES AS OF THE
                                EFFECTIVE DATE]

                                  SCHEDULE 8.5
                            TO 3/04 CREDIT AGREEMENT

                               PENDING LITIGATION

None

                                  SCHEDULE 8.16
                            TO 3/04 CREDIT AGREEMENT

                               The Company's Plans

                       [COMPANY TO PROVIDE LIST OF PLANS]

                                SCHEDULE 10.6(h)
                            TO 3/04 CREDIT AGREEMENT

                                 Permitted Debt
                              as of March 22, 2004

--------------------------------------------------------------------------------------------
Lender                                                Commitment Amount
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

                   [COMPANY TO PROVIDE LIST OF EXISTING DEBT]

                                   SCHEDULE 14
                            TO 3/04 CREDIT AGREEMENT

                          Lenders' Addresses for Notice
                              As of March 22, 2004

(JPMorgan's address appears in SECTION 14.)

                      3/04 SENIOR SECURED CREDIT AGREEMENT

                           dated as of March 22, 2004
                                  by and among

                        SUNSET FINANCIAL RESOURCES, INC.

                                       and

                              JPMORGAN CHASE BANK,
             as Administrative Agent, Collateral Agent and a Lender,

                                       and

                       the other Lender(s) parties hereto

                  $250,000,000 SENIOR SECURED REVOLVING CREDIT

                                 [JPMORGAN LOGO]

                             Index of Defined Terms

                                                                                                                      Page
                                                                                                                      ----
1/03 Credit Agreement.............................................................................................     1
ABR Margin........................................................................................................    29
Adjusted Tangible Net Worth.......................................................................................     2
Advance...........................................................................................................     3
Advance Rate......................................................................................................     9
Affiliate.........................................................................................................     3
Aged Loan.........................................................................................................    17
Agency............................................................................................................     4
Agent.............................................................................................................     1
Agent's Fee.......................................................................................................    45
Aggregate Committed Sum...........................................................................................     4
Agreement.........................................................................................................     1
Alt-A Loan........................................................................................................     4
Alternate Base Rate...............................................................................................    31
Alternate Base Rate Tranche.......................................................................................    33
Appraisal.........................................................................................................     4
Authorized Company Representative.................................................................................     4
Base Rate.........................................................................................................    32
Base Rate Tranche.................................................................................................    33
Basic Papers......................................................................................................     5
Bloomberg British Bankers Association LIBOR Page..................................................................    30
Book Single-family Collateral Value...............................................................................     9
Borrowing.........................................................................................................     5
Borrowing Base....................................................................................................     5
Broker's Price Opinion............................................................................................     5
Business Day......................................................................................................     5
Cash Equivalents..................................................................................................     5
Ceiling Rate......................................................................................................    32
Central Elements..................................................................................................     6
Change of Executive Management....................................................................................     6
Chapter 346.......................................................................................................    30
Collateral........................................................................................................     6
Collateral Confirmation Agreement.................................................................................     6
Collateral Records................................................................................................     7
Collateral Support................................................................................................     7
Collateral Value..................................................................................................     8
Commitment........................................................................................................     9
Commitments Cancellation Date.....................................................................................    27
Committed Sum.....................................................................................................    10
Company...........................................................................................................     1
Company Customer..................................................................................................    10
Continuing Lender.................................................................................................    43
Control...........................................................................................................     3
Credit Line.......................................................................................................    10

                             Index of Defined Terms
                                  (continued)

                                                                                                                    Page
                                                                                                                    ----
Cumulative Loan-to-Value Ratio...................................................................................    10
Currency Agreement...............................................................................................    10
Current Appraisal................................................................................................    10
Current Broker's Price Opinion...................................................................................    11
Current Credit Agreement.........................................................................................     1
Custodian........................................................................................................    11
Custodian's Fees.................................................................................................    11
Custody Agreement................................................................................................    11
Customer.........................................................................................................    11
Debt"............................................................................................................    11
Default..........................................................................................................    12
Determination Date...............................................................................................    12
Disqualifier.....................................................................................................     1
Dry Loan.........................................................................................................    12
Effective Date...................................................................................................     1
Electronic Agent.................................................................................................    12
Electronically Submitted.........................................................................................    12
Eligible Assignee................................................................................................    94
Eligible Collateral..............................................................................................    13
Eligible Single-family Collateral................................................................................     1
ERISA............................................................................................................    13
Eurodollar Reserve Requirements..................................................................................    30
Event of Default.................................................................................................    13
Facilities.......................................................................................................    13
Facilities Papers................................................................................................    13
Facility.........................................................................................................    13
Facility Fee.....................................................................................................    44
Federal Funds Effective Rate.....................................................................................    31
FHA..............................................................................................................    13
FHLMC............................................................................................................    14
FICA.............................................................................................................    13
FICO.............................................................................................................    13
File.............................................................................................................    13
Financial Statements.............................................................................................    58
FNMA.............................................................................................................    13
Funding Share....................................................................................................    14
GAAP.............................................................................................................    14
GNMA.............................................................................................................    14
Governmental Authority...........................................................................................    14
Hazard Insurance Policy..........................................................................................    14
Hedge Agreement..................................................................................................    15
HUD..............................................................................................................    15
In Default.......................................................................................................    15
Indemnified Liabilities..........................................................................................    87

                             Index of Defined Terms
                                  (continued)

                                                                                                                       Page
                                                                                                                       ----
Indemnified Parties..............................................................................................      87
Index............................................................................................................      30
Interest Rate Option.............................................................................................      31
Interest Rate Protection Agreement...............................................................................      15
Interest Rate Selection Confirmation.............................................................................      41
Internal Revenue Code............................................................................................      15
Investor Loan....................................................................................................      15
IPO..............................................................................................................      15
JPMorgan.........................................................................................................      .1
Jumbo Loan.......................................................................................................      16
Late Pledged (Seasoned) Loan.....................................................................................      16
Law..............................................................................................................      16
Legal Requirement................................................................................................      16
Lender...........................................................................................................      16
Lender Affiliate.................................................................................................      16
LIBOR............................................................................................................      30
Lien.............................................................................................................      16
Line.............................................................................................................      16
Line Limit.......................................................................................................      16
Liquidity........................................................................................................      17
Loan.............................................................................................................      17
Loan Papers......................................................................................................      17
Long Warehoused (Aged) Loan......................................................................................      17
Margin Stock.....................................................................................................      17
Market Value.....................................................................................................      17
Maturity Date....................................................................................................      18
Maximum Aggregate Commitment.....................................................................................      18
MERS.............................................................................................................      18
MERS Designated Loan.............................................................................................      18
MERS Procedures Manual...........................................................................................      18
MERS(R)System....................................................................................................      18
Mortgage.........................................................................................................      18
Mortgage Assignment..............................................................................................      19
Mortgage Loan....................................................................................................      19
Mortgage Note....................................................................................................      19
Mortgaged Premises...............................................................................................      19
Multiemployer Plan...............................................................................................      19
New Lender.......................................................................................................      43
Nonfunding Lender................................................................................................      23
Nonrecourse Debt.................................................................................................      19
Nonrecourse Facility.............................................................................................      19
Note Payment Account.............................................................................................      19
Notices..........................................................................................................      95
Obligations......................................................................................................      20

                             Index of Defined Terms
                                  (continued)

                                                                                                                       Page
                                                                                                                       ----
Officer's Certificate............................................................................................       20
Operating Subsidiaries...........................................................................................       20
Original Pledge Date.............................................................................................       20
Past Due Rate....................................................................................................       32
Permitted Debt...................................................................................................       76
Permitted Encumbrances...........................................................................................       20
Person...........................................................................................................       21
Plan.............................................................................................................       21
Pledged Loan.....................................................................................................       21
Pledged Loans Curtailment Report.................................................................................       21
Pledged Loans....................................................................................................       21
Pledged to the Agent.............................................................................................       22
Prime Loan.......................................................................................................       22
Prime Rate.......................................................................................................       30
Principal Balance................................................................................................       22
Privacy Requirements.............................................................................................       22
Pro Rata.........................................................................................................       22
Property.........................................................................................................       23
PUHC Act.........................................................................................................       23
Qualified Subordinated Debt......................................................................................       23
Rate.............................................................................................................       31
Redemption Amount................................................................................................       24
Redemption Call..................................................................................................       24
Regulation D.....................................................................................................       24
Regulation Q.....................................................................................................       24
Regulation U.....................................................................................................       24
Regulation X.....................................................................................................       24
Replacement Date.................................................................................................       43
Replacement Lender...............................................................................................       43
Request for Borrowing............................................................................................       24
Required Lenders.................................................................................................       24
Retiring Lender..................................................................................................       43
Second Lien Loan.................................................................................................       25
Security Instruments.............................................................................................       25
Senior Credit Notes..............................................................................................       25
Servicer.........................................................................................................       25
Servicing Agreement..............................................................................................       25
Servicing Rights.................................................................................................       25
Single-family....................................................................................................       25
Single-family Collateral.........................................................................................        6
Single-family Collateral Value...................................................................................        9
Single-family Loan...............................................................................................       26
Single-purpose Finance Subsidiary................................................................................       26
Solvent..........................................................................................................       26

                             Index of Defined Terms
                                  (continued)

                                                                                                                         Page
                                                                                                                         ----
Stated Rate......................................................................................................         32
Statement Date...................................................................................................         26
Statement Date Financial Statements..............................................................................         58
Submission List..................................................................................................         26
Subordination Agreement..........................................................................................         26
Subprime Loan....................................................................................................         26
Subsidiary.......................................................................................................         26
Super Jumbo Loan.................................................................................................         27
Supplemental Papers..............................................................................................         27
Swing Line.......................................................................................................         27
Swing Line Borrowing Due Date....................................................................................         27
Swing Line Limit.................................................................................................         27
Swing Line Note..................................................................................................         35
Taxes............................................................................................................         27
Termination Date.................................................................................................         27
Texas Finance Code...............................................................................................         32
Total Liabilities................................................................................................         28
Total Recourse Debt..............................................................................................         28
Townhouse or Condo Mortgage Loan.................................................................................         28
Tranche..........................................................................................................         33
UCC..............................................................................................................         28
VA...............................................................................................................         28
Warehouse Transmission File......................................................................................         28
Wet Loan.........................................................................................................         28
Wet Warehousing..................................................................................................         29
Wet Warehousing Sublimit.........................................................................................         29
Whole Loans......................................................................................................         29

                                Table of Contents

                                                                                                               Page
                                                                                                               ----
1        DEFINITIONS....................................................................................        2
     1.1.     Defined Terms.............................................................................        2
     1.2.     Definitions of General Application........................................................        2
     1.3.     Definitions for Interest Calculations.....................................................       28
     1.4.     Other Definitional Provisions.............................................................       32
2        THE LENDERS' COMMITMENTS.......................................................................       32
     2.1.     The Lenders' Commitments to Lend..........................................................       32
     2.2.     Expiration or Termination of the Commitments..............................................       33
     2.3.     Advances Outstanding May Not Exceed Limits................................................       33
     2.4.     Advances to be Requested and Use of Proceeds..............................................       33
     2.5.     Swing Line Commitment.....................................................................       33
     2.6.     Swing Line Borrowings.....................................................................       33
3        GENERAL BORROWING PROCEDURES...................................................................       34
     3.1.     Separate Request for Each Borrowing.......................................................       34
     3.2.     Funding of Advances.......................................................................       34
     3.3.     Time When Submission List(s) and New Collateral Papers (If Any) Due.......................       36
     3.4.     If Outstanding Advances Would Exceed the Borrowing Base...................................       37
     3.5.     If a Request for Borrowing or New Collateral Papers are Received Late;
     Waiver of Claim for Any Late Funding...............................................................       37
4        THE SENIOR CREDIT NOTES........................................................................       37
5        INTEREST, PRINCIPAL AND FEES PAYMENTS..........................................................       38
     5.1.     Interest..................................................................................       38
     5.2.     Interest Rates............................................................................       38
     5.3.     Principal.................................................................................       39
     5.4.     Interest (and Principal) Due at Maturity..................................................       40
     5.5.     Rate of Return Maintenance Covenant.......................................................       40
     5.6.     Chief Credit Officer's Certificate Conclusive.............................................       42
     5.7.     Facility Fee..............................................................................       42
     5.8.     Agent's Fee...............................................................................       43
     5.9.     Prepayments...............................................................................       43
     5.10.    Payments..................................................................................       43
     5.11.    Pro Rata Distribution of Payments.........................................................       44
     5.12.    Chapter 346 Inapplicable..................................................................       45
6        COLLATERAL.....................................................................................       45
     6.1.     Grant of Security Interest................................................................       45
     6.2.     Further Assurances Concerning Collateral..................................................       47
     6.3.     Delivery of Additional Collateral or Mandatory Prepayment.................................       47
     6.4.     Mandatory Redemption of Subpar Alt-A Collateral for Low Weighted
     Average FICO Scores................................................................................       48
     6.5.     Mortgaging of Real Property Collateral....................................................       48
     6.6.     Pledged Loans' Collection and Servicing Rights............................................       49
     6.7.     Rights After Occurrence of Event of Default...............................................       49

                               Table of Contents
                                  (continued)

                                                                                                                Page
                                                                                                                ----
     6.8.     Sale and Agent's Delivery of Collateral to Investors......................................        50
     6.9.     Collateral Sale Proceeds to be Paid to Agent..............................................        50
     6.10.    Right of Redemption From Pledge...........................................................        51
     6.11.    Return of Collateral at End of Commitment.................................................        52
     6.12.    Acceptance or Shipping Per Instructions of Returned Collateral
     is Acquittance.....................................................................................        52
7        CONDITIONS PRECEDENT...........................................................................        52
     7.1.     Initial Advance...........................................................................        52
     7.2.     Each Advance..............................................................................        54
8        REPRESENTATIONS................................................................................        55
     8.1.     Organization; Good Standing; Subsidiaries.................................................        55
     8.2.     Authorization and Enforceability..........................................................        56
     8.3.     Approvals.................................................................................        56
     8.4.     Financial Condition.......................................................................        57
     8.5.     Litigation................................................................................        57
     8.6.     Licensing.................................................................................        57
     8.7.     Hedge Investments in Mortgage Loans.......................................................        57
     8.8.     Compliance with Applicable Laws...........................................................        58
     8.9.     Regulation U..............................................................................        58
     8.10.    Investment Company Act....................................................................        58
     8.11.    Public Utility Holding Company Act........................................................        58
     8.12.    Payment of Taxes..........................................................................        58
     8.13.    Agreements................................................................................        58
     8.14.    Title to Properties.......................................................................        59
     8.15.    The Company's Address.....................................................................        59
     8.16.    ERISA.....................................................................................        59
     8.17.    Special Representations Concerning Collateral.............................................        59
     8.18.    Survival..................................................................................        66
9        AFFIRMATIVE COVENANTS..........................................................................        66
     9.1.     Pay Senior Credit Notes...................................................................        66
     9.2.     Financial Statements......................................................................        66
     9.3.     Financial Statements Will be Accurate.....................................................        68
     9.4.     Other Reports.............................................................................        68
     9.5.     Maintain Existence and Statuses; Conduct of Business......................................        69
     9.6.     Compliance with Applicable Laws...........................................................        69
     9.7.     Inspection of Properties and Books; Protection of Company's
     Proprietary Information............................................................................        69
     9.8.     Privacy of Customer Information...........................................................        70
     9.9.     Notice of Suits, Etc. and Notice and Approval of Proposed
     Servicing Transfers................................................................................        70
     9.10.    Payment of Taxes, etc.....................................................................        71
     9.11.    Insurance.................................................................................        71
     9.12.    Maintain Priority and Perfection of Lender's Lien.........................................        71

                               Table of Contents
                                  (continued)

                                                                                                                Page
                                                                                                                ----
     9.13.    Subordination of Certain Indebtedness.....................................................        71
     9.14.    Use of Proceeds of Advances...............................................................        71
     9.15.    Promptly Correct Escrow Imbalances........................................................        72
     9.16.    Special Affirmative Covenants Concerning Collateral.......................................        72
     9.17.    Coordination with Other Lenders/Repo Purchasers and Their Custodians......................        73
10       NEGATIVE COVENANTS.............................................................................        74
     10.1.    Contingent Liabilities....................................................................        74
     10.2.    Conditional Repurchase, Indemnity or Other Recourse Obligations...........................        74
     10.3.    Pledging or Assignment of Servicing Rights................................................        74
     10.4.    No Reorganization.........................................................................        74
     10.5.    Merger; Sale of Assets; Acquisitions......................................................        74
     10.6.    Permitted Debt............................................................................        75
     10.7.    Financial Covenants.......................................................................        76
     10.8.    Dividend Limitation.......................................................................        76
     10.9.    Advances Limitation.......................................................................        76
     10.10.   Special Negative Covenants Concerning Collateral..........................................        76
11       DEFAULTS AND REMEDIES..........................................................................        77
     11.1.    Events of Default.........................................................................        77
     11.2.    Cure or Waiver............................................................................        80
     11.3.    Remedies..................................................................................        80
     11.4.    Application of Proceeds...................................................................        83
     11.5.    Agent Appointed Attorney-in-Fact..........................................................        84
     11.6.    Right of Setoff...........................................................................        84
12       REIMBURSEMENT OF EXPENSES; INDEMNITY...........................................................        85
13       RELATIONSHIPS AMONG THE AGENT AND THE LENDERS..................................................        86
     13.1.    Agent's Duties............................................................................        86
     13.2.    Actions Requiring All Lenders' Consent....................................................        86
     13.3.    Actions Requiring Required Lenders' Consent...............................................        87
     13.4.    Agent's Discretionary Actions.............................................................        88
     13.5.    Lenders' Cooperation......................................................................        88
     13.6.    Lenders' Sharing Arrangement..............................................................        89
     13.7.    Lenders' Acknowledgment...................................................................        89
     13.8.    Agent's Representations to Lenders........................................................        89
     13.9.    Agent's Duty of Care, Express Negligence Waiver and Release...............................        89
     13.10.   Calculations of Shares of Principal and Other Sums........................................        90
     13.11.   Resignation of the Agent..................................................................        90
     13.12.   Effective Date of Resignation of the Agent................................................        91
     13.13.   Successor Agent...........................................................................        91
     13.14.   Merger of the Agent.......................................................................        91
     13.15.   Participation; Assignment.................................................................        91
14       NOTICES .......................................................................................        93
15       MISCELLANEOUS..................................................................................        95
     15.1.    Terms Binding Upon Successors; Survival of Representations................................        95

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15.2.    Items to Be Satisfactory to the Agent or the Custodian....................................       95
15.3.    Usury Not Intended; Credit or Refund of Any Excess Payments...............................       95
15.4.    This Agreement and the Other Facilities Papers............................................       96
15.5.    No Waiver.................................................................................       96
15.6.    USA PATRIOT ACT NOTIFICATION..............................................................       96
15.7.    Counterpart Execution; Amendments.........................................................       97
15.8.    Governing Law, Jurisdiction and Venue.....................................................       97
15.9.    General Purpose of Loan...................................................................       97
15.10.   Waiver of Jury Trial......................................................................       98
15.11.   Relationship of the Parties...............................................................       98
15.12.   Notice Pursuant to Tex. Bus. & Comm. Code Section 26.02...................................       98
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